PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 2 day of May, 2008, by and between (i) DTC PARTNERS, LLC, a Virginia limited liability company (“Seller”), and (ii) NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association  (“Purchaser”).  This Agreement shall be effective on the date on which the last party (Seller or Purchaser) signs this Agreement (the “Effective Date”).

RECITALS:

A.           Seller is the owner of approximately 189.51 acres of unimproved land located near the intersection of Route 7 and Route 28 in Loudoun County, Virginia comprising a portion of the "Dulles Town Center Project" and known as Tax Map 80-102A (GPIN No. ###-##-####) (the “Overall Property”).

B.           Seller desires to sell, and Purchaser desires to purchase either the Option 1 Parcel (defined below) or the Option 2 Parcel (as defined below), together with (i) all appurtenances, easements, licenses, rights-of-way and privileges belonging or appurtenant thereto; and (ii) all mineral, gas, oil and water rights therein.  The Option 1 Parcel or the Option 2 Parcel, as the case may be, and the other rights referred to in clauses (i) and (ii) of the preceding sentence are referred to collectively as the “Property.”

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the above recitals are hereby incorporated as if set forth at length and further agree as follows:

1.            Purchase and Sale.    Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Purchaser agrees to purchase the Property on the Closing Date (defined in Section 11(a)).  If (i) the Board of Supervisors of Loudoun County, Virginia (the “Board of Supervisors”) approves the Pending Rezoning (defined below) before the Closing Date, and (ii) the Pending Rezoning, as approved, permits the elimination prior to Closing of the additional extension of Century Boulevard described in Section 3A(d), then the Land to be purchased and sold as a part of the Property shall consist of the Option 1 Parcel.  Otherwise the Land to be purchased and sold as part of the Property shall consist of the Option 2 Parcel.

1A.           Defined Terms.  For purposes of this Agreement, the following terms have the respective meanings set forth below:

Affiliate:  When used with reference to any Person, any Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person (the term "control" for this purpose, shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the Managing Member of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of 50% or more of the equity interests).  In the case of Purchaser, Affiliate shall also mean any member of Purchaser and any entity, the accounts of which will be or are consolidated with those of Purchaser in its consolidated financial statements.

Ancillary Parcel:  The area of the Land identified as such on Exhibit A (Sheet 2 of 3 and Sheet 3 of 3).

Anticipated Outside Closing Date:  The four hundred fiftieth (450th) calendar day after the Due Diligence Termination Date (or, if the 450th calendar day is not a Business Day, on the first Business Day thereafter), subject to extension on a day by day basis for any failure by Seller to provide the approvals contemplated by Section 8 within the time periods in which Seller is required to provide such approvals.

Approved Concept Development Plans:  As defined in Section 3A(e).

Approved Concept Plan and Proffers:  The Concept Plan and those certain Proffers associated with ZMAP 1990-0014 approved by the Loudoun County Board of Supervisors on December 17, 1991.  Copies of the approved Concept Plan and approved Proffers are attached as Exhibit E and Exhibit F, respectively, to this Agreement.

Business Day:  Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Washington, D.C., are not open for the normal conduct of banking business.

Century Boulevard CPAP:  The construction plans and profiles for the Century Boulevard Extension.

Century Boulevard Easement Agreement:  As defined in Section 7B(b).

Century Boulevard Extension:  As defined in Section 3A(c).

Closing:  As defined in Section 11(a).

Closing Statement:  As defined in Section 11(d).

COE:  The United States Army Corps of Engineers.

Deed:  The Special Warranty Deed substantially in the form attached as Exhibit B to this Agreement.

Deposit:  As defined in Section 2(b).

Due Diligence Period:  The period of time beginning on the Effective Date and ending at midnight on the Due Diligence Termination Date.

Due Diligence Termination Date:  As defined in Section 2(b).

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Escrow Agent:  Loudoun Commercial Title, LLC,  108 South Street SE, Suite G, Leesburg, VA 20175-3732.

Future Building:  The building on the Option 1 Parcel or the Option 2 Parcel that is identified as “Future Building” on Exhibit A to this Agreement and the Approved Concept Development Plans, including the Pre-Emptive Option Parcel.

Governmental Authority:  The United States of America, the Commonwealth of Virginia, Loudoun County, and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the use, development or improvement of the Land or any part thereof.

Headquarters Building Parcel:  The area of the Land identified as such on Exhibit A (Sheet 1 of 3).

Land:  The Option 1 Parcel or the Option 2 Parcel, as applicable, to be included as a part of the Property.

Legal Requirements:  All laws, statutes, ordinances, orders, rules, regulations, codes, executive orders and requirements, of all Governmental Authorities, whether now or hereafter in force, ordinary and extraordinary, foreseen as well as unforeseen, to the extent they are applicable to the Land, the use thereof or the improvements constructed, or to be constructed, thereon, [and all other covenants, conditions and restrictions of record affecting the use and occupancy of the Land or any improvements thereon.]

Non-Pond Concept Development Plans:  As defined in Section 3A(e).

Option 1 Parcel:  The parcel of unimproved real property containing 41.97 acres, more or less, that is a part of the Overall Property and is described on Sheet 2 of 3 of Exhibit A to this Agreement.

Option 2 Parcel:  The parcel of unimproved real property containing 42.06 acres, more or less, which is a part of the Overall Property and is described on Sheet 3 of 3 of Exhibit A to this Agreement.

Overall Property:  As defined in Recital A.

Pending Rezoning:  As defined in Section 3A(b), including any Seller-initiated change that does not impose any additional proffer obligations or other conditions or development restrictions on the Land, other than those limiting the Land to development of PD-OP uses under the 1993 Zoning Ordinance of Loudoun County, Virginia, that include buildings and other improvements with a maximum gross floor area of 450,000 square feet.

Person:  An individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited liability company or other legal entity, including a governmental entity.

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Phase 1 Building:  The building identified as the "Phase 1 Building" on Sheet 1 of 3 of Exhibit A.

Pond Concept Development Plans:  As defined in Section 3A(e).

Pond Easement Agreement:  As defined in Section 9(i).

Pre-Emptive Option Agreement:  The Pre-Emptive Option Agreement substantially in the form attached as Exhibit H to this Agreement.

Pre-Emptive Option Parcel.  The area of the Land identified as such on Exhibit A (Sheet 2 of 3 as to the Option 1 Parcel and Sheet 3 of 3 as to the Option 2 Parcel).

Proffer Allocation and Infrastructure Agreement:  An agreement to be signed by Seller and Purchaser at the Closing, in recordable form, containing the provisions contemplated by Section 9(j) and any other provision of this Agreement that, by its terms, is to be included in the Proffer Allocation and Infrastructure Agreement.  The Proffer Allocation and Infrastructure Agreement shall be recorded among the applicable Land Records as a part of the Closing and shall be a covenant running with the Property and the Overall Property.

Property:  As defined in Recital B.

Property Owners Association Covenants:  The Property Owner Association Covenants in the form attached as Exhibit C to this Agreement, in their present form or as modified or amended by an agreement between Seller and Purchaser signed and delivered before the Due Diligence Termination Date.

Purchaser’s Intended Use:  The development and construction on the Land of office buildings and related improvements containing 450,000 square feet of gross floor area as generally set forth on the Approved Concept Development Plans.

Purchaser’s Surviving Obligations:  As defined in Section 3(c).

Repurchase Option Agreement:  The Repurchase Option Agreement in the form attached as Exhibit D to this Agreement.

Seller’s Closing Certificate:  As defined in Section 11(b)(2).

Seller’s Retained Property:  The Overall Property less and except the Property to be sold to Purchaser pursuant to this Agreement.

SWM/BMP Facility:  As defined in Section 3A(f).

Wetlands Disturbance Request:  As defined in Section 8(a).

2.           Purchase Price; Deposit.

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(a)           Payment of Purchase Price.  The purchase price of the Property (the “Purchase Price”) shall be (i) FOURTEEN MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($14,400,000.00), if the Closing occurs on or before the Anticipated Outside Closing Date, or (ii) FIFTEEN MILLION ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($15,120,000.00), if the Closing occurs after the Anticipated Outside Closing Date.  On the Closing Date, and subject to the terms and conditions of this Agreement, Purchaser shall pay the Purchase Price, less the Deposit and subject to the adjustments and prorations pursuant to Section 11(d), in the manner provided in Section 11(a).

(b)           Deposit.  Within two (2) Business Days (hereafter defined) after the Effective Date, Purchaser shall pay the sum of One Thousand Dollars ($1,000) (the “Initial Deposit”) by wire transfer of immediately available funds to the Escrow Agent.  Unless this Agreement has previously been terminated pursuant to Section 3(d), on or before the sixtieth (60th) day after the Effective Date (or, if the sixtieth (60th) day after the Effective Date is not a Business Day, on or before the first Business Day thereafter) (the “Due Diligence Termination Date”), the Purchaser shall pay to the Escrow Agent, by wire transfer of immediately available funds, an additional deposit in the amount of Nine Hundred Thousand Nine Hundred and Ninety-nine Dollars ($999,000) to be held by the Escrow Agent as an additional good faith deposit under this Agreement (the “Additional Deposit”).  If Purchaser does not pay the Additional Deposit to the Escrow Agent on or before the Due Diligence Termination Date, with time being of the essence, this Agreement shall automatically terminate on the Due Diligence Termination Date, the Escrow Agent shall promptly pay the Initial Deposit to Purchaser and neither party shall have any further liability or obligation to the other party under this Agreement, except for the Purchaser’s Surviving Obligations.  As used in this Agreement, the term “Deposit” means the Initial Deposit and the Additional Deposit.  The Escrow Agent shall invest the Deposit in one or more federally-insured interest-bearing accounts as Purchaser may direct and all interest earned thereon shall be deemed to be part of the Deposit, except as otherwise expressly provided in this Agreement.  The Escrow Agent shall pay the Deposit to Seller on the Closing Date in accordance with Section 11(a) or shall pay the Deposit to Seller or Purchaser in accordance with the other provisions of this Agreement.  After the Due Diligence Termination Date, the entire Deposit shall be non-refundable to Purchaser except as otherwise expressly provided in this Agreement.

(c)           Holding of Deposit.  The Escrow Agent shall hold the Deposit, in trust, and shall disburse the Deposit in accordance with the provisions of this Agreement and the following additional provisions:

(1)           If this Agreement is terminated pursuant to Section 2(b) because the Purchaser does not pay the Additional Deposit to the Escrow Agent on or before the Due Diligence Termination Date, or if this Agreement is terminated by the Seller or the Purchaser pursuant to Section 3(d), Section 3(k), Section 4(b) or Section 4(c), the Escrow Agent shall return the Deposit to Purchaser promptly after receipt of a written demand from Purchaser.  For this purposes, the Escrow Agent shall be fully protected in relying on a written demand from Purchaser stating that it is entitled to the return of the Deposit pursuant to Section 2(b),

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Section 3(d), Section 3(k), Section 4(b) or Section 4(c), and the Escrow Agent shall disregard any contrary instructions or demands received by it from Seller.

(2)           Except as otherwise provided in Section 2(c)(1), if this Agreement is terminated in accordance with its terms after the Due Diligence Termination Date and thereafter either Seller or Purchaser makes a written demand on the Escrow Agent for payment of the Deposit, the Escrow Agent shall give written notice of such demand to the other party.  If the Escrow Agent does not receive a written objection from the other party to the proposed payment of the Deposit within 10 days after the giving of such notice, the Escrow Agent shall pay the Deposit to the party making the demand.  If the Escrow Agent receives a written objection from the other party within the 10-day period, the Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from Seller and Purchaser or until otherwise directed by a court of competent jurisdiction.

(3)           In the event of a dispute concerning the disposition of the Deposit, the Escrow Agent shall have the right at any time to deposit any cash funds held by it under this Agreement with the clerk of the court of general jurisdiction of the city or county in which the Property is located.  The Escrow Agent shall give written notice of such deposit to Seller and Purchaser.  Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

(4)           The duties of the Escrow Agent are only as herein specifically provided and are purely ministerial in nature.  The Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith.  Seller and Purchaser each releases the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

(5)           Seller and Purchaser shall jointly and severally indemnify and hold harmless the Escrow Agent from and against any loss, damage, liability or expense incurred by the Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding.  The Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(6)           The Escrow Agent is acting as a stakeholder only with respect to the monies to be deposited in the escrow.  Upon making delivery of such monies in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

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(7)           The Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that (i) prior to such resignation a substitute escrow agent is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld or delayed, or (ii) the Escrow Agent shall deposit the Deposit with a court of competent jurisdiction in the city or county in which the Property is located.  After such resignation, the Escrow Agent shall have no further duties or liability hereunder.

(8)           The Escrow Agent shall sign a counterpart of this Agreement solely for the purpose of confirming that the Escrow Agent is holding and will hold the Deposit in escrow and will disburse the Deposit pursuant to the provisions of this Agreement.

(d)           Failure to Pay Initial Deposit.  If Purchaser fails to pay the Initial Deposit to the Escrow Agent within the time required by Section 2(b), this Agreement shall automatically terminate and neither party shall have any further liability or obligation to the other party under this Agreement.

3.           Inspection.

(a)           Purchaser’s Right to Inspect.  Purchaser and its authorized agents shall have the right, at Purchaser’s risk, cost and expense, to enter the Land at any time or times before the Closing Date, during normal business hours and after reasonable advance notice, for purposes of making such investigations and studies, including appraisals, architectural and engineering studies, surveys, soil tests, environmental studies, financial, market analysis, development and economic feasibility studies, as Purchaser deems necessary or desirable to evaluate the Property.  Purchaser shall provide Seller at least one Business Day’s notice in writing or by telephone in advance of its entry upon the Property for purposes other than visual inspections.  No advance notice shall be required for visual inspections of the Property.  Purchaser shall not make or perform any borings or other physically invasive or destructive tests without Seller’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.  Telephone notices, when permitted, shall be given to Seller’s representative, Arthur N. Fuccillo, at (301) 692-2222.

(b)           Purchaser’s Insurance.  Purchaser shall not enter the Land for any purpose other than visual inspections until Purchaser has delivered to Seller a certificate of insurance evidencing that Purchaser has obtained a policy of Commercial General Liability Insurance protecting Purchaser, as named insured, and Seller, as an additional insured, against liability for bodily injury, death and property damage occurring in or about the Land, with such policy to afford protection to the limit of not less than $3,000,000 combined single limit annual aggregate for bodily injury, death and property damage.  Such certificate shall also provide that the policy will not be canceled or terminated, or the limits of liability thereunder reduced, unless Seller receives at least 20 days advance notice thereof.

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(c)           Purchaser’s Indemnity.  Purchaser shall not make any physical changes to the Property (other than soil borings and associated tree clearing as reasonably approved by Seller) and shall indemnify and hold harmless Seller from and against (i) all physical damage to the Property caused by Purchaser’s tests and investigations, (ii) all loss, liability or damage suffered or incurred by Seller arising out of or resulting from injury or death to individuals or damage to personal property caused by the tests and investigations conducted by, or at the direction of, Purchaser, and (iii) all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to the foregoing, unless (in each case) such loss, liability or damage arises out of Seller’s negligence or willful misconduct.  Purchaser’s obligations to indemnify Seller pursuant to this Section 3(c) and Purchaser’s obligations to return the Information to Seller pursuant to Section 3(d) shall survive the termination of this Agreement and are referred to in this Agreement as “Purchaser’s Surviving Obligations.”

(d)           Termination by Purchaser.  Purchaser may terminate this Agreement at any time on or before the Due Diligence Termination Date by giving Seller and the Escrow Agent written notification (the “Termination Notice”) that Purchaser elects not to consummate the purchase of the Property in accordance with the terms of this Agreement.  Purchaser shall have the absolute right, in its sole and absolute discretion, to determine whether to give the Termination Notice.  If the Termination Notice is timely given on or before the last day of the Due Diligence Period, the Escrow Agent shall promptly return the Initial Deposit to Purchaser pursuant to Section 2(c)(1), and, except for Purchaser’s Surviving Obligations, no party shall have any further liability to any other party under this Agreement.  If this Agreement is terminated pursuant to Section 2(b), this Section 3(d), Section 3(k), Section 4(b) or Section 4(c), Purchaser agrees, within 15 days after the date of termination, to deliver to Seller copies of all title reports, title commitments, surveys, written engineering reports and written environmental reports prepared by third parties for Purchaser during the period of time in which this Agreement is in effect, and to return to the Seller all written Information (defined in Section 3(f)) previously delivered by Seller to Purchaser pursuant to this Agreement.  All third party reports and studies shall be delivered to Seller for information only without any right to rely thereon.

(e)           Additional Information.  Within three (3) Business Days after the Effective Date, Purchaser shall deliver to Seller a written notice identifying all information Purchaser desires to receive with respect to the Property, including the physical, regulatory and title characteristics of the Property.  Within five (5) Business Days after receipt of Purchaser’s notice, Seller shall either deliver copies of the information requested by Purchaser, if such information is within Seller’s possession or control, without representation or warranty as to the accuracy or completeness of such information, or if Seller does not have possession or control of some or all of the information requested by Purchaser, Seller shall inform Purchaser in writing of that fact within the period of five (5) Business Days.

(f)           Confidentiality.  Prior to the Closing, Purchaser shall hold all information concerning the Property obtained by Purchaser from Seller (the “Information”) in

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confidence and shall not at any time disclose or permit the disclosure of the Information to any Person without Seller’s prior written consent.  Purchaser further agrees to use the Information only for purposes of evaluating the Property in connection with its purchase of the Property in accordance with the terms of this Agreement.  Notwithstanding the foregoing, (i) Purchaser may disclose the Information to its legal counsel, accountants, lenders, existing and prospective investors and other Persons who need to review the Information in connection with Purchaser’s purchase of the Property in accordance with the terms of this Agreement, (ii) the provisions of this Section 3(e) shall not apply to any portions of the Information that are available from public sources other than through the actions of Purchaser or its agents, and (iii) Purchaser may disclose the Information to the extent that such disclosure is required by law, regulation or court order, but Purchaser first shall provide written notice thereof to Seller.  Before the Closing Date, neither Seller nor Purchaser shall make any public announcements concerning the sale of the Property pursuant to this Agreement without first obtaining the prior written consent of the other except Purchaser may make general announcements to its employees and Purchaser may make any disclosures required by applicable law, court order or Governmental Authority, including, but not limited to any disclosures required to be made by the Securities and Exchange Commission as part of any required periodic filing.

(g)           Purchaser’s Covenant Not to Sue.  Except for claims arising out of Seller’s actual fraud or a breach of any of the Seller’s covenants, representations or warranties expressly set forth in this Agreement or any document executed by or on behalf of Seller at the Closing,  Purchaser, for itself and its agents, affiliates, successors and assigns, hereby agrees not to assert against Seller, its agents, affiliates, successors and assigns, any rights, claims or demands at law or in equity, arising out of the physical, environmental, economic or legal condition of the Property, including any claim for indemnification or contribution arising under (i) any Environmental Law (defined in Section 5(f)), (ii) any similar federal, state or local statute, rule or ordinance relating to the liability of property owners for environmental matters, or (iii) the common law.

3A.	Zoning, Development and Related Matters.

(a)            Existing Zoning.  On the Effective Date, the Property is zoned PD-OP under the 1972 zoning ordinance Loudoun County, Virginia.  A copy of the approved Concept Plan and a copy of the approved Proffers are attached Exhibit E and Exhibit F, respectively, to this Agreement.  Pursuant to the approved Concept Plan the Property may be developed up to a FAR of 0.4.  Seller and Purchaser agree that the amount of gross floor area to be allocated to the Property shall consist of 450,000 square feet.

(b)            Purchaser acknowledges that, as of the Effective Date, Seller is pursuing a rezoning of the Overall Property, as well as other portions of the property owned by Seller which is known as “Dulles Town Center,” and that Seller’s pending rezoning application includes the Land (the "Pending Rezoning").  Purchaser agrees to cooperate with Seller in obtaining the Board of Supervisor’s approval of the Pending Rezoning, provided the Pending Rezoning does not impose any additional proffer obligations or other conditions or development restrictions on the Land, other than those limiting the Land to development of PD-OP uses under the 1993 Zoning Ordinance of Loudoun

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County, Virginia, that include buildings and other improvements with a maximum gross floor area of 450,000 square feet.  Seller agrees that the Pending Rezoning shall not restrict the ability of Purchaser to develop the Property for Purchaser's Intended Use.   Subject to the restriction contained in Section 7A(c), this Agreement shall not preclude Purchaser from pursuing a subsequent amendment to the rezoning applicable to the Property, including, but not limited to increasing the gross floor area or FAR applicable to such Property, provided such subsequent rezoning does not decrease the density of development otherwise permitted on the Overall Property (exclusive of the Property).

(c)            Century Boulevard.  Purchaser acknowledges that, as of the Effective Date, Seller has constructed a portion of a road known as Century Boulevard, as required by the Approved Concept Plan and Proffers, that terminates at the location shown on Exhibit A.  Exhibit A also shows the proposed extension of Century Boulevard across a portion of the Overall Property and the Land (the “Century Boulevard Extension”).  Purchaser agrees, after the Closing Date, to construct, at its expense, the Century Boulevard Extension as shown on Sheet 3 of 3 of Exhibit A as the "Century Boulevard Extension", as provided in Section 7A(b).  Additionally, if, on the Closing Date, Purchaser purchases the Option 2 Parcel, Purchaser shall thereafter diligently and continuously pursue, at its sole cost and expense, the construction of that portion of the private access road within the area depicted as Private Road Joint Maintenance Area on Sheet 3 of 3 of Exhibit A that is necessary to permit the access to Seller’s Retained Property as shown on Sheet 3 of 3 of Exhibit A.  Furthermore, at any time after the Closing Date, Purchaser shall, upon receipt of a written request from Seller, without consideration, dedicate to public use the portion of the Option 2 Parcel that is necessary to construct Future Century Boulevard as shown on Sheet 3 of 3 of Exhibit A, provided Seller has bonded the construction of Future Century Boulevard with Loudoun County and has agreed to construct Future Century Boulevard within twelve (12) months after the land dedication is completed.  Seller agrees that, at all times during the construction of Future Century Boulevard, Purchaser shall have reasonable access to the Land and Seller shall use commercially reasonable efforts to minimize any disruption to Purchaser, and its operations on its property, during any such construction.  The provisions of this Section 3A(c) shall be set forth in the Proffer Allocation and Infrastructure Agreement.

(d)            Elimination of Part of Century Boulevard.  Purchaser also agrees that, as part of the Pending Rezoning, Seller shall have the right to seek and shall seek, to eliminate the requirement of the Approved Concept Plan and Proffers that Century Boulevard be extended by the construction of an additional road from the terminus of the Century Boulevard Extension across the Overall Property and Option 1 Parcel and extending to a bridge over Atlantic Boulevard.  The portion of the Century Boulevard Extension that Seller has the right to and shall seek to eliminate is described on Sheet 1 of 3 of Exhibit A as "Century Boulevard To Be Eliminated."

(e)           Concept Development Plan.  Before the Effective Date, Purchaser prepared and submitted to Seller, for its approval, two (2) concept development plans showing its general concept for the development of improvements on the Option 1 Parcel (if the Option 1 Parcel is purchased) and two (2) concept development plans showing its general concept for the development of improvements on the Option 2 Parcel (if the

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Option 2 Parcel is purchased), including, in each case, the approximate location and height of the buildings to be constructed on the Land, the general type of materials (including color) to be used for the exterior façade of the first building to be constructed and the approximate location of entrances to and exits from the Land in relation to the existing dedicated streets that abut or are adjacent to the Land (the “Concept Development Plans”).  Seller has approved such Concept Development Plans.  The Concept Development Plans prepared by Purchaser and approved by Seller are referred to in this Agreement as the “Approved Concept Development Plans.”  The Approved Concept Development Plans are attached as Exhibit G to this Agreement and consist of four (4) different site layouts, two (2) covering the Option 1 Parcel and two (2) covering the Option 2 Parcel.  Two (2) of the Approved Concept Development Plans, provide for a SWM/BMP Facility (the "Pond Concept Development Plans") and the other two (2) concept development plans do not provide for a SWM/BMP Facility (the "Non-Pond Concept Development Plans"). [Note:  The term SWM/BMP Facility is defined in Section 1A.]

(f)           SWM/BMP Facility.  Purchaser shall have the right, in its sole discretion, to elect to develop and construct improvements on the Land utilizing either the Pond Concept Development Plans or the Non-Pond Concept Development Plans.  Purchaser shall deliver notice of its election to Seller on or before the Due Diligence Termination Date.  If Purchaser fails to deliver notice of its election to Seller on or before the Due Diligence Termination Date, Purchaser shall be conclusively deemed to have elected to develop and construct improvements on the Land utilizing the Non-Pond Concept Development Plans as part of its initial construction of the Phase 1 Building.  If Purchaser elects (or is deemed to elect) to develop and construct improvements on the Land utilizing the Non-Pond Concept Development Plans, then Seller shall have the right, at Closing, to reserve, for a period of fifty (50) years from the Closing Date (the “Pond Construction Option Period”), an easement over and across the Land (either the Option 1 Parcel or the Option 2 Parcel, as the case may be), in the location generally as shown on Exhibit G for the purposes of Seller’s future construction of a storm water management/BMP facility ("SWM/BMP Facility") within such easement area, together with the right to receive reimbursement of a part of its design and construction costs pursuant to Section 9(j) during the first fifteen (15) years of the Pond Construction Option Period (the “Pond Construction Reimbursement Period”).  Purchaser shall also have the right, within the Pond Construction Option Period, to construct the SWM/BMP Facility, together with the right to receive reimbursement for a part of its design and construction costs pursuant to Section 9(j) during the Pond Construction Reimbursement Period.  The party, i.e., Seller or Purchaser, who desires to construct the SWM/BMP Facility shall notify the other party of its intention to do so at least ninety (90) days before it commences such construction.  Seller’s right to reserve the easement referred to in this subsection and the parties reimbursement obligations shall be included in the Proffer Allocation and Infrastructure Agreement.

(g)           Option 1 Parcel Tree Preservation Area.  The Approved Concept Development Plans for the Option 1 Parcel depict a “Potential Tree Preservation Area” on the Option 1 Parcel and Seller’s Retained Property.  Seller agrees that, if Purchaser acquires the Option 1 Parcel, Seller will not remove the mature stand of trees within the

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“Potential Tree Preservation Area” shown on Sheet 1 of 3 of Exhibit A and such area shall be preserved to protect the view shed from the Property.  The terms of this agreement shall be included in the Proffer Allocation and Infrastructure Agreement.

(h)           Architectural Review Board Approvals.  Seller and Purchaser acknowledge that the Approved Concept Development Plans do not include any elevations or materials for the building designated on Exhibit A and on the Approved Concept Development Plans as "Future Buildings".

4.           Title and Survey.

(a)           Title Commitment and Survey.  Promptly after the Effective Date, Purchaser, at its expense, shall cause to be prepared a current, effective commitment for an ALTA policy of owner’s title insurance (1992 form or equivalent) for the Property (the “Title Commitment”) to be issued by Commonwealth Land Title Insurance Company, Lawyers Title Insurance Company, First American Title Insurance Company Chicago Title Insurance Company or another nationally recognized title insurance company (the “Title Company”), which names Purchaser as the proposed insured.  Purchaser shall have the option to cause to be prepared, at its expense, a current ALTA/ACSM survey of the Property (the “Survey”).  Not later than 10 days before the Due Diligence Termination Date (the “Title Delivery Date”), Purchaser shall deliver to Seller a copy of the Title Commitment, accompanied by true, complete, and legible copies of all documents referred to in Schedule B to the Title Commitment.  Not later than 10 days before the Due Diligence Termination Date (the “Survey Delivery Date”), Purchaser shall deliver to Seller a copy of the Survey, if obtained.

(b)           Purchaser’s Title Objections.  If Purchaser, for any reason whatsoever, objects to the condition of Seller’s title to the Property, it shall do so by notifying Seller in writing on or before the Title Delivery Date concurrently with its delivery to Seller of a copy of the Title Commitment.  If Purchaser does not object to the condition of Seller’s title to the Property on or before the Title Delivery Date, Purchaser shall be conclusively deemed to have accepted the condition of title as set forth in the Title Commitment and to have approved all exceptions to title described in Schedule B to the Title Commitment other than the exceptions for unfiled mechanics’ liens, mortgages and other liens which may be removed by the payment of money.  Within five Business Days after receipt of Purchaser’s notice of title objections and a copy of the Title Commitment, Seller shall either agree in writing to cure such objections or shall notify Purchaser in writing that Seller is unable or unwilling to do so.  In the event Seller fails to give either notice required by the preceding sentence, Seller shall be deemed to have agreed to cure such objections.  If Seller timely notifies Purchaser that it is unable or unwilling to cure the title objections, Purchaser may terminate this Agreement within five Business Days thereafter by giving notice of termination to Seller, in which case this Agreement shall terminate on the date of Purchaser’s notice, the Escrow Agent shall return the Deposit to Purchaser pursuant to Section 2(c)(1) and neither party shall have any further liability or obligation to the other party under this Agreement except for the Purchaser’s Surviving

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Obligations.  If Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be conclusively deemed to have waived the title objections, the title objections shall be deemed to be Permitted Exceptions (defined in Section 4(e)) and Purchaser shall be obligated to purchase the Property in accordance with the terms of this Agreement without a reduction in the Purchase Price.  If Seller timely notifies Purchaser that it will cure the title objections or Seller is deemed to have agreed to cure such title objections, such title objections shall not be Permitted Exceptions and Seller shall be obligated to cure such objections on or before the Closing Date.  Any new exceptions to title contained in any update of the Title Commitment shall not be Permitted Exceptions unless approved in writing by Purchaser.

(c)           Purchaser’s Survey Objections.  If Purchaser, for any reason whatsoever, objects to any matter disclosed by the Survey, it shall do so by notifying Seller in writing on or before the Survey Delivery Date concurrently with its delivery to Seller of a copy of the Survey.  If Purchaser does not object to a matter disclosed by the Survey on or before the Survey Delivery Date, Purchaser shall be conclusively deemed to have accepted the Survey and to have approved all matters disclosed by the Survey.  Within five Business Days after receipt of Purchaser’s notice of survey objections and a copy of the Survey, Seller shall either agree in writing to cure such objections or shall notify Purchaser in writing that Seller is unable or unwilling to do so.  In the event Seller fails to give either notice required by the preceding sentence, Seller shall be deemed to have agreed to cure such objections.  If Seller timely notifies Purchaser that it is unable or unwilling to cure the survey objections, Purchaser may terminate this Agreement within five Business Days thereafter by giving notice of termination to Seller, in which case this Agreement shall terminate on the date of Purchaser’s notice, the Escrow Agent shall return the Deposit to Purchaser pursuant to Section 2(c)(1) and neither party shall have any further liability or obligation to the other party under this Agreement except for the Purchaser’s Surviving Obligations.  If Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be conclusively deemed to have waived the survey objections, such survey objections shall be deemed to be Permitted Exceptions and Purchaser shall be obligated to purchase the Property in accordance with the terms of this Agreement without a reduction in the Purchase Price.  If Seller timely notifies Purchaser that it will cure the survey objections or Seller is deemed to have agreed to cure such survey objections, such survey objections shall not be Permitted Exceptions and Seller shall be obligated to cure such survey objections on or before the Closing Date.

(d)           Purchaser’s Failure to Obtain Title Commitment or Survey.  If Purchaser fails to deliver a copy of the Title Commitment to Seller on or before the Title Delivery Date, Purchaser shall be conclusively deemed to have approved all exceptions to title to the Property (other than exceptions for mortgages, mechanics’ liens and other liens which may be removed by the payment of money) which would have been disclosed by a title examination of the Property.  If Purchaser elects not to prepare the Survey or  fails to deliver a copy of the Survey to Seller on or before the Survey Delivery Date, Purchaser shall be conclusively deemed to have approved all matters that would be disclosed by a survey of the Property prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly adopted by ALTA, ACSM

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 and the National Society of Professional Engineers in 2005 with the accuracy of an Urban Survey.

(e)           Permitted Exceptions.  For purposes of this Agreement, the term “Permitted Exceptions” shall mean (i) the lien of current real estate taxes not yet due and payable, (ii) all other exceptions to title that are approved, or deemed approved, by Purchaser pursuant to Section 4(b), (iii) all matters disclosed by a survey of the Property which are approved, or deemed approved, by Purchaser pursuant to Section 4(c), (iv) if Purchaser does not deliver the Title Commitment to Seller on or before the Title Delivery Date, all exceptions to title to the Property (other than exceptions for mortgages, mechanics’ liens and other liens which may be removed by the payment of money) that would have been disclosed by a title examination of the Property if the Title Commitment had been obtained, (v) if Purchaser elects not to prepare the Survey or does not deliver the Survey to Seller on or before the Survey Delivery Date, all matters that would have been disclosed by the Survey if it had been obtained, (vi) all matters, whether or not of record, that arise out of the actions of Purchaser or its agents, employees or contractors, and (vii) the Property Owners Association Covenants.

(f)           Release of Liens.  On the Closing Date, Seller shall release all mortgages, deeds of trust and other liens securing obligations for the payment of fixed and determinable amounts of money that encumber the Property (it being agreed that the Purchase Price shall be applied at settlement for such purpose).  Purchaser acknowledges that the Overall Property is subject to the lien of the assessment associated with the Dulles Town Center Community Development Authority ("CDA").  Within thirty (30) days after the Effective Date, Seller shall deliver to Purchaser a written statement from the administrator for the CDA setting forth the portion of the lien applicable to the Overall Property that would be allocable to each of the Option 1 Parcel and the Option 2 Parcel, together with the annual installment payable with respect to such liens and the amount required to prepay and obtain a release of the assessment lien applicable to each of the Option 1 Parcel and the Option 2 Parcel.  Seller and Purchaser acknowledge that the assessment lien applicable to the Overall Property is based on the potential for the CDA to issue bonds up to the aggregate principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), while the annual installment is based on the aggregate principal amount of bonds issued and outstanding on the Effective Date, which is THIRTY-SIX MILLION FIVE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($36,560,000.00) (the “Existing Bonds”).  It is anticipated that during the Due Diligence Period, the Seller and Purchaser will agree on how the assessment lien will be applied to the Option 1 Parcel and the Option 2 Parcel.  However, to the extent the assessment lien is not prepaid by Purchaser at the Closing, Seller agrees that Purchaser's maximum liability for the assessment lien and/or annual installments shall always be based on aggregate principal amount of the Existing Bonds and the payment schedule associated with the Existing Bonds.  If there is an increase in the principal amount of or a refinancing or refunding of the Existing Bonds, Purchaser’s obligations shall be based on the aggregate principal amount of the Existing Bonds and Seller shall be responsible for any increase in either the assessment lien and/or the annual installment associated with any increase in the aggregate principal amount of, or any refunding or/refinancing of, the Existing Bonds.  If there is a refunding or refinance of the Existing Bonds (without any

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increase in the term of the Existing Bonds) that reduces the annual installment, Purchaser shall be entitled to the benefit of such lesser annual installment unless Purchaser has previously prepaid the assessment lien applicable to the Land included in the Property.  The foregoing provisions shall be included in the Proffer Allocation and Infrastructure Agreement.

5.           Representations and Warranties of Seller.  Seller makes the following representations and warranties to Purchaser for the purpose of inducing Purchaser to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement:

(a)           Organization and Authorization.  Seller is a limited liability company duly formed and validly existing under the laws of the Commonwealth of Virginia.  Seller has the legal power and authority to own, sell, convey and transfer the Property.  The individual who signs this Agreement on behalf of Seller has been duly authorized to do so by Seller.

(b)           No Conflicting Agreements.  The execution and delivery by Seller of, and the performance of and compliance by Seller with, the terms and provisions of this Agreement, do not (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, Seller’s Organizational Documents (defined below), or any other agreement or instrument to which Seller is a party or by which all or any part of the Property is bound, (ii) violate any restriction, requirement, covenant or condition to which all or any part of the Property is bound, (iii) to the knowledge of Seller, constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance or rule applicable to Seller or the Property, (iv) constitute a violation of any judgment, decree or order applicable to Seller or specifically applicable to the Property, or (v) require the consent, waiver or approval of any third party.  As used in this Agreement, the term “Seller’s Organizational Documents” means the Articles of Organization and Operating Agreement pursuant to which Seller is organized.

(c)           Litigation.  There are no investigations, proceedings, actions, suits or claims pending against or, to Seller’s actual knowledge, threatened, against Seller or the Property or any part thereof.  Seller is not operating under or subject to, and Seller is not in default with respect to, any order, writ, injunction or decree that relates to the Property or any part thereof.

(d)           Condemnation Proceedings.  No condemnation or eminent domain proceedings affecting the Property, or any part thereof, are pending or, to Seller’s actual knowledge, threatened.

(e)           Compliance with Laws.  Seller has not received any written notice of any violations of law, statutes, rules, governmental ordinances, orders or requirements noted or issued by any governmental authority having jurisdiction over or affecting the Property which have not been resolved to the satisfaction of the issuer of the notice, nor does Seller have actual knowledge of any such violations, other than an unresolved issue involving the location of a park and ride facility that has been appealed by Seller to the Loudoun County Board of Supervisors.

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(f)           Environmental Conditions.  To Seller’s actual knowledge the Property does not contain, and there is not located on, in or under any part of the Property, any of the following: “toxic substances,” “toxic materials,” “hazardous waste,” “hazardous substances,” “pollutants,” or “contaminants” (as those terms are defined in the Resource, Conservation and Recovery Act of 1976, as amended (42 U.S.C. §6901 et. seq.), the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601 et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §5101 et. seq.), the Toxic Substances Control Act of 1976, as amended (15 U.S.C. §2601 et. seq.), the Clean Air Act, as amended (42 U.S.C. §1251 et. seq.) and any other federal, state or local law, statute, ordinance, rule, regulation, code, order, approval, policy and authorization relating to health, safety or the environment (said laws being hereafter referred to collectively as “Environmental Laws”); asbestos or asbestos-containing materials; lead or lead-containing materials; oils; petroleum-derived compounds; pesticides; or polychlorinated biphenyls (all of which are hereafter collectively referred to as “Hazardous Materials”).  No part of the Property has been previously used by Seller, or to Seller’s actual knowledge, by any other Person, for the storage, manufacture or disposal of Hazardous Materials.  Seller has not received from any governmental body having authority any written complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions and Hazardous Materials, if any, or any other environmental, health or safety matters affecting the Property or any part thereof.  To Seller’s actual knowledge, there are no underground storage tanks of any nature located on any of the Property.

(g)           Bankruptcy.  There is no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, pending or, to Seller’s actual knowledge, threatened against Seller.

(h)           FIRPTA.  Seller is a “United States person” within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(i)           No Binding Agreements.  Except for the Permitted Exceptions, Seller is not a party to, and the Property is not subject to, any agreements that will be binding on the Property or Purchaser on or after the Closing Date.

(j)           Zoning.  The Property is zoned PD-OP under the 1972 Loudoun County Zoning Ordinance, subject to the Approved Concept Plan and Proffers (including the existing Special Exceptions (if any) approved concurrently with such Approved Concept Plan and Proffers).  To the best of Seller’s actual knowledge, the Property is not subject to any other development conditions, proffers or restrictions except for those contained in the Property Owners Association Covenants.

(k)           Limitations on Seller’s Liability for Representations and Warranties.  Seller’s liability for a misrepresentation or breach of warranty under this Agreement shall be subject to the following limitations:

(1)            Seller’s representations and warranties are for the personal benefit of the Purchaser and no such representation or warranty may be assigned to or

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enforced by any other Person, except any permitted assignee or any assignee consented to by Seller.

(2)            Whenever a representation or warranty is made in this Agreement on the basis of the best knowledge or the actual knowledge of Seller or words of similar import, or whether Seller has received written notice, such representation or warranty is made with the exclusion of any facts disclosed to or otherwise actually known by Purchaser before the Due Diligence Termination Date, and is made solely on the basis of the actual, as distinguished from implied, imputed or constructive, knowledge on the date that such representation or warranty is made of Arthur N. Fuccillo, whom Seller represents to be the representative of Seller having responsibility for the management and sale of the Property and accordingly the individual responsible for being informed of matters relevant to this Agreement, without independent investigation or inquiry, and without attribution to Arthur N. Fuccillo of facts and matters otherwise within the personal knowledge of any other agent or employees of Seller or any other Person, and excluding, whether or not actually known by Arthur N. Fuccillo, any matter actually known to Purchaser or its agents or employees on the Due Diligence Termination Date.  For purposes of this Section 5(k)(2), “actually known by Purchaser” shall mean any matter (i) disclosed by any written document delivered to or made available to Purchaser for its review, (ii) disclosed by any written report prepared for Purchaser by any employee, agent or independent contractor of Purchaser in connection with Purchaser’s due diligence or otherwise with respect to its acquisition of the Property, or (iii) disclosed to any employee, agent or independent contractor of Purchaser in connection with Purchaser’s due diligence or otherwise with respect to its acquisition of the Property, provided that such matter is within the scope of the duties or responsibilities of such employee, agent or independent contractor.

(3)           If, before the Closing Date, Purchaser obtains actual knowledge that any of the Seller’s representations or warranties is inaccurate and Purchaser nonetheless proceeds with the Closing, Seller shall not have any liability for any such matter regarding which Purchaser had actual knowledge before the expiration of the Closing Date.

(4)           The aggregate liability of Seller for all misrepresentations and breaches of warranties discovered prior to Closing shall not exceed $250,000, and shall be further limited to the direct, but not consequential or punitive, damages resulting from any such misrepresentations or breaches.  The preceding sentence shall not apply to actual fraud or intentional misrepresentation.

(5)           All representations and warranties contained in this Agreement shall survive the Closing, except that each of the representations and warranties in this Section 5 shall terminate nine (9) months after the Closing Date unless, within the nine-month period, Seller receives notice of a breach of such representation or warranty.

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6.            Representations and Warranties of Purchaser.  As a material inducement to Seller to enter into this Agreement and to sell the Property to Purchaser, Purchaser represents and warrants to Seller as follows:

(a)            Purchaser’s purchase of the Property is for the development and construction by Purchaser of certain improvements on the Property for its own use and use by its Affiliates and not for speculation in landholding or for resale (except for sales to Affiliates who will purchase for their own use and not for speculation in landholding or for resale), except for the Future Building.

(b)           Purchaser is a sophisticated investor with substantial experience in purchasing unimproved real property similar to the Property.  Purchaser will have the right to examine and inspect the physical nature and condition of the Property, including environmental conditions, and agrees to purchase the Property in its “as is” condition on the Effective Date, solely in reliance on its own tests, investigations and studies and not in reliance on any representations or warranties made by Seller with regard to those matters except as expressly set forth in this Agreement, the Deed, and the Seller’s Closing Certificate.  Neither Seller nor any other agent, partner, employee, or representative of Seller has made any representation or warranty regarding the physical condition of the Property, or any part thereof, or anything relating to the subject matter of this Agreement, except as expressly set forth in this Agreement, the Deed and the Seller’s Closing Certificate, and Purchaser, in signing and delivering this Agreement, has not and will not rely upon any statement, information, or representation to whomsoever made or given, whether to Purchaser or others, and whether directly or indirectly, verbally or in writing, made by any Person, except as expressly set forth in this Agreement, the Deed and Seller’s Closing Certificate.

7.           Additional Obligations of Seller.  Seller covenants and agrees as follows:

(a)           Possession.  On the Closing Date, Seller agrees to give full, complete and actual possession of the Property to Purchaser, free and clear of all tenancies and other rights of occupancy in favor of third parties.

(b)           Affirmative Covenants.  Between the Effective Date and the Closing Date, Seller agrees to:

(1)           maintain the Property in its present order and condition and deliver the Property on the Closing Date in substantially the condition it is in on the Effective Date;

(2)           deliver to Purchaser, promptly after receipt by Seller, copies of all notices of violation issued by any board, bureau, commission, department or body of any municipal, county, state or federal government unit, or any subdivision thereof, with respect to the Property received by Seller after the Effective Date; and

(3)           in the event Seller becomes aware that any representation or warranty of Seller set forth in Section 5 will not be true and correct in all material

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respects on the Closing Date as if made at and as of the Closing Date, give prompt written notice thereof to Purchaser, which notice shall include all appropriate information related thereto that is in Seller’s possession or control.

(c)           Negative Covenants.  Between the Effective Date and the Closing Date, Seller agrees that, without Purchaser’s written consent in each case, it will not do any of the following:

(1)           voluntarily grant, create, assume or permit to be created any mortgage, lien, lease, encumbrance, easement, covenant, condition, right-of-way or restriction upon the Property or voluntarily take or permit any action adversely affecting the title to the Property as it exists on the date of this Agreement; or

(2)           permit occupancy of, or enter into any lease for all or any part of the Land.

(d)            Zoning/Proffers.  Seller agrees that Seller shall be responsible, at its sole cost and expense, for the performance of any and all of the Proffers included in the Approved Concept Plan and Proffers, including, but not limited to, any Proffers that would impact the Purchaser's ability to develop the Property or to obtain permits for Purchaser’s Intended Use.  Additionally, if the Pending Zoning is approved by the Board of Supervisors of Loudoun County before the Closing Date, Seller shall, at its sole cost and expense, be responsible for any proffers, development conditions or similar requirements associated with the Pending Rezoning unless otherwise agreed to in writing by Purchaser and set forth in the Proffer Allocation and Infrastructure Agreement.  Seller and Purchaser acknowledge that the Pending Rezoning may require the construction of the SWM/BMP Facility and that the Pending Rezoning and the COE, as part of its approval of Purchaser’s Wetlands Disturbance Request, may require the preservation of the mature stand of quality trees generally in the area depicted on Exhibit A as "Potential Tree Preservation Area".  Seller shall not be obligated, and shall not agree, to the designation of the “Potential Tree Preservation Area” as a tree preservation area unless the Pending Rezoning, as finally approved by the Board of Supervisors, permits the portion of Century Boulevard that Seller has the right to and shall seek to eliminate (as described on Sheet 1 of 3 of Exhibit A as "Century Boulevard To Be Eliminated.") is eliminated from the Century Boulevard Extension.  If the Pending Rezoning, as finally approved by the Board of Supervisors, does not permit such portion of Century Boulevard to be eliminated, and the Option 2 Parcel is conveyed, Seller acknowledges that the Future Building may be located in the area designated as “Potential Tree Preservation Area.”  Seller's agreement with respect to the performance of the Proffers and/or any proffers, development conditions or similar requirements associated with the Pending Rezoning shall be set forth in the Proffer Allocation and Infrastructure Agreement, which shall be a covenant running with the land.  As part of such Pending Zoning, Purchaser agrees to commit that its first building will achieve a LEED certification of silver or better.

7A.            Purchaser’s Post-Closing Obligations.

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(a)           Restriction on Resale of Land.

(1)           Except as otherwise provided in the next sentence, Purchaser agrees that, during the period beginning on the Closing Date and ending on the tenth (10th) anniversary of the Closing Date, it shall not sell to any Person (other than an Affiliate or Seller) any part of the Land.  This restriction shall not apply to (i) the sale of the Headquarters Building Parcel after the construction of the Phase 1 Building has been completed (as evidenced by the issuance by the applicable Governmental Authority of a certificate of occupancy), (ii) the sale of the Ancillary Parcel in conjunction with the sale of the Headquarters Building Parcel after the completion of construction of the Phase I Building, or (iii) the sale of the Ancillary Parcel after the completion of construction of a building thereon (as evidenced by the issuance by the applicable Governmental Authority of a certificate of occupancy).  Any Affiliate of the Purchaser who purchases all or any part of the Land from the Purchaser shall be subject to the same restrictions on sale as the Purchaser.

(2)           After the tenth (10th) anniversary of the Closing Date, Purchaser’s or an Affiliate’s right to sell any part of the Land upon which a building has not been constructed shall be subject to Seller’s rights under the Pre-Emptive Option Agreement.

(3)           The restrictions described in this Section 7A(a) shall be included in the Pre-Emptive Option Agreement.

(b)           Construction of Century Boulevard Extension.

(1)           Promptly after the Closing Date, Purchaser shall commence construction of the Century Boulevard Extension.  Purchaser may elect to construct the Century Boulevard Extension as a public road or a private road, but in either event the Century Boulevard Extension shall be constructed in accordance with the Approved Century Boulevard CPAP as a four lane median divided roadway to public road standards and in accordance with the same standards of construction used by Seller in constructing the portion of Century Boulevard completed before the Effective Date.  Purchaser shall thereafter prosecute the construction of the Century Boulevard Extension in good faith and with diligence and continuity.

(2)           If the Century Boulevard Extension is constructed as a private road, at the Closing Seller and Purchaser shall enter into a reciprocal easement agreement (the “Century Boulevard Easement Agreement”), in a form to be agreed upon by Seller and Purchaser, prior to the Due Diligence Termination Date, granting easements for the use of the Century Boulevard Extension, establishing maintenance standards, providing for sharing of the costs of maintaining the Century Boulevard Extension and containing such other provisions as may be mutually agreed upon.  The formula for sharing maintenance costs shall be based on the square footage of improvements utilizing

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the Century Boulevard Extension.  Additionally, if Purchaser acquires the Option 2 Parcel, the Century Boulevard Easement Agreement shall cover (i) that portion of the private road that extends from the Century Boulevard Extension and provides access to both the Option 2 Parcel and Seller’s Retained Property ( the “Private Road Joint Maintenance Area,” as shown of Sheet 3 of Exhibit A), and shall include provisions establishing maintenance standards and the sharing of maintenance costs, and (ii) that portion of the private road that extends from the Private Road Joint Maintenance Area to Seller’s Retained Property (the “Seller’s Private Road” as shown on Sheet 3 of Exhibit A), which Seller’s Private Road shall be constructed and maintained by Seller at its expense.

(c)            Restrictions on Rezoning of Property.  Purchaser agrees that, during the period beginning on the Closing Date and ending on the twentieth (20th) anniversary of the Closing Date, it will not cause or permit the Land to be rezoned to permit a density of development greater than 450,000 square feet of office space, unless the increased density of development is for the purpose of constructing one or more additional office buildings on the Land that will be occupied solely by Purchaser or one or more of its Affiliates.  The foregoing restriction shall be included in the Proffer Allocation and Infrastructure Agreement.

(d)           Survival.  Purchaser’s obligations under this Section 7A shall survive the Closing.

7B.           Post-Closing Property Exchange.

(a)           If (i) the Board of Supervisors does not approve the Pending Rezoning before the Closing Date, and (ii) within five (5) years after the Closing Date, the applicable Governmental Authority approves the Pending Zoning, or another rezoning of the Overall Property, that permits the elimination of the extension of Century Boulevard described in Section 3A(d), Purchaser shall have the right, by delivering notice to Seller within sixty (60) days after such approval becomes final (with time being of the essence), to require Seller to join with Purchaser in effecting the boundary line adjustment and the exchange transactions described in Section 7B(b).  Seller agrees to give Purchaser written notice of the approval of such a rezoning and the commencement of such sixty (60) day period.  Purchaser’s right to deliver the notice referred to in this subsection is personal to Purchaser and may not be transferred or assigned to any other Person.

(b)           If Purchaser timely delivers to Seller the notice referred to in Section 7B(a), Purchaser, at its sole cost and expense, shall promptly cause its civil engineers to prepare a boundary line adjustment plat that, when approved by the applicable Governmental Authority, will permit Seller to convey the part of the Option 1 Parcel not included in the Option 2 Parcel to Purchaser and will permit Purchaser to convey a part of the Option 2 Parcel to Seller so that, immediately after the exchange, Purchaser will be the sole owner of the Option 1 Parcel and Seller will be the Seller owner of the Option 2 Parcel.  Seller shall have the right to approve the boundary line adjustment plat, but agrees that its approval will not be unreasonably withheld, delayed or conditioned.  Promptly after the boundary line adjustment plat (in the form approved by Seller) is

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approved by the applicable Governmental Authority, Seller and Purchaser shall complete the exchange by the delivery of special warranty deeds. Each party shall transfer and convey to the other party good and marketable title to the land to be conveyed by it, free and clear of all liens, encumbrances, easements, rights-of-way, conditions and other matters affecting title other than those existing on the Closing Date or created on or after the Closing Date pursuant to this Agreement.  Each party shall pay the Virginia grantor’s tax with respect to the deed in which it is the grantor and all other transfer taxes and recording expenses with respect to the deed in which it is the grantee.  The parties shall not prorate or adjust current real estate taxes with respect to the land being exchanged.

(c)           This Section 7B shall not apply unless, at the time Purchaser delivers the notice referred to in Section 7B(a), the Option 2 Parcel is owned by Purchaser, by an Affiliate of Purchaser or by Purchaser and one or more of its Affiliates.

8.           Site Plan Approval, Building Permits and Related Matters.  Seller agrees that Purchaser’s obligation to purchase the Property pursuant to this Agreement shall be subject to the approval by the applicable Governmental Authorities of the Century Boulevard CPAP.  Accordingly, Seller and Purchaser have agreed to the following procedures, including timetable, for obtaining approval of the Century Boulevard CPAP and certain other governmental approvals.

(a)           Loudoun County and COE Approval of SWM/BMP Facility.  If Purchaser elects to pursue one of the Pond Concept Development Plans pursuant to Section 3A(f), Purchaser shall promptly prepare a written requested to be submitted to the Department of Environmental Quality (“DEQ”) or the COE, or both, as appropriate, to permit Purchaser to disturb wetlands to the extent necessary to permit the construction of the SWM/BMP Facility (the “Wetlands Disturbance Request”).  The Wetlands Disturbance Request and the accompanying documentation shall be prepared by Wetlands Studies and Solutions, Inc. and/or Dewberry and Davis, LLC, or another firm of wetland consultants and/or civil engineers selected by Purchaser and approved by Seller, such approval not to be unreasonably withheld, delayed or conditioned.  The design and location of the SWM/BMP Facility shall be in substantial conformity with the Approved Concept Development Plan showing such Facility and shall comply with all applicable Legal Requirements.  Purchaser shall deliver a copy of its proposed Wetlands Disturbance Request and accompanying documentation to Seller within ninety (90) days after the end of the Due Diligence Period so that Seller may determine whether the design and location of the proposed SWM/BMP Facility conforms to the Approved Concept Development Plans.  The provisions of Section 8(b)(1) relating to the review, revision and approval of Purchaser's proposed Site Plan shall apply to the review, revision and approval of Purchaser’s proposed Wetlands Disturbance Request.  Within 10 Business Days after approval (or deemed approval) by Seller, Purchaser shall submit the Wetlands Disturbance Request in the form approved (or deemed approved) to DEQ or COE, or both, as applicable.  If Purchaser constructs the SWM/BMP Facility, the cost of designing the SWM/BMP Facility and obtaining the necessary DEQ/COE and Loudoun County approvals for such Facility shall be paid 50% by Seller and 50% by Purchaser, including the costs associated with any required wetlands mitigation (including purchase of off-site mitigation credits).  The cost of construction of such SWM/BMP Facility shall be paid as

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provided in the Proffer Allocation and Infrastructure Agreement.  This Section 8(a) shall not apply if Purchaser elects to pursue one of the Non-Pond Concept Plans.

(b)            Preparation and Approval of Site Plan and Century Boulevard CPAP.

(1)           Purchaser agrees, promptly after the end of the Due Diligence Period, (or promptly after the approval by DEQ or COE, or both if required, of Purchaser’s Wetlands Disturbance Request, if later) to prepare (1) a site plan for the Option 2 Parcel (the “Site Plan”), and (ii) the Century Boulevard CPAP.  The Site Plan and Century Boulevard CPAP shall be prepared by Dewberry & Davis, LLC, or another firm of civil engineers selected by Purchaser and approved by Seller, such approval not to be unreasonably withheld, delayed or conditioned.  The Site Plan and Century Boulevard CPAP shall be prepared in substantial conformity with the Approved Concept Development Plans that Purchaser elects to pursue, provided such Site Plan may be limited to the Phase 1 Building and shall comply with all applicable Legal Requirements.  Purchaser shall deliver a copy of its proposed Site Plan and Century Boulevard CPAP to Seller on or before the later to occur of (i) 30 Business Days after the end of the Due Diligence Period, or (ii) 60 Business Days after the approval by DEQ or COE, or both, as applicable, of Purchaser’s Wetlands Disturbance Request), so that Seller may determine whether the Site Plan and Century Boulevard CPAP conform to the Approved Concept Development Plan.  If Seller determines that the proposed Site Plan and Century Boulevard CPAP do not conform to the applicable Approved Concept Development Plan, Seller shall so notify Purchaser, specifying in what respects the proposed Site Plan and Century Boulevard CPAP do not so conform, and Purchaser shall revise the Site Plan and Century Boulevard CPAP to so conform it and shall resubmit the revised Site Plan and Century Boulevard CPAP to Seller for review for that purpose.  Purchaser and Seller shall act in good faith with diligence and continuity in preparing, reviewing and, if necessary, revising the Site Plan and Century Boulevard CPAP.  The initial review by Seller of the proposed Site Plan and Century Boulevard CPAP shall be completed within 10 Business Days after it is submitted by Purchaser and any subsequent review by Seller of any revisions thereto shall be completed within 10 Business Days after Purchaser’s submission of such revision.  In case of resubmissions or revisions, Seller may not disapprove any matter previously submitted and approved by Seller, except to the extent that such resubmission or revision affects any matter previously approved or deemed approved.  If Seller does not notify Purchaser of its determination with the 10-Business Day period, Seller shall be deemed to have determined that the proposed Site Plan and Century Boulevard CPAP or any revision thereof conforms to the Approved Concept Development Plan.

(2)            If Purchaser elects to pursue an Approved Concept Development Plan that includes the SWM/BMP Facility simultaneously with the construction of the Phase 1 Building and the DEQ/COE and Loudoun County have agreed that the SWM/BMP Facility can be installed in the area generally depicted on the applicable Approved Concept Development Plan, then the construction of such Facility shall be pursued simultaneously with the Site Plan either as a part of the

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Site Plan or as a separate construction plan and profile (the "SWM/BMP CPAP Facility"), and the review, revision and approval process for the Site Plan set forth in Section 8(b)(1) above shall apply equally to the SWM/BMP CPAP Facility if it is pursued as a separate plan.  Regardless of whether the SWM/BMP CPAP Facility is pursued as a part of the Site Plan or as a separate CPAP, or if later pursued by Purchaser within the Pond Construction Option Period, the engineering and design costs of such plan and any wetlands mitigation costs shall be shared between Seller and Purchaser with Seller paying 50% and Purchaser paying 50%.  The allocation of such costs if such Facility is pursued as part of the Site Plan shall be determined by the civil engineer preparing the Site Plan.

(c)            Preparation and Approval of Lot Creation Document.  Concurrently with the preparation of the proposed Century Boulevard CPAP, Purchaser shall cause its civil engineering firm to prepare a boundary line adjustment plat, a subdivision waiver plat or a plat of subdivision (a “Lot Creation Document”) sufficient, in form and substance, to permit the Option 2 Parcel and the two future Seller parcels as shown on Exhibit A as “Future Seller Parcels” to be created as three (3) separate parcels of land that are legally capable of being conveyed by deed and, if Purchaser has elected to construct the Century Boulevard Extension as a public road pursuant to Section 7A(b), the dedication of the Century Boulevard Extension as a public right-of-way in accordance with the all applicable Legal Requirements, including the Loudoun County subdivision ordinances and also including any associated on or off-site easements required for the approval of such plans and the construction of the improvements shown thereon and on the Approved Concept Development Plan.  The Lot Creation Document shall be prepared in conformity with the Approved Concept Development Plan selected by Purchaser and the proposed Site Plan.  Purchaser shall act in good faith with diligence and continuity in preparing and, if necessary, revising the Lot Creation Document.  Purchaser shall deliver a copy of the proposed Lot Creation Document to Seller at the same time it delivers a copy of the proposed Site Plan and Century Boulevard CPAP pursuant to Section 8(b)(1) so that Seller may determine whether the proposed Lot Creation Document conforms to the Approved Concept Development Plan and the proposed Site Plan.  The provisions of Section 8(b)(1) relating to the review, revision and approval of Purchaser’s proposed Site Plan shall apply to the review, revision and approval of Purchaser’s proposed Lot Creation Document.

(d)            Governmental Approvals.  Within twenty (20) Business Days after Seller approves the Purchaser’s proposed Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility, if applicable, and proposed Lot Creation Document, Purchaser shall submit the Seller-approved Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility, if applicable, and the Seller-approved Lot Creation Document to the applicable Governmental Authorities for their review and approval, and shall thereafter proceed in good faith with diligence and continuity to obtain from such Governmental Authorities their approval of the proposed Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility, if applicable, and the proposed Lot Creation Document.  If a public hearing is held in connection with the proposed Site Plan, Purchaser shall notify Seller promptly after Purchaser receives notice of the date of the hearing, and Seller’s representatives shall have the right to attend, and to present evidence and argument at, the hearing.  If any

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Governmental Authority requires Purchaser to materially modify the Seller-approved Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility, if applicable, or the Seller-approved Lot Creation Document, or any of them, Purchaser shall submit the proposed modifications to Seller, identifying modifications from the previously approved submissions.  Purchaser may make material changes only to the extent that such changes are required by the Governmental Authority to comply with Legal Requirements.  Each review by Seller pursuant to this Section 8(d) shall be completed within 10 Business Days after the date of submission of the proposed modifications of the Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility, if applicable, or the Lot Creation Document, as the case may be.  If Seller does not notify Purchaser of its determination within the 10-Business Day period, Seller shall be deemed to have approved the proposed modification.

(e)            Seller’s Joinder in Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility and Lot Creation Document.  Seller shall join in any required land development applications and similar applications necessary for Purchaser to process the Site Plan, the Century Boulevard CPAP, the SWM/BMP CPAP Facility, if applicable, and the Lot Creation Document. After the applicable Governmental Authorities have approved the Site Plan, the Century Boulevard CPAP, the SWM/BMP CPAP Facility, if applicable, and the Lot Creation Document, or any of them, Seller shall, to the extent required by Legal Requirements, sign the Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility, if applicable, and the Lot Creation Document, including any associated on or off-site easements required for the approval of such plans and the construction of the improvements shown thereon and on the Approved Concept Development Plan in its capacity as the then-owner of the Property.  Purchaser shall, at its cost and expense and without reimbursement from Seller, cause the Lot Creation Document to be delivered to the Escrow Agent at Closing for recording among the Land Records of Loudoun County, Virginia, but the Lot Creation Document shall not be recorded unless the Closing is consummated pursuant to the provisions of this Agreement.

(f)            Preparation of Plans and Specifications.  Within 20 Business Days after the applicable Governmental Authorities have approved the Site Plan, the Century Boulevard CPAP, the SWM/BMP CPAP Facility, if applicable, and the Lot Creation Document, Purchaser shall prepare plans, specifications and working drawings (collectively, the “Building Plans”) for the Phase 1 Building.  The Building Plans shall be prepared by Kishimoto Gordon or another firm of architects selected by Purchaser and approved by Seller.  The Building Plans are sometimes referred to in this Agreement as the “Construction Plans.”  The Construction Plans shall be prepared in conformity with the Approved Concept Development Plan and the approved Site Plan, shall comply with all applicable Legal Requirements and shall be in sufficient detail to qualify for submission to the applicable Governmental Authorities for a building permit.  Purchaser shall deliver a copy of its proposed Construction Plans to Seller within 20 Business Days after the date on which the Site Plan is approved by the applicable Governmental Authorities so that Seller may determine whether the Construction Plans conform to the Approved Concept Development Plan.  Seller shall not unreasonably withhold, delay or condition its approval of the Purchaser’s proposed Construction Plans, provided they are

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prepared in conformity with the Approved Concept Development Plan and otherwise comply with the requirements of this Section 8(f).  If Seller determines that the proposed Construction Plans do not conform to the Approved Concept Development Plan or the other requirements of this Section 8(f), Seller shall so notify Purchaser, specifying in what respects the proposed Construction Plans do not so conform, and Purchaser shall revise the Construction Plans to so conform it and shall resubmit the revised Constructions Plans to Seller for review for that purpose.  Purchaser and Seller shall act in good faith with diligence and continuity in preparing, reviewing and, if necessary, revising the Construction Plans.  The initial review by Seller of the proposed Construction Plans shall be completed within 10 Business Days after they are submitted by Purchaser and any subsequent review by Seller of any revisions thereto shall be completed within 10 Business Days after Purchaser’s submission of such revision.  In case of resubmissions or revisions, Seller may not disapprove any matter previously submitted and approved by Seller, except to the extent that such resubmission or revision affects any matter previously approved or deemed approved.  If Seller does not notify Purchaser of its determination within 10-Business Day period, as the case may be, Seller shall be deemed to have determined that the proposed Construction Plans or any revision thereof conform to the Approved Concept Development Plan.

(g)            Compliance with Legal Requirements.  Purchaser is responsible for ensuring that the Site Plan, the Century Boulevard CPAP, the SWM/BMP CPAP Facility, if applicable, the Lot Creation Document and the Construction Plans comply with all applicable Legal Requirements.  Seller’s determination that the Site Plan, the Lot Creation Document and the Construction Plans, or any of them, meet the standards for conformity required by Section 8(a), Section 8(b), Section 8(c) and Section 8(f) shall not be, nor be construed as being, nor be relied upon as, a determination that the Site Plan, the Century Boulevard CPAP, the SWM/BMP CPAP Facility, if applicable, the Lot Creation Document or the Construction Plans comply with Legal Requirements.

(h)            Filing for Building Permit.  Within 10 Business Days after Seller approves the Purchaser’s Construction Plans, Purchaser shall submit the Seller-approved Construction Plans to the applicable Governmental Authorities for their review and approval and shall apply for all permits required to permit Purchaser to commence construction of the improvements described in the Seller-approved Constructions Plans (collectively, the “Building Permit”).  Purchaser shall thereafter proceed in good faith with diligence and continuity to obtain from such Governmental Authorities their approval of the proposed Construction Plans and the issuance of the Building Permit.  Seller, as the record owner of the Land and the portion of the Overall Property on which the Century Boulevard Extension is located shall join with Purchaser in signing applications for the Building Permit to the extent such joinder is required by law.

(i)            Costs and Expenses.  Purchaser, at its own expense and without reimbursement from Seller, will pay all fees and reimbursable expenses of its architects and civil engineers and all other costs and expenses of preparing the Site Plan, the Century Boulevard CPAP, the Lot Creation Document, the Construction Plans and obtaining the applicable Governmental Authorities’ approval of those documents and the issuance of the Building Permit.  The cost of preparing the SWM/BMP CPAP Facility, if

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applicable, shall be shared between Seller and Purchaser as provided for in Section 8(a) hereof, with Seller to reimburse to Purchaser its pro rata share of such costs within thirty (30) days of its receipt of invoice therefor, including any supporting invoices from the applicable civil engineer or other consultant.

(j)            Seller’s Termination Rights.  This Agreement may be terminated by Seller by giving written notice to Purchaser and the Escrow Agent if:

(1)           Purchaser fails to comply with the time requirements set forth in Section 8 hereof, provided such failure continues for more than thirty (30) days following Seller's notice to Purchaser of such failure, subject to force majeure.

(2)           Purchaser does not consummate the purchase of the Property on or before the earlier to occur of (i) September 30, 2009, or (ii) 540 days after the Due Diligence Termination Date.

(k)          Effect of Seller’s Termination.  If Seller terminates this Agreement pursuant to Section 8(j), this Agreement shall become null and void, no party shall have any further liability or obligation to any other party under this Agreement, except for Purchaser’s Surviving Obligations and the Escrow Agent shall pay $250,000 of the Deposit to Seller and the Escrow Agent shall pay the balance of the Deposit to Purchaser.  Seller’s sole and exclusive remedy for Purchaser’s failure to perform its obligations under this Section 8 shall be to receive the $250,000 of the Deposit as liquidated damages.

9.           Conditions Precedent to Purchaser’s Obligations.  The obligations of Purchaser to purchase the Property from Seller and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may be waived in writing, in whole or in part, by Purchaser):

(a)           Representations and Warranties True.  The representations and warranties made by Seller in Section 5 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations had been made on and as of the Closing Date.  The Seller’s Closing Certificate shall not disclose that any of Seller’s representations and warranties in Section 5 is untrue or incorrect in any material respect as of the date of such certificate as if such representations and warranties were made on and as of the date of such certificate.

(b)           Seller’s Performance.  Seller shall have performed all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

(c)           Title to Property.  On the Closing Date, (i) Seller’s title to the Property shall be marketable, good of record and in fact, and free and clear of all mortgages, liens, encumbrances, easements, leases, conditions and other matters affecting title other than only the Permitted Exceptions, and (ii) the Title Company shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and other related charges, to issue to Purchaser an ALTA extended coverage owner’s title insurance policy (1992 form) for the Property in compliance with the Title Commitment

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(including such endorsements as Purchaser may reasonably require), together with such reinsurance and direct access agreements as may be reasonably required by Purchaser.

(d)           Zoning.  There shall have been no change in the zoning classification or the zoning ordinances or regulations affecting the Land from those existing as of the Due Diligence Termination Date which would preclude or impair the continuing use of the Property for purposes contemplated by the Approved Concept Development Plan.

(e)           No Violations.  All written notices of violations of governmental orders or requirements noted or issued by any applicable Governmental Authority, and any action by any Governmental Authority in court against or affecting the Property, which would have an adverse impact on Seller's ability to convey the Property to Purchaser or on Purchaser's ability to acquire the Property and develop the same as contemplated by the Approved Concept Development Plan shall have been complied with by Seller or the Property shall no longer be subject thereto, except to the extent such matter results for the actions of Purchaser on the Property.

(f)           No Tenants or Occupants.  On the Closing Date, the Land shall be free of all tenants and lessees and no Person (other than Purchaser) shall have any right or option to purchase all or any portion of the Land from Seller.

(g)           No Physical Change.  Between the Effective Date and the Closing Date there shall not have occurred any material change in the physical condition of the Property, except for changes, if any, caused by Purchaser's studies and tests.

(h)           Site Plan, Century Boulevard CPAP, SWM/BMP CPAP Facility (if applicable), Lot Creation Documents, Construction Plans and Building Permit.  On or before the Closing Date, the applicable Governmental Authorities shall have approved the Site Plan, the Century Boulevard CPAP, the SWM/BMP CPAP Facility (if applicable) and the Lot Creation Documents (including any dedication to public use of the Century Boulevard Extension, if applicable), and all on and off-site easements for the development of the Property provided for in or needed for the development contemplated by the Approved Concept Development Plan shall have been recorded.

(i)           Seller’s Reserved Easement for Future Construction of SWM/BMP Facility.  If Purchaser elects pursuant to Section 3A(f) to develop and construct improvements on the Land utilizing the Non-Pond Concept Development Plans, on or before the Due Diligence Termination Date Seller and Purchaser shall have agreed on the form and substance of an easement agreement pursuant to which Seller will reserve, at the Closing, an easement over and across the Land for purposes of its future construction of the SWM/BMP Facility during the Pond Construction Option Period, including the general parameters of and the physical appearance of any storm water pond to be constructed at a later date, the spillway and surrounding landscaping, Purchaser’s right, if any, to make aesthetic upgrades to such Facility and the monetary contribution to be made by Purchaser to Seller for the cost of any such upgrades requested by Purchaser (the “Pond Easement Agreement”).  If the Purchaser elects to develop and construct improvements on the Land utilizing the Pond Concept Development Plans, the Pond

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Easement Agreement shall grant Seller the non exclusive right in common with Purchaser to utilize the SWM/BMP Facility to satisfy Seller’s and Purchaser’s stormwater management and BMP requirements for the Property, the Overall Property and Dulles Town Center project generally including granting easements to the applicable Government Authority and upgrading/retrofitting such facility, provided Purchaser restores such facility and any associated landscaping to the quality that existed prior to such disturbance.

(j)           Contribution for Cost of Construction of SWM/BMP Facility.  On or before the Due Diligence Termination Date, Seller and Purchaser shall have agreed, in writing, on the amount and timing of a reasonable contribution to be made by Seller or Purchaser, as applicable, toward the cost of the SWM/BMP Facility.  If Purchaser constructs the SWM/BMP Facility during the Pond Construction Reimbursement Period, Seller shall make a contribution to the costs of designing and constructing such Facility with the general parameters of Seller’s contribution being the amount such Facility would have cost Seller to design and construct if Seller were to construct such Facility solely to accommodate Seller’s Retained Property or other property within the larger Dulles Town Center project, whether or not owned by Seller, but excluding (i) the property to be acquired by Purchaser, and (ii) any property of Seller that will not utilize such Facility to satisfy its stormwater management or BMP requirements.  If Seller constructs the SWM/BMP Facility during the Pond Construction Reimbursement Period, Purchaser shall make a contribution to the costs of designing and constructing such Facility with the general parameters of Purchaser’s contribution being the amount such Facility would have cost Purchaser if Purchaser were to design and construct such Facility solely to accommodate the undeveloped areas on the Property that is subject to future development by Purchaser.  For purposes of this pro ration, it shall be a rebuttable presumption that any development by Purchaser prior to Seller’s construction of the SWM/BMP Facility would have provided its own stormwater management and BMP facilities.  It is anticipated that the timing of the payment to be made by Seller or Purchaser, as applicable would be when Seller or Purchaser, as applicable would have otherwise been required to develop the SWM/BMP Facility, but at a minimum on a site plan by site plan basis as development occurs that will drain into such SWM/BMP Facility.  Such agreement shall also establish prorata contributions for the maintenance of such facility.  Seller’s and Purchaser’s agreement relating to the matters referred to in Section 9(i) and Section 9(j) will be included in the Proffer Allocation and Infrastructure Agreement.

(k)           Proffer Allocation and Infrastructure Agreement.  On or before the Due Diligence Termination Date, Seller and Purchaser shall have agreed on the form and substance of the Proffer Allocation and Infrastructure Agreement.

(l)           Architectural Review Board Approval.  On or before the Effective Date, the architectural review board under the Property Owners Association Covenants shall have approved the elevations for, and the exterior materials to be used in the construction of, Purchaser’s Phase 1 Building as shown on the Approved Concept Development Plan, Exhibit A and Exhibit G.  The standard for such review and approval shall be that such building and exterior materials shall be consistent in terms of quality with the other office buildings developed by Seller (or its Affiliates) within the Dulles Town Center Project

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and is otherwise compatible with development within the office portion Dulles Town Center project.  Compatible does not necessarily mean that such building design will be similar in style to Seller's other buildings within the project and both Seller and Purchaser understand that architectural design should evolve over time.  Seller’s execution hereof confirms that the ARB has given the approval contemplated above.  Seller hereby represents that the architectural review board under the Property Owner’s Association Covenants has approved the elevations for, and the exterior materials to be used in the construction of, Purchaser’s Phase 1 Building as shown on the Approved Concept Development Plan, Exhibit A and Exhibit G.

(m)           Century Boulevard Easement Agreement.  On or before the Due Diligence Termination Date, Seller and Purchaser shall have agreed on the form and substance of the Century Boulevard Easement Agreement.

10.           Conditions Precedent to Seller’s Obligations.  The obligations of Seller to sell the Property to Purchaser and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the condition (which may be waived in writing, in whole or in part, by Seller):

(a)           Purchaser’s Performance.  The Purchaser shall have performed all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

(b)           Notice to Proceed.  On the Closing Date, Purchaser shall deliver to Seller a copy of a Notice to Proceed issued by Purchaser to its general contractor authorizing such general contractor to commence construction of the Century Boulevard Extension, immediately after the Closing, and Purchaser shall issue and deliver to Seller a Notice to Proceed for the construction of an office building containing at least 120,000 square feet of gross floor area ninety (90) days following building permit.

(c)           Pond Easement Agreement.  On or before the expiration of the Due Diligence Termination Date, Seller and Purchaser shall have agreed on the form and substance of the Pond Easement Agreement.

(d)           Proffer Allocation and Infrastructure Agreement.  On or before the Due Diligence Termination Date, Seller and Purchaser shall have agreed on the form and substance of the Proffer Allocation and Infrastructure Agreement.

(e)           Century Boulevard Easement Agreement.  On or before the Due Diligence Termination Date, Seller and Purchaser shall have agreed on the form and substance of the Century Boulevard Easement Agreement.

(f)           Contribution for Cost of Construction of SWM/BMP Facility.  On or before the Due Diligence Termination Date, Seller and Purchaser shall have agreed, in writing, on the amount and timing of a reasonable contribution to be made by Seller to Purchaser, or by Purchaser to Seller, toward the cost of the SWM/BMP Facility.  The requirements for, and the general parameters of, the Seller’s or the Purchaser’s contribution is described in Section 9(j).

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11.           Closing.

(a)           Closing Date and Escrow.  The closing of the purchase and sale of the Property (the “Closing”) shall occur on the latest to occur of (i) the 20th day after the date on which the applicable Governmental Authorities approve the Century Boulevard CPAP (or, if the 20th day is not a Business Day, on the first Business Day thereafter), (ii) the 20th day after the date on which the applicable Governmental Authorities approve the Lot Creation Document (or, if the 20th day is not a Business Day, on the first Business Day thereafter), or (iii) January 9, 2009, with time being of the essence,.  Seller and Purchaser may, by mutual agreement, agree to hold the Closing at an earlier date.  The Closing shall be held at the office of the Escrow Agent, or at any other location in Fairfax or Loudoun County, Virginia, approved by Seller and Purchaser.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”  On or before Noon, local time, on the Closing Date, Purchaser shall cause to be deposited with the Escrow Agent immediately available funds in an amount equal to the sum of the Purchase Price and the costs, expenses, prorations and adjustments payable by Purchaser under this Agreement, reduced by (x) the amount of the Deposit, and (y) the net amount of the prorations and adjustments for which Purchaser receives credit, if any, on the Closing Statement (defined in Section 11(d)).  If (1) Seller and Purchaser have each notified the Escrow Agent that all conditions precedent to the other party’s performance have been satisfied or waived (other than the respective covenants and obligations of Seller and Purchaser to be performed on the Closing Date), (2) the Escrow Agent has received the funds from Purchaser in accordance with the preceding sentence, (3) the Escrow Agent has received the documents and instruments to be delivered by Seller pursuant to Section 11(b), and (4) the Escrow Agent has received the documents and instruments to be delivered by Purchaser pursuant to Section 11(c), then the Escrow Agent shall, not later than 3:00 p.m., local time, on the Closing Date, (i) record the Lot Creation Document, the Deed, the Repurchase Option Agreement, the Pond Easement Agreement, the Century Boulevard Easement Agreement (if applicable), the Proffer Allocation and Infrastructure Agreement and the Pre-Emptive Option Agreement, in that order, in the applicable land records, (ii) disburse to Seller an amount equal to the Purchase Price, reduced by the Deposit and the costs, expenses, prorations and adjustments payable by Seller under this Agreement and increased by the amount of the prorations and adjustments for which Seller receives credit on the Closing Statement, (iii) deliver to Purchaser the documents and instruments referred to in Section 11(b) and all other documents and instruments received by it which, in accordance with the terms of this Agreement, are to be delivered by Seller to Purchaser on the Closing Date, (iv) deliver to Seller the documents and instruments referred to in Section 11(c) and all other documents and instruments received by it which, in accordance with the terms of this Agreement, are to be delivered by Purchaser to Seller on the Closing Date, and (v) make the other disbursements and deliveries required by the Closing Statement.  On the Closing Date, immediately after receiving confirmation that the Deed has been recorded, the Escrow Agent shall disburse the Deposit to Seller.

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(b)           Seller’s Deliveries.  On the Closing Date, Seller shall deliver to Purchaser the following documents with respect to the Property:

(1)           the Lot Creation Document in the form approved by the applicable Governmental Authorities, signed by Seller, in recordable form (if not previously recorded);

(2)           the Deed signed by Seller, in recordable form, vesting fee simple title to the Property in Purchaser;

(3)           a certificate signed by Seller, dated as of the Closing Date (the “Seller’s Closing Certificate”), certifying to Purchaser that all of Seller’s representations and warranties in Section 5 are true and correct as of the date of such certificate as if such representations and warranties were made on and as of the date of such certificate or, if and to the extent any of such representations and warranties is not so true and correct, identifying with reasonable particularity the nature and extent to which any such representation or warranty is not so true and correct;

(4)           a certification of Seller’s non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder, and any revenue procedures or other officially published announcements of the Internal Revenue Service or the U.S. Department of the Treasury in connection therewith, signed by Seller;

(5)           the Closing Statement, signed by Seller;

(6)           an Owner’s Affidavit signed by Seller, addressed to the Title Company, with respect to the absence of claims which would give rise to mechanics’ liens, the absence of parties in possession of the Property and the absence of unrecorded easements granted by Seller, in the form required by the Title Company to eliminate the exceptions for those matters from Purchaser’s title insurance policy;

(7)           affidavits and other instruments, including Seller’s Organizational Documents, and good standing certificates reasonably requested by Purchaser and the Title Company, evidencing the power and authority of Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(8)           one counterpart of each of the Repurchase Option Agreement, the Pond Easement Agreement, the Century Boulevard Easement Agreement, (if applicable) the Proffer Allocation and Infrastructure Agreement and the Pre-Emptive Option Agreement signed by the Seller in recordable form; and

(9)           such other documents as may be required by this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

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(c)           Purchaser’s Deliveries.  On the Closing Date, Purchaser shall pay the Purchase Price pursuant to Section 11(a), and shall deliver to Seller the following documents with respect to the Property:

(1)          one counterpart of each of the Repurchase Option Agreement, the Pond Easement Agreement, the Century Boulevard Easement Agreement (if applicable), the Proffer Allocation and Infrastructure Agreement and the Pre-Emptive Option Agreement signed by the Purchaser in recordable form; and

(2)           the Closing Statement.

(d)           Apportionments.  All real estate taxes (including assessments made by reason of the fact that the Property is located in any special taxing district or within a community development authority) relating to the Property shall be paid or shall be prorated between Seller and Purchaser as of the Closing Date.  For purposes of this proration, Purchaser shall be deemed to own the Property and therefore be responsible for the real estate taxes and assessments for the entire Closing Date.  If the Closing Date shall occur before the tax rate or assessment is fixed for the tax year in which the Closing Date occurs, the apportionment of taxes shall be upon the basis of the tax rate or assessment for the immediately preceding tax year applied to the latest assessed valuation and Seller and Purchaser shall readjust real estate taxes promptly after the determination of the tax rate or assessment for the tax year in which the Closing Date occurs (with such obligation to survive the Closing).  Any apportionments and prorations which are not expressly provided for in this Section shall be made in accordance with the customary practice in Loudoun County, Virginia.  On or before the Closing Date, Seller and Purchaser shall jointly prepare a schedule showing the Purchase Price, the Deposit, the adjustments and prorations and the expenses to be paid by Seller and Purchaser pursuant to this Agreement (the “Closing Statement”).  Any net adjustment in favor of Purchaser shall be credited against the Purchase Price on the Closing Date.  Any net adjustment in favor of Seller shall be paid in cash or cash equivalent on the Closing Date by Purchaser to Seller.  A copy of the Closing Statement agreed upon by Seller and Purchaser shall be signed by Seller and Purchaser and delivered to the Escrow Agent on the Closing Date.

(e)           Delivery in Escrow.  The delivery to the Escrow Agent of the Purchase Price, the executed Deed and all other documents, instruments and other payments required to be delivered or paid by either party to the other by the terms of this Agreement shall be deemed to be a good and sufficient tender of performance of the terms hereof.  The Escrow Agent shall have the right, at the Closing, to apply the Purchase Price to pay off and discharge encumbrances or other obligations affecting the Property which are not Permitted Exceptions, so that title to the Property shall be insurable as required by Section 9(c).

12.           Expenses.  Purchaser shall pay all costs and expenses associated with its due diligence, inspection and feasibility review, survey, owner’s title insurance policy and its own counsel fees.  Seller shall pay the Virginia grantor’s tax imposed in connection with the recording of the Deed, the Clerk’s fee for recording the Deed and its own counsel fees.  Purchaser shall pay all State and County transfer taxes imposed in connection with the recording

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of the Deed and the Repurchase Option Agreement.  Purchaser and Seller shall each pay one-half (1/2) of the Escrow Agent’s fee and all other charges and expenses which arise in connection with the Closing.

13.           Termination.

(a)           Reasons for Termination.  This Agreement may be terminated upon written notice given to the Escrow Agent and the other party hereto by:

(1)           Purchaser pursuant to Section 13(b), if any one or more of the conditions set forth in subsections (a) through (h) of Section 9 is not satisfied on the Closing Date; or

(2)           Seller pursuant to Section 13(c), if any one or more of the conditions set forth in subsections (a) or (b) of Section 10 is not satisfied on the Closing Date.

Seller’s right to terminate this Agreement pursuant to this Section is in addition to Seller’s right to terminate this Agreement pursuant to Section 8(j).  If Seller terminates this Agreement pursuant to Section 8(j), the provisions of that Section, and not the provisions of Section 13(c) shall control the disposition of the Deposit.

(b)           Termination by Purchaser.  If Purchaser terminates this Agreement pursuant to Section 13(a)(1), then this Agreement shall be null and void, Escrow Agent shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except for Purchaser’s Surviving Obligations, and except that if Purchaser terminates this Agreement pursuant to Section 13(a)(1) because of a breach by Seller of the representations and warranties made by Seller in Section 5 or the willful failure of Seller to perform any of the covenants or agreements to be performed by it under this Agreement, or the failure of Seller to make full settlement when obligated to do so under this Agreement, Purchaser may sue to recover its damages arising out of such breach or nonperformance, but Seller’s liability for damages for a misrepresentation or warranty discovered prior to Closing shall be subject to the limitation contained in Section 5(k)(4).

(c)          Termination by Seller.  If Seller terminates this Agreement pursuant to Section 13(a)(2), this Agreement shall become null and void, no party shall have any further liability or obligation to any other party under this Agreement, except for Purchaser’s Surviving Obligations, and the Escrow Agent shall pay the Deposit to Seller.  Seller’s sole and exclusive remedy for Purchaser’s default shall be to receive the Deposit as liquidated damages, and in no event and under no circumstances shall Seller be entitled to receive more than the Deposit as damages for Purchaser’s default.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT AT THE TIME OF MAKING THIS AGREEMENT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER BY REASON OF ANY DEFAULT BY PURCHASER IN THE TIMELY PERFORMANCE OF ITS OBLIGATION TO PURCHASE THE PROPERTY AS PROVIDED FOR HEREIN, INCLUDING THE

34

PERFORMANCE OF ITS OBLIGATIONS UNDER SECTION 8.  THE PARTIES HERETO FURTHER AGREE THAT THEIR BEST ESTIMATE, BASED ON ALL RELEVANT FACTS, OF THE TOTAL DAMAGE AND EXPENSES THAT SELLER WOULD SUFFER IN THE EVENT OF ANY DEFAULT IN THE TIMELY PERFORMANCE OF PURCHASER’S OBLIGATION TO PURCHASE THE PROPERTY, IS AND SHALL BE IN AN AMOUNT EQUAL TO THE DEPOSIT AND ALL INTEREST ACCRUED THEREON. ACCORDINGLY, SUBJECT TO THE CONDITIONS FOR PURCHASER’S BENEFIT SET FORTH IN THIS AGREEMENT, IN THE EVENT PURCHASER DEFAULTS IN THE TIMELY PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, UNLESS SELLER IS THEN IN DEFAULT HEREUNDER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO PURCHASER AND SELLER SHALL BE ENTITLED AS ITS SOLE AND EXCLUSIVE REMEDY TO RETAIN THE DEPOSIT AND ALL INTEREST ACCRUED THEREON.  SELLER AND PURCHASER HAVE EACH PLACED THEIR INITIALS IN THE SPACES BELOW TO INDICATE THAT THEY HAVE READ, UNDERSTAND AND AGREE TO THIS LIQUIDATED DAMAGES PROVISION.

SELLER                                                                                           PURCHASER

/s/ ROBERT K. TANENBAUM                                                                                                  /s/ JOHN T. EVANS

(d)           Purchaser’s Right to Seek Specific Performance.  If Seller defaults in performing any covenants or agreements to be performed by Seller under this Agreement, Purchaser shall have the right, instead of terminating this Agreement pursuant to Section 13(a), to elect to permit this Agreement to remain in effect and, in addition to the remedies set forth in Section 13(b), to seek specific performance of Seller’s obligation to sell the Property to Purchaser, subject to the limitation that no suit for specific performance may be filed or commenced by Purchaser more than 180 days after the otherwise required Closing Date.

(e)           Special Termination Provisions.

(1)           If any one or more of the conditions set forth in Section 9(i), Section 9(j), Section 9(k) or Section 9(m) is not satisfied on or before the Due Diligence Termination Date, the Purchaser shall have the right to terminate this Agreement by giving written notice of termination to the Seller and the Escrow Agent at any time after the Due Diligence Termination Date and before the date on which all of the conditions set forth in Section 9(i), Section 9(j), Section 9(k) and Section 9(m) are satisfied.

(2)           If any one or more of the conditions set forth in Section 10(c), Section 10(d), Section 10(e) or Section 10(f) is not satisfied on or before the Due Diligence Termination Date, the Seller shall have the right to terminate this Agreement by giving written notice of termination to the Purchaser and the Escrow Agent at any time after the Due Diligence Termination Date and before

35

the date on which all of the conditions set forth in Section 10(c), Section 10(d), Section 10(e) and Section 10(f) are satisfied.

(3)           If Purchaser or Seller terminates this Agreement pursuant to Section 13(e)(1) or Section 13(e)(2), then this Agreement shall be null and void, Escrow Agent shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except for Purchaser’s Surviving Obligations, provided before a party can terminate this Agreement pursuant to Section 13(e), the party desiring to terminate the Agreement shall first deliver to the other party a form of agreement satisfactory to the delivering party to satisfy the conditions set forth in sections 9(i), 9(j), 9(k), 9(m), 10(c), 10(d), 10(e) or 10(f) (or for any of such conditions that remain unsatisfied), including delivering a certificate that such agreement(s) have been prepared in good faith based on the terms of this Agreement.  If within ten (10) business days of the receiving party’s receipt of such agreement(s), it agrees in writing to the form of such agreement(s), then neither party shall have the ability to terminate this Agreement based on the condition precedent applicable to such agreement.

14.           [Intentionally Omitted]

15.           Brokers.  Seller and Purchaser mutually represent and warrant to the other that no agent, broker, or other Person acting pursuant to express or implied authority of Seller or Purchaser is entitled to a commission or finder’s fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against Seller or Purchaser for a commission or finder’s fee.  Seller and Purchaser shall each indemnify and defend the other against any loss, liability, damage, costs, claims or expenses, including attorneys’ fees, arising out of the breach by the indemnifying party of any representations, warranties or agreements made by it in this Section.  The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

16.           Notices.  Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “notices” and referred to singly as a “notice”) which Seller or Purchaser is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be delivered personally, by facsimile transmission or by recognized overnight national courier service (such as Federal Express) (i) if to Seller, to the attention of Arthur N. Fuccillo, Lerner Enterprises, LLC, 11501 Huff Court, North Bethesda, Maryland 20895-1094, Fax: (301) 770-0144, with a copy to Joel N. Simon, Esq., Special Counsel, Lerner Enterprises, LLC, 11501 Huff Court, North Bethesda, Maryland 20895-1094 (FAX: (301)881-2932, or (ii) if to Purchaser, Joseph Siekierski, c/o National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia  20171] with copies to Cindy Gugino, Attorney at law, c/o National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia  20171 and to Benjamin F. Tompkins, Esquire, c/o Reed Smith, LLP, 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia  22042] or at any other address designated by either party by notice to the other party pursuant to this Section.  Any notice delivered to a party’s designated address by (a) personal delivery, (b)

36

facsimile or (c) recognized overnight national courier service shall be deemed to have been received by such party at the time the notice is delivered to such party’s designated address.

17.           Waiver of Jury Trial.  The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party against any other party on any matter arising out of or in any way connected with this Agreement.

18.           Benefit and Burden.  Subject to the provisions of Section 23, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors and assigns.

19.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Virginia (the “Property Jurisdiction”) without application of principles of conflict of laws.  Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the Property Jurisdiction, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the Property Jurisdiction.

20.           Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the purchase and sale of the Property and is intended by the parties to be an integration of all prior agreements by the parties regarding the purchase and sale of the Property.  The parties hereto shall not be bound by any agreements, conditions, representations or warranties relating to this transaction, oral or written, not set forth in this Agreement.

21.           Time of the Essence.  All times, wherever specified herein for the performance by Seller or Purchaser of their respective obligations hereunder, are of the essence of this Agreement.

22.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute a single agreement binding on the parties hereto.

23.           Assignment.  Except as otherwise provided in the next sentence, Purchaser may not assign its rights under this Agreement without Seller’s prior written consent, which may be given or withheld by Seller in its sole and absolute discretion.  Purchaser shall have the right to assign its rights under this Agreement, without the prior written consent of Seller, to an Affiliate of Purchaser, but only if the assignee assumes all liability and obligations of Purchaser under this Agreement and Purchaser gives notice of the assignment to Seller at least ten (10) Business Days before the Closing Date.  Any such assignment shall not release Purchaser from its obligations under this Agreement.

24.           Risk of Loss.  Until Closing and the recordation of the Deed, risk of loss shall remain with Seller with respect to any casualty, condemnation or similar matter.

25.           Legal Fees.  If either Seller or Purchaser resorts to litigation or any similar adversarial proceeding to enforce any provision of this Agreement or by reason of the breach of this Agreement, the prevailing party in any such action shall be entitled to receive reasonable attorneys' fees and costs.

37

26.           Cooperation in Future Development.  Both prior to and subsequent to Closing, both Seller and Purchaser shall cooperate with each other in connection with the development of the Property, as well as the development of the Overall Property and the balance of the Dulles Town Center Project and agree to, among other things, grant to each other any necessary easements and make any required dedications and to join in any applications, including rezoning applications, that the other party desires in connection with the development of its parcel, provided any such cooperation does not have a material adverse impact to the development permitted on the cooperating parties parcel or increase the cost thereof, unless the party seeking such cooperation agrees to incur such additional costs.  The provisions of this cooperation agreement shall be set forth in the Proffer Allocation and Infrastructure Agreement.

27.            Condemnation.  In the event of the institution of any proceedings by any Governmental Authority which shall relate to the taking or proposed taking of any portion of the Property (or of any off site improvements that benefit the Property, including with respect to access or utilities by eminent domain prior to Closing, Seller shall promptly notify Purchaser and Purchaser shall thereafter have the right and option to terminate this Contract by giving Seller written notice of Purchaser’s election to terminate within ten (10) Business Days after receipt by Purchaser of the notice from Seller.  Seller hereby agrees to furnish Purchaser with written notice of a proposed condemnation within five (5) Business Days after Seller’s receipt of such notification.  Should Purchaser terminate this Contract, the Deposit held by the Escrow Agent shall immediately be returned to Purchaser and thereafter the parties hereto shall be released from their respective obligations and liabilities hereunder, except for the surviving obligations.  Should Purchaser elect not to terminate, the parties hereto shall proceed to Closing and Seller shall assign all of its right, title and interest in all awards in connection with such taking of the Property, to Purchaser and/or provide Purchaser a credit for proceeds received by Seller.  If Purchaser fails to notify Seller of its election within the ten (10) business day period, Purchaser will be deemed to have elected to terminate the Agreement.

FRXLIB-535778.1-BFTOMPKI

38

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above stated.
SELLER

DTC PARTNERS, LLC

By Lerner Enterprises, LLC, its
     Authorized Member

By:  /s/ ROBERT K. TANENBAUM

Name: Robert K. Tanenbaum

Title:  Manager

Date of Signing: May 2, 2008

PURCHASER

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:           /s/ JOHN T. EVANS
Name: John T. Evans
Title: Senior Vice President

Date of Signing: March 31, 2008

FRXLIB-535778.1-BFTOMPKI

39

CONSENT BY ESCROW AGENT

The undersigned hereby agrees to serve as the Escrow Agent under the foregoing and annexed Purchase Agreement and to perform all duties and obligations of the Escrow Agent under the provisions of the Purchase Agreement.

Dated this 2nd day of May, 2008.

LOUDOUN COMMERCIAL TITLE, LLC.

By: /s/ ROBERT M.GORDON
Name: Robert M. Gordon
Title: President

FRXLIB-535778.1-BFTOMPKI

40

EXHIBIT B

AFTER RECORDING,
PLEASE RETURN TO:

Reed Smith LLP
3110 Fairview Park Drive
Suite 1400
Falls Church, VA  22042                                                                                                Tax Parcels #
Attn:  Benjamin F. Tompkins, Esquire
Consideration:  $________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of ____________, 2008, by and between DTC PARTNERS, LLC, a Virginia limited liability limited partnership (known of record as Loudoun-LSJJ Partnership, a Maryland general partnership) having its principal office at 11501 Huff Court, North Bethesda, Maryland 20895-1094 ("Grantor"), and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association,  having its principal office at  2201 Cooperative Way, Herndon, VA  20171 ("Grantee").

WITNESSETH:  For Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY, with Special Warranty of Title, unto Grantee, its successors and assigns, in fee simple, the parcel of land located in Loudoun County, Virginia, described in Exhibit A attached hereto and made a part hereof;

TOGETHER with all buildings, fixtures and improvements located in and on such parcel of land; and

TOGETHER with all easements, rights-of-way, appurtenances, licenses and privileges belonging or appurtenant to such land; and

TOGETHER with all mineral, gas, oil and water rights, sewer rights, other utility rights and development rights now or hereafter allocated or allocable to such land; and

TOGETHER with all right, title and interest of Grantor in and to any land lying in the bed of any street, road, avenue or alley, open or closed, adjacent to such land to the center line thereof.

TO HAVE AND TO HOLD all of the aforesaid property (the “Property”) unto the use and benefit of Grantee, its successors and assigns, in fee simple, forever, and Grantor does hereby covenant to warrant specially the Property and to execute such further assurances of the Property as may be requisite.

The Property is a part of the same property acquired by the Grantor by deed recorded among the Land Records of Loudoun County, Virginia, in Deed Book _____, at page ___.

The Property is conveyed subject only to the conditions, easements, covenants, conditions, restrictions and agreements set forth on Exhibit B attached hereto and made a part hereof, to the extent, but only to the extent, that the same are valid and subsisting and apply to the Property or any part thereof.

IN WITNESS WHEREOF, the Grantor has caused this Deed to be executed on its behalf by its duly authorized General Partner as of the date first above written.

Grantor

DTC PARTNERS, LLC
(known of record as Loudoun-LSJJ Partnership).

By           Lerner Enterprises, LLC, a Maryland
            limited liability company, its Authorized
            Member

By: _______________________
______________,
Manager

COUNTY OF                                                   )
          )  ss:
STATE OF                                                      )

The foregoing instrument was acknowledged before me this _______ day of __________, 200___, by ____________, a Manager of Lerner Enterprises, LLC, a Member of DTC Partners, LLC (known of record as Loudoun-LSJJ Partnership).

WITNESS my hand and Notarial Seal.

______________________________
Notary Public

My Commission
expires:

FRXLIB-535778.1-BFTOMPKI

Exhibit A to Deed

[Legal Description]

FRXLIB-535778.1-BFTOMPKI

Exhibit B to Deed

Permitted Exceptions

FRXLIB-535778.1-BFTOMPKI

EXHIBIT C

[Form of Property Owners Association Covenants]

C-1

DECLARATION

FOR

DULLES TOWN CENTER

DECLARATION

FOR

DULLES TOWN CENTER

Article	Section	Page
Number	Number	Number

1 GENERAL PROVISIONS	4
1.1. Definitions	4
1.2. Construction of Association Documents	8
2 THE ASSOCIATION	9
2.1. Creation	9
2.2. Membership	9
2.3. Classes of Members; Voting Rights	9
2.4. Board of Directors	10
3 EASEMENTS	10
3.1. Utility and Development Easements.	10
3.2. Release of Public Improvement Bonds	10
3.3. Proffered Community Facilities	10
3.4. Community Facilities Easements	11
3.5. Relocation.	11
3.6. Terms of Rights and Easements.	11
3.7. Easement for Use of Common Area	12
3.8. Reserved Common Area and Limited Common Area	13
3.9. Land Submitted by Owners Other Than the Declarant and Enforcement of
Easements	14
4 EXPANSION/CONTRACTION OF THE PROPERTY	15
4.1. Expansion by the Declarant	15
4.2. Expansion by the Association	15
4.3. Procedure for Expansion	15
4.4. Withdrawal/Contraction	15
5 SPECIAL DECLARANT RIGHTS; TRANSFER	16
5.1. Special Declarant Rights	16
5.2. Transfer of Special Declarant Rights	16
6 COMMON EXPENSES AND ASSESSMENTS	17
6.1. Determination of Common Expenses and Budget	17
6.2. Purpose and Rate of Assessment	18
6.4. Individual Assessment	19
6.5. Liability for Assessments	19
6.6. Statement of Common Expenses	19
6.7. Reserves.	20
6.8. Late Fee	20
7 OPERATION OF PROPERTY	21
7.1. Maintenance Responsibilities	21
7.2. Lots	22
7.3. Maintenance Standards.	23

- i -

7.4. Disclaimer of Liability.	23
7.5. Services to Owners	24
8 USE, REZONING AND OPERATION RESTRICTIONS	24
8.1. Use Restrictions.	24
8.2. Rezonings and Proffer Amendments	24
8.3. Operational Restrictions.	24
8.4. Restriction on Further Subdivision	25
8.5. Leasing	26
8.6. Rules and Regulations	26
8.7. Exclusion for the Declarant and Designees of the Declarant	26
9 ARCHITECTURAL REVIEW	26
9.1. Architectural Review Committee.	26
9.2. Initial Construction	28
9.3. Compensation of the Architectural Review Committee	29
9.4. Additions, Alterations or Improvements by the Owners	29
10 INSURANCE	30
11 RECONSTRUCTION AND REPAIR	31
11.1. Casualty Damage on Common Area	31
11.2. Casualty Damage on Lots	31
12 COMPLIANCE AND DEFAULT	31
12.1. Enforcement Provisions	31
12.2. Notice and Hearing	32
12.3. Lien	33
12.4. Subordination and Mortgagee Protection.	33
13 MORTGAGEES	34
13.1. Notice to Board of Directors	34
13.2. Notices to Mortgagees	34
13.3. Other Rights of Mortgagees	34
14 AMENDMENT; EXTRAORDINARY ACTIONS	35
14.1. Amendment by the Declarant	35
14.2. Amendment by the Association.	35
14.3. Prerequisites to Amendment	35
15 TERMINATION	36
15.1. Duration; Termination by the Association	36
15.2. Prerequisites	36

SUBMITTED LAND	EXHIBIT A
DESCRIPTION OF DULLES TOWN CENTER COMMUNITY	EXHIBIT B
DESCRIPTION OF INITIAL COMMUNITY FACILITIES EASEMENT	EXHIBIT C

- ii -

DECLARATION

FOR

DULLES TOWN CENTER

THIS DECLARATION is made as of   ____________ , 2008 by DTC PARTNERS, L.L.C., a Virginia limited liability company, formerly Loudoun-LSJJ Partnership, a Maryland general partnership ("Declarant") ("Landowner/Developer") DTC NOKES, L.L.C., a Virginia limited liability company, DTC HOTEL ONE, L.L.C., a Virginia limited liability company, DTC APARTMENTS WEST, L.L.C., a Virginia limited liability company, 1 DULLES TOWN CENTER, L.L.C., a Virginia limited liability company; DTC APARTMENTS SOUTH, L.L.C., a Virginia limited liability company, and DULLES TOWN CENTER OWNERS ASSOCIATION, a Virginia nonstock corporation (“Association”)(“Community Association”).

R E C I T A L S:

R-1.  The Declarant and DTC NOKES, L.L.C., DTC HOTEL ONE, L.L.C., DTC APARTMENTS WEST, L.L.C.,  1 DULLES TOWN CENTER, L.L.C., DTC APARTMENTS SOUTH, L.L.C. , and DTC PARTNERS, L.L.C. (in its capacity as an owner) (collectively, the "Owners") own the land designated as Submitted Land in the legal descriptions attached hereto as Exhibit A, and desire to subject such land to the covenants, restrictions, reservations, easements, servitudes, liens and charges, all as more particularly hereinafter set forth.

R-2.  The Declarant and the Owners deem it desirable and in the best interests of all the owners of land subject to this Declaration to protect the value and the desirability of such land by providing for the development of such land in accordance with a common plan and the maintenance of certain shared facilities.

R-3.  To provide a means for meeting the purposes and intents set forth in the Proffers (as defined herein) and herein, the Declarant has caused Dulles Town Center Owners Association to be incorporated under the laws of the Commonwealth of Virginia.

NOW, THEREFORE, the Declarant the Owners and the Association hereby covenant and declare, on behalf of themselves and their respective successors and assigns, that from the date this Declaration is recorded, the land designated as Submitted Land in Exhibit A hereto shall be held, conveyed, acquired and encumbered subject to the terms and provisions hereof, all of which shall run with the land (including all improvements thereon) and bind and inure to the benefit of all Persons who may now or hereafter own or acquire any right, title, estate or interest in or to any of such land, or who may now or hereafter occupy or enter upon any portion thereof, subject to the right of the Declarant, the Owners or the Association to amend this Declaration from time to time in accordance with the provisions for amendment set forth herein.

P A R T   O N E

ARTICLE 1

GENERAL PROVISIONS

Section 1.1.  Definitions.  Terms used herein without definition shall have the meanings specified for such terms in Section 13.1-803 of the Act.  Capitalized terms used herein shall have the meanings specified for such terms below.

(1)           "Act" means the Virginia Nonstock Corporation Act, Chapter 10 of Title 13.1 of the Code of Virginia (1950), as amended, supplemented or replaced from time to time.

(2)           "Architectural Guidelines" means the guidelines established by the Declarant during the Development Period, or adopted by the Board of Directors pursuant to Article 9.

(3)           "Architectural Review Committee" means the Committee established pursuant to Section 9.1.

(4)           "Articles of Incorporation" means the Articles of Incorporation for the Association filed with the  Virginia State Corporation Commission, as amended from time to time.
(5)           "Assessments" means the sums levied against the Lots as provided in Article 6.

(6)           "Association" or “Community Association” means Dulles Town Center Owners Association and, with respect to the rights and obligations of the Association set forth in this Declaration, its successors and assigns.  "Subassociation" means any owners association or condominium unit owners association subject to this Declaration and governing some but less than all of the Property pursuant to covenants recorded among the Land Records.

(7)           "Association Documents" means collectively, the Articles of Incorporation, this Declaration, any applicable supplementary declaration, and the Bylaws, all as amended from time to time.  Any exhibit, schedule, certification or amendment to an Association Document is an integral part of that document.

(8)           "Board of Directors" or "Board" means the executive and administrative entity established by Article 5 of the Articles of Incorporation as the governing body of the Association.

(9)           "Bylaws" means the Bylaws of the Association, as amended from time to time.

(10)           "Common Area" means, at any given time, all of the Property (excluding Lots) then owned by the Association.  Land within the Property is not Common Area solely because it is burdened by an easement for utilities, landscaping, storm water management, signage or trails or dedicated as a public street or roadway even though the Association may maintain such areas.  Common Area may include, without limitation, property upon which Community Facilities serving the Property or the Dulles Town Center Community are located if such property is owned by the Association.

(a) "Limited Common Area" means a portion of the Common Area which has been designated pursuant to Section 3.8 for the primary or exclusive (if specifically so designated) use of Owners of one or more but less than all the Lots.

(b) "Reserved Common Area" means a portion of the Common Area for which the Board of Directors has granted a revocable license for exclusive use pursuant to Section 3.8.

(13)           "Common Expenses" or “Community Common Expenses” means all expenditures made by or on behalf of the Association, together with all funds determined by the Board of Directors to be reasonably necessary for the creation and maintenance of reserves pursuant to the provisions of the Association Documents.  Except when the context clearly requires otherwise any reference to Common Expenses includes Limited Common Expenses.  "Limited Common Expenses" means all expenditures made by or on behalf of the Association and benefiting one or more but fewer than all of the Owners and assessed against the Lots owned by the Owners benefited pursuant to Section 6.2(c).

(14)           "Community" or "Dulles Town Center Community" means the Property subject to this Declaration as well as any other land being (or previously) developed by the Declarant adjacent to such Property, including without limitation, the Colonnade at Dulles Town Center residential community and the Dulles Town Center Mall and surrounding retail property.

(15)           "Community Facilities Easements" means, at any given time, the areas within each Lot located within twenty-five feet of any lot boundary-line adjacent to a public right-of-way or within fifteen feet of any lot boundary-line located adjacent to another Lot or a private street subject to a Community Facilities Easement pursuant to Section 3.4. and all other easements granted for the benefit, use and enjoyment of the Owners within the Dulles Town Center Community for landscaping, street lights, signage, entry features, pedestrian ingress and egress and storm water drainage management or use of amenities or facilities (including Community Facilities).  "Community Facilities" means facilities serving the Dulles Town Center Community including, without limitation the storm water management facilities, ponds and easements areas, landscaping (including associated irrigation systems, if any), signage, (including entrance features), paths, trails and sidewalks (including associated lighting or street furniture), fencing, street lights and private streets.  Community Facilities shall also include, without limitation, the community pool, pool house, tennis courts, multi-purpose courts, play areas, trails and associated facilities and amenities located adjacent to the Colonnade at Dulles Town Center residential community.  Subject to the provisions of Section 3.3 hereof, Community Facilities shall also include the clubhouse facility located within the Remington Apartment community.

                        (16)           "County" means Loudoun, Virginia. All references to approval by the County shall mean approval by the appropriate agency of the County, as determined by the Office of the County Attorney at that time.

(17)           "Declarant" or “Landowner/Developer” means DTC Partners, L.L.C. a Virginia limited liability company, successor in interest to Loudoun-LSJJ Partnership, a Maryland general partnership.  Following recordation of an instrument assigning to another Person some or all of the rights reserved to the Declarant under the Association Documents pursuant to Section 5.2, the term "Declarant" shall mean or include that assignee.

(18)           "Declaration", means this Declaration for Dulles Town Center made by the Declarant and recorded among the Land Records, and all amendments thereto, except when the context clearly requires otherwise, all "Supplementary Declarations."

"Supplementary Declaration" means any declaration:  (i) submitting land to the terms of the Declaration and subjecting such land to the jurisdiction of the Association, whether or not such Supplementary Declaration contains additional provisions reflecting the unique characteristics of the land being submitted; or (ii) submitting a portion of the Property to such supplementary covenants in accordance with the provisions of Article 4.  A Supplementary Declaration may be part of a deed of subdivision.

(19)           “Developer Control Period” means the period ending on the earliest of: (i) the date the Declarant or related entities no longer own at least ten percent of the total square footage of the land described in Exhibit A attached hereto; or (ii) the date that the Declarant notifies the Association that the Developer Control Period has ended.

(20)           "Development Period" means the period of time when the Declarant is engaged in development or sales or activities related thereto, anywhere on the Property and the Declarant is entitled to exercise certain "Special Declarant Rights" under the Association Documents.  Special Declarant Rights are described in Article 5.  The Development Period shall end on the earlier of:  (i) the date when all improvements for the Submitted Land shown on the Development Plan are substantially completed and all bonds filed by the Declarant and held by a governmental agency with respect to the Submitted Land have been released; or (ii) the date the Declarant provides the Association written notice that the Development Period shall end.

(21)           "Development Plan" means the general development plan or site plan or plans for the Dulles Town Center Community as approved by resolutions of the Board of Supervisors of Loudoun County, Virginia and as amended from time to time, including but not limited to ZMAP 86-53 and ZMAP 1990-0014.   Although the Declarant may develop the Submitted Land substantially in accordance with the Development Plan and the Proffers, the Declarant reserves the right to modify the Development Plan and the Proffers, subject only to the requirements and procedures of the County.

(22)           "Land Records" means the land records of Loudoun County, Virginia, the jurisdiction in which the Property is located.

(23)           "Lot" means a portion of the Property which is a separate subdivided lot of record or any other parcel of Submitted Land held in separate ownership (but not including the land designated as Common Area and owned by the Association in fee simple, or land dedicated for public street purposes), together with any improvements now or hereafter appurtenant thereto.  Lot shall also mean any condominium unit created in accordance with Chapter 4.2 of Title 55 of the Code of Virginia (1950), as amended. The common elements of any condominium or cooperative are appurtenances to the units and are part of the Lot.

(a)           “Civic Lot”  means a Lot upon which the improvements or planned improvements are intended for use and occupancy for primarily a public purpose and owned by a governmental or nonprofit entity, including without limitation, churches, schools, fire and rescue stations, police stations, libraries and parks.  If a Civic Lot is no longer used and occupied for a public purpose, is no longer owned by a governmental or nonprofit entity or is used for residential or commercial purposes, then such Lot shall no longer be a Civic Lot and shall be treated as a Multifamily Residential Lot or a Single Family Residential Lot, Retail Lot or Commercial Lot, as may be appropriate.

(b)           “Commercial Lot”  means a Lot upon which the improvements or planned improvements are intended for use and occupancy for primarily nonresidential purposes (other than retail) and, unless otherwise specified, includes without limitation Lots containing daycare facilities, offices, industrial uses, commercial condominium units, restaurants, hotels, golf courses (if any) or similar uses

(c)           “Multifamily Residential Lot” means a Lot upon which the improvements or planned improvements are intended for use and occupancy primarily as a residence containing more than one dwelling and, unless otherwise specified includes without limitation Lots containing rental apartments or elderly congregate care facilities.

(d)           “Retail Lot” means a Lot upon which the improvements or planned improvements are intended for use and occupancy for primarily retail uses such as free-standing stores and shopping centers.

(e)           “Single Family Residential Lot” means a Lot upon which the improvements or planned improvements are intended for use and occupancy as a residence containing only one dwelling and, unless otherwise specified, includes without limitation Lots containing residential condominium units, residential cooperative units or semi-detached homes.

(f)           "Undeveloped Lot" means a Lot owned by the Declarant which does not contain a building for which a certificate of occupancy or similar permit has been issued.

(24)           "Majority Vote" means a simple majority (more than fifty percent) of the votes entitled to be cast by Owners present in person or by proxy at a duly held meeting of the Owners at which a quorum is present.  Any vote of a specified percentage of Owners means that percentage with respect to the total number of votes actually cast by Owners present in person or by proxy at a duly held meeting of the Owners at which a quorum is present.  Any vote by a specified percentage of the Board of Directors (or committee) means that percentage with respect to votes entitled to be cast by directors (or committee members) present at a duly held meeting of the Board (or committee) at which a quorum is present.  Any vote of or approval by a specified percentage of the Mortgagees means a vote of or approval (whether actual or presumed) by the Mortgagees calculated based on the number of votes appertaining to each Lot (or the Owner of such Lot) on which a Mortgage is held by a Mortgagee.

(25)           “Member” means an Owner or the Subassociation representing such Owner.

(26)           "Mortgagee" means a lender holding a first mortgage or first deed of trust ("Mortgage") encumbering a Lot which has notified the Board of Directors of its status in writing pursuant to Section 13.2 and has requested in writing all rights of a Mortgagee under the Association Documents.  Where the approval of Mortgagees is required, such approval means:  (i) written approval; (ii) any written waiver of approval rights; or (iii) a letter stating no objection.

(27)           "Officer" means any person holding office pursuant to Article 6 of the Bylaws.

(28)           "Owner" means one or more Persons who own a Lot in fee simple, but does not mean Person having an interest in a Lot solely by virtue of a contract or as security for an obligation.  With respect to Lots consisting of residential or commercial condominiums, the Owner of such Lot shall be deemed to be the condominium unit owners association for the purposes of voting and approvals.

(29)           "Person" means a natural person, corporation, limited liability company, partnership, association, trust or other entity capable of holding title or any combination thereof.

(30)           “Proffers" means the proffers submitted with any zoning or rezoning application applicable to the Dulles Town Center Community as approved by the Board of Supervisors of Loudoun County, Virginia, as amended from time to time. Although the Declarant may to develop the Community substantially in accordance with the Development Plan and the Proffers, the Declarant reserves the right to modify the Development Plan and the Proffers, subject only to the requirements and procedures of the County.

(31)           "Property" means, at any given time, the Submitted Land subject to this Declaration, together with all improvements and appurtenances thereto now or hereafter existing.

(32)           "Reserved Easement Areas" means areas within each Lot located within twenty-five feet of any lot boundary-line adjacent to a public right-of-way or within fifteen feet of any lot boundary-line located adjacent to another Lot or a private street for which the Declarant has reserved the right to use and grant easements for development purposes.

(33)           "Rules and Regulations" means the rules and regulations governing the use, occupancy, operation, Upkeep and physical appearance of the Common Area and appearance of the Lots adopted from time to time by the Board of Directors.

(34)           "Submitted Land" means the land designated as such in Exhibit A and all land which is from time to time submitted to this Declaration, (including Lots and Common Area).

(35)           "Upkeep" means care, inspection, maintenance, snow and ice removal, operation, repair, repainting, remodeling, restoration, improvement, renovation, alteration, replacement and reconstruction, landscaping, lighting and signage.

Section 1.2.  Construction of Association Documents.

(a)           Captions and Cross-References.  The captions are inserted only for reference, and in no way define, limit or otherwise affect the scope, meaning or effect of any provision.  All cross-references are to the Declaration unless otherwise indicated.

(b)           Pronouns.  The use of the masculine gender shall be deemed to include the feminine and neuter genders, and the use of the singular shall be deemed to include the plural and vice versa, whenever the context so requires.

(c)           Severability.  Each provision of an Association Document is severable from every other provision, and the invalidity of any one or more provisions shall not change the meaning of or otherwise affect any other provision.  To the extent that any provision of the Association Documents is found to be overly broad or unenforceable and a narrower or partially enforceable construction may be given to such provision, then the narrower or partially enforceable construction shall be applied and, to the extent lawful, the provision shall be enforced.

(d)           Interpretation.  If there is any conflict among the Association Documents, this Declaration, and thereafter the applicable Supplementary Declaration, shall control, except as to matters of compliance with the Act, in which case the Articles of Incorporation shall control.  Particular provisions shall control general provisions, except that a construction consistent with the Act shall in all cases control over any construction inconsistent therewith.  The provisions of the Bylaws shall control over any conflicting provision of any rule, regulation or other resolution adopted pursuant to any of the Association Documents.  The Association

Documents shall be construed together.  Any requirements as to the content of one shall be deemed satisfied if the deficiency can be cured by reference to any of the others. The easements granted and reservations made herein or in any supplementary declaration shall not terminate or merge and shall continue to run with the land, notwithstanding the common law doctrine of merger and the common ownership of the Property at this time by the Declarant

(e)           Governing Law.  This Declaration shall be construed under Virginia law; excluding its conflicts of law provisions.

(f)           Conditions on Approvals.  Whenever the Declarant, the Association or any Owner needs the approval of another Person under this Declaration, such approval cannot be conditioned on the payment of money, either directly or as processing or professional fee.  A Person granting such an approval is entitled, however, to reimbursement or payment of all costs actually incurred.

ARTICLE 2

THE ASSOCIATION

Section 2.1.                                Creation.  The Association is a nonstock corporation organized and existing under the laws of the Commonwealth of Virginia, charged with the duties and vested with the powers prescribed by law and set forth in the Association Documents.

Section 2.2.                                Membership.  Members of the Association shall at all times be, and be limited to, the Declarant (during the Development Period) and Persons who constitute Owners of the Lots.  If more than one Person owns a Lot, then all of the Persons who own such Lot shall collectively constitute one Owner.  Each Person is entitled to attend all meetings of the Association.  Membership in the Association is mandatory and automatic with ownership of a Lot.

Section 2.3.                                Classes of Members; Voting Rights.  The Association shall have the Classes of Members with the voting rights set forth in Article 4 of the Articles of Incorporation and as follows.

The Class A Members shall be all Owners of Single Family Residential Lots or the Subassociations representing such Owners.  A Class A Member shall have one vote for each square foot of land either owned by or governed by such Member.

The Class B Members shall be the Owners of Multifamily Residential Lots or the Subassociations representing such Owners.  A Class B Member shall have one vote for each square foot of land either owned or governed by such Member.

The Class C Members shall be the Owners of Commercial Lots or the Subassociations representing such Owners.  A Class C Member shall have one vote for each square foot of land either owned by or governed by such Member.

The Class D Members shall be the Owners of Retail Lots or the Subassociations representing such Owners.  A Class D Member shall have one vote for each square foot of land either owned by or governed by such Member.
The Class E Members shall be the Owners of Civic Lots and shall have no vote.

The Class F Member shall be the Declarant.  During the Developer Control Period, the Class F Member shall have twice as many votes as the number of votes held by all other Classes of Members when a vote is taken.  Thereafter, for so long as the Declarant or its related entities owns any portion of the land described on Exhibit A attached hereto, the Declarant shall have one vote.

Section 2.4.                                Board of Directors.  Unless otherwise specifically provided in the Act or the Association Documents, all rights, powers, easements, obligations and duties of the Association may be performed by the Board of Directors on behalf of the Association.
ARTICLE 3

EASEMENTS

Section 3.1.  Utility and Development Easements.

(a)           Utility Easements.  The right to use, grant and reserve easements and licenses in the Common Area and the Reserved Easement Areas is hereby reserved and/or granted to the Declarant, and the right to use, grant and reserve easements and licenses in the Reserved Easement Areas is hereby granted to the Association, for the purposes of:  (i) installation, construction and Upkeep of equipment used to provide any utilities, including without limitation water, sewer, drainage, gas, electricity, telephone and television service, whether public or private; (ii) ingress and egress to do such installation, construction and Upkeep; or (iii) storm water management.  Any easement or license rights granted under this section are subject to the limitations of Section 3.6.

(b)           Development Easements.  Subject to Section 3.6, the Declarant reserves an easement of ingress and egress over and use of any of the Common Area or the Reserved Easement Areas for: (i) movement and storage of building materials and equipment; (ii) temporary slope and construction easements for making improvements (e.g., streets and utilities) in the Community.

Section 3.2.                                 Release of Public Improvement Bonds.  The Declarant and the Association are hereby granted a right to grant, vacate or terminate easements on the Common Area or the Lots as may be commonly required by any governmental agency or authority in connection with the release of bonds held by the County in connection with the acceptance of streets for public maintenance with respect to the Community.  Any rights granted hereunder this Section are subject to the limitations in Section 3.6.

Section 3.3.                                Proffered Community Facilities.   Pursuant to Proffer XIII.33.A of the Proffers, as clarified by letter dated August 13, 2004 from the Loudoun County Zoning Administrator, the Declarant has provided (i) a swimming pool, pool house and tennis courts adjacent to the Colonnade at Dulles Town Center residential project (shown as Land Bay P on the Development Plan), but specifically excluding any facility, building or improvement owned by the Colonnade Homeowners Association; and (ii) a clubhouse/community building within the Remington Apartment project (shown as Land Bay M on the Development Plan).  The foregoing amenities (collectively, the "Proffered Community Facilities") shall be treated as Community Facilities for all purposes hereunder and as required by the Proffers, will be available for use by all Owners as well as residents of the Colonnade at Dulles Town Center project.  The Association may charge a membership fee or similar user fee to residents or Owners who wish to use the Proffered Community Facilities.  The Association shall be responsible for Upkeep of the Proffered Community Facilities referenced in (i) above and the Owner of the Remington Apartment project shall be responsible for the Upkeep of the Proffered Community Facilities referenced in (ii) above unless such responsibility has been assigned to and assumed by the Association in a subsequent written instrument.  The Declarant reserves the right to reimburse the Owner of the Remington Apartment project for the reasonable cost of Upkeep of the Proffered Community Facilities referenced in (ii) above that is attributable to the use of such facilities by individuals other than residents of the Remington Apartment project and any such reimbursement shall be a Common Expense.  The Declarant reserves the right, in its sole discretion, to designate one or more facilities in any other portion of the Dulles Town Center project (each an “Alternate Proffered Facility”) to satisfy the requirements of Proffer XIII.33.A or any other Proffer or governmental requirement, and upon such designation, the Alternate Proffered Facility shall automatically become a Proffered Community Facility as defined above and shall be treated as a Community Facility for all purposes under this Declaration.  Further, upon designation of an Alternate Proffered Facility, the facility or amenity previously designated as a Proffered Community Facility shall automatically cease to be a Community Facility for all purposes hereunder.

Section 3.4.                                Community Facilities Easements.  The Owners hereby grant to the Declarant and the Declarant hereby reserves to itself and its successors and assigns easements over, beneath and through the Common Area and any Lot:  (i) within twenty-five feet of any lot line adjacent to a public right-of-way; (ii) within fifteen feet of any lot line adjacent to another Lot or a private street; or (iii) where specifically designated as an easement on any plat (including that plat attached as Exhibit C) for Community Facilities, including without limitation for landscaping, signage, entry features, street lights, paths, recreational facilities, streets, trails or sidewalks or other facilities benefiting the Dulles Town Center Community.  The Community Facilities Easements may be used for the purpose of construction, installation, irrigation and Upkeep of landscaping features, including without limitation plants, trees and earth berms and other earth contouring and shall include access as necessary to perform such tasks.  Such easement area shall also be available for installation, construction and Upkeep of entrance features, project signage, street lights, street furniture, trails, paths, recreational facilities, streets, sidewalks, fencing, associated lighting and irrigation systems and utilities. The Association shall have the right to maintain the Community Facilities. The Owner of a Lot burdened by such easement shall not construct any improvements within the easement without the permission of the Association.  The Owner of the Lot and the Association, each acting through their boards of directors without further approvals, may together record an instrument relocating the general Community Facilities Easement area with respect to such Lot, without the approval of the Owner of any other Lot.  Upkeep of the Community Facilities Easement Areas and the Community Facilities located therein shall be provided by the Owner of the Lot upon which such Community Facilities and Community Facilities Easements are located, unless the responsibility for such Upkeep has been specifically assigned to or assumed by the Association or as provided in a separate deed of easement.  The Association may assume responsibility for Upkeep of Community Facilities or Community Facilities Easement Areas without the consent of the Owner of any Lot, including the Owner of a Lot upon which the Community Facilities or Community Facilities Easements are located.  The maintenance of storm water management facilities is governed by Section 7.1 (b) hereof.   A Community Facilities Easement, or any portion thereof as applicable, shall automatically cease and terminate and become null and void upon the dedication for public street purposes (or other conveyance for public purposes) of the applicable portion of the easement area.

Section 3.5.                                Relocation.  If an easement is relocated, the cost of such relocation shall be paid by the party requesting the relocation.

Section 3.6.                                Terms of Rights and Easements.

(a)           Notice.  The Declarant (when exercising the easements granted by Section 3.1 and 3.4), or the Association (when exercising any easements granted  by Sections 3.1, 3.2 or 3.4), or the Declarant or Association's grantee, and its successors and assigns (when exercising easement rights granted to it by the Declarant or the Association under Section 3.1), shall give reasonable prior notice to all affected Owners, unless an emergency exists which precludes such prior notice (in which event prompt subsequent notice shall be given).

(b)           Limitations on Disturbance.  The Declarant (when exercising the easements granted to it by Sections 3.1, 3.2, 3.4, 3.7 or 3.8), or the Association, or the Declarant's or Association's grantee, and its successors and assigns (when exercising easement rights granted to it by the Declarant or the Association under Section 3.1), shall:

(i)           minimize any economic or aesthetic injury to the affected Lots or the Common Area;

(ii) do any work promptly and expeditiously as possible;

(iii)           not unreasonably interfere with any affected Owner's use of its Lot or with the Association's use of the Common Area;

(iv)           not materially interfere with vehicular or pedestrian access to or on a Lot during business hours without prior approval of the Owner.

(v)           to the extent practicable, limit any Upkeep within an easement area to non-business hours with respect to the affected Lot and not block access to the parking lots or buildings located on the Lot;

(vi)           not change the elevation of any of the Lot without the prior written approval of the Owner of the Lot, nor change the grade of any of the Lots so as to interfere with drainage on the Lot or affect the improvements on the Lot;

(vii)           fully restore any affected sidewalks, pavement, landscaping and similar improvements, and the surface of the land and the surrounding vegetation, to their original condition (to the extent practical) as soon as possible; and

(viii)          not install any utility facility or equipment above ground (except for temporary utility facilities and equipment connected with acts under the development easement in Section 3.1), and except for utility facilities and equipment typically required to be installed above ground.

Notwithstanding the above, if the grantee of an easement is a governmental quasi governmental or major utility provider, the limitations on the exercise of the easement shall only be subject to the terms of such grantee's standard form.

(c)           Non-exclusive and Perpetual.  All rights and easements created by this Section 3 are non-exclusive and perpetual, except for those rights and easements of Declarant under Section 3.1 which expire at the end of the Development Period.

Section 3.7.  Easement for Use of Common Area.

(a)           Use and Enjoyment. The Declarant, during the Development Period, and each Owner are hereby granted a non-exclusive right and easement of use and enjoyment in common with others of the Common Area except as limited by the assignment of Reserved Common Area or designated as Limited Common Area for the exclusive use of one or more Owners pursuant to Section 3.8.  Each Owner is also hereby granted a non-exclusive easement for egress and ingress and utility services over the Common Area serving such Owner's Lot to the extent necessary to provide vehicular and pedestrian access and utility service to such Owner's Lot such easement to include driveways, lead sidewalks and sanitary laterals as necessary.  Such easements for ingress and egress and utility service may be relocated by the Association, acting through its Board of Directors without Owner or Mortgagee approval, but shall not be extinguished by termination of the Declaration or conveyance of the Common Area unless alternative access is provided, if necessary, and the Owner of the Lot consents in writing to the termination of the easement.  The foregoing rights and easements of use and enjoyment and access, ingress and egress and utility services shall be appurtenant to each Lot, whether or not mentioned in the deed thereto.  Any purported conveyance or other transfer of such rights and easements apart from the Lot to which such rights and easements are appurtenant shall be void.  Subject to the Rules and Regulations and such other restrictions as may be adopted by the Association, any Person having the right to use and enjoy certain Limited Common Area or Reserved Common Area may delegate such rights to such Person's customers, tenants, guests, employees, agents and invitees and to such other Persons as may be permitted by the Association.

(b)           Adjacent Land.  During the Development Period, the Declarant also reserves to itself, its successors and assigns, the right to grant to each Person lawfully occupying a portion of the land located immediately adjacent to the Property a non-exclusive easement over all streets, walks and paths on the Common Area, as may be necessary for vehicular and/or pedestrian ingress and egress across such Common Area from a public right-of-way to any portion of the adjacent land that would not otherwise have access to a public right-of-way; provided, however, that the Persons benefiting from such easement may be required to pay a portion of the expense of Upkeep for such streets, walks and paths as determined by the Declarant.

(c)           Limitations.  The rights and easements of enjoyment created by this section shall be subject (in addition to any easements granted or reserved in this Declaration or pursuant to the other Association Documents) to all rights and powers of the Declarant and the Association when exercised in accordance with the other applicable provisions of the Association Documents, including without limitation the Association's right (acting through its Board of Directors) to regulate the use of the Common Area, to grant easements across the Common Area, to dedicate portions of the Common Area owned in fee simple by the Association and to convey or mortgage the Common Area owned in fee simple by the Association.

(d)           Common Area Conveyances.  The Association, acting through its Board of Directors without Owner or Mortgagee approval, has the power at any time or times, consistent with the then existing zoning or subdivision ordinances of the applicable governmental authority, to (i) transfer part of the Common Area subject to this Declaration, if any, to or at the direction of the Declarant or other Person requesting the adjustment, for the purpose of adjusting Lot lines or otherwise in connection with the orderly subdivision and development of the Property; (ii) grant easements across the Common Area; (iii) to make dedication of the Common Area; and (iv) to convey the Common Area to a governmental agency or entity formed for purposes similar to the purposes for which the Association was formed.

Section 3.8.  Reserved Common Area and Limited Common Area.

(a)            Reserved Common Area.  The Board of Directors shall have the power in its discretion from time to time to grant revocable licenses in the Common Area owned in fee simple by the Association by designating portions of the Common Area as Reserved Common Area.  Such Reserved Common Area shall be subject to such restrictions, reasonable charges and conditions on the use thereof as the Board may deem appropriate.  Such Reserved Common Area shall be maintained by the Association or, at the Board's determination, by the Persons having the exclusive right to use the Reserved Common Area.

(b)           Limited Common Area.  The Declarant shall have the right, for as long as the Declarant has the right to add additional land under Section 4.1 to restrict portions of the Common Area owned in fee simple by the Association in the nature of an easement for the primary or exclusive (if specifically assigned) use of the Owners of one or more specific Lots by designating such portions of the Common Area as Limited Common Area in a Supplementary Declaration.  The Declarant may either:  (i) indicate the locations of the Limited Common Area appertaining to one or more Lots by depicting such Limited Common Area and the Lots to which it is appurtenant on the plat attached as an exhibit to a Supplementary Declaration; (ii) label a portion of the Common Area shown on a plat attached as an exhibit to a Supplementary Declaration as "Common Area that may be assigned as Limited Common Area", and thereafter assign such Limited Common Area to one or more specific Lots by unilaterally amending the Supplementary Declaration to indicate the assignment, depicting the Limited Common Area being assigned and the Lots to which it is appurtenant; or (iii) describe the Limited Common Area or Common Area that is or may be assigned as Limited Common Area in a Supplementary Declaration. Common Area may not be designated as Limited Common Area or Common Area that may be assigned as Limited Common Area for the exclusive use of an Owner after conveyance of such Common Area to the Association, unless the Owners of all lots abutting such Common Area consent the assignment as Limited Common Area.

Section 3.9.  Land Submitted by Owners Other Than the Declarant and Enforcement of Easements.  Any Person submitting land to this Declaration hereby grants to the Declarant, the Association and to each other Owner all rights, easements and other interests with respect to such land granted or reserved and shall provide such further assurances as may be required.  The easements and rights granted by this Declaration shall not be enforceable by Persons to whom such easements and rights may be delegated by Owners.  This section does not affect, however, the rights of Mortgagees in possession or court-appointed officers in possession and control of a Lot acting in the name, place and stead of Owners, or any Person's right to enforce any easements or rights granted in any lease or agreement by an Owner.

Section 3.10. No Dedication.  This Declaration does not dedicate the easements herein declared for the benefit of any Person not herein expressly made a beneficiary thereof.  Declarant expressly disclaims the creation of any right in or for the benefit of the general public.
ARTICLE 4

EXPANSION/CONTRACTION OF THE PROPERTY

Section 4.1.  Expansion by the Declarant.  The Declarant hereby reserves a right during the Development Period to expand the Property from time to time without the approval of the Association or any Owner (except the owner of such land) or Mortgagee by unilaterally submitting additional land to the provisions of this Declaration and the jurisdiction of the Association whether or not such land is owned by the Declarant.  The right to expand may be terminated only upon the recordation by the Declarant of an instrument relinquishing such right.  The Declarant reserves the unilateral right without the approval of the Association or any Owner (except the owner of such land) or Mortgagee to sign and record a Supplementary Declaration, subjecting any portion of the Property to such additional or different covenants and restrictions as may be necessary to reflect the different characteristics of such portion of the Property as are not inconsistent with the overall scheme of the Declaration; provided, however, that the Declarant shall not have such right after the conveyance of a Lot to an Owner other than the Declarant without the written consent of such Owner.  The Declarant shall add additional land in accordance with the procedures set forth in Section 4.3.  There are no limitations on the right to  expand except as set forth in this Article.

Section 4.2.  Expansion by the Association.  With the written consent of the fee simple owner of such land, at least a Sixty-seven Percent Vote of the Owners or the written consent of Owners entitled to cast at least sixty-seven percent of the total number of votes and the written consent of the Declarant during the Development Period, the Association may submit any land to the provisions of this Declaration and the jurisdiction of the Association, in accordance with the procedures set forth in Section 4.3.

Section 4.3.  Procedure for Expansion.  The Declarant or the Association, as appropriate, may record one or more Supplementary Declaration submitting the land described therein to this Declaration and to the jurisdiction of the Association.  Each Supplementary Declaration shall include a legally sufficient description of the land added. Any Supplementary Declaration may contain such additions or modifications to the provisions in this Declaration as may be necessary to reflect the different character of the land described therein and as are not inconsistent with the overall scheme of this Declaration; provided, however, that such additions or modifications shall not apply to any Lot previously submitted to this Declaration without the written consent of the Owner of the Lot subject to the additional provisions.

Section 4.4.  Withdrawal/Contraction

(a) Contraction by the Declarant.  During the Development Period, the Declarant has the unilateral right from time to time without the approval of the Association or any Owner or Mortgagee to sign and record an amendment to the Declaration and the applicable Supplementary Declaration withdrawing any portion of the Submitted Land, if (i) such land is dedicated or is to be dedicated to public use or conveyed to a public agency; (ii) such land is zoned or to be used for residential purposes whether or not owned by the Declarant; (iii) such land is to be used for Civic Purposes whether or not owned by the Declarant or (iv) required in order to comply with the Proffers or any other governmental regulation or directive. To withdraw a Lot not owned by the Declarant, the consent of the Owner is required. Any land dedicated for public street purposes is automatically withdrawn and the Declarant may unilaterally, without the approval of the Association or any Owner or Mortgagee, record an instrument confirming such withdrawal.  The Declarant hereby also reserves the unilateral right to withdraw any portion of the Property until such time as such Lot is owned by an Owner other than the Declarant or an affiliate of the Declarant.

The Declarant may exercise the rights reserved hereunder  without the approval of the Association or any Owner or Mortgagee, and such right may be terminated only upon the recordation by the Declarant of an instrument relinquishing such right.  There are no limitations on the Declarant's rights to contract except as set forth in this Section.  The Declarant may record one or more amendments to this Declaration and the applicable Supplementary Declaration and Exhibits thereto  removing the Property described therein from the jurisdiction of the Association, and upon the recordation of any such amendment, this Declaration shall thereupon cease to bind, run with or otherwise affect the real estate within that Property so described.

(b) Contraction by the Association.  In addition, any portion of the Property to be dedicated to the public may be withdrawn by the Association upon: (i) the approval of the Board of Directors; (ii) the approval of the Declarant, during the Development Period; (iii) the approval of Owners by a at least Sixty-seven Percent Vote of the Owners or the written approval of Owners entitled to cast at least sixty-seven percent of the total number of votes; and (iv) the approval of the owner of the land being withdrawn.  Any land dedicated for public street purposes or other public purposes shall be deemed to be automatically withdrawn.

ARTICLE 5

SPECIAL DECLARANT RIGHTS; TRANSFER

Section 5.1.  Special Declarant Rights.  Special Declarant Rights are those rights reserved for the benefit of the Declarant as provided for in the Association Documents, and shall include without limitation the following rights:  (i) to have, use, grant, reserve and terminate easements over and through the Property for the purpose of making improvements within the Property as provided in Article 3; (ii) to exercise the rights and votes of the Declarant and the Class F Owner; (iii) to remove and replace any director elected by the Class F Owner; (iv) to make unilateral amendments to the Association Documents as provided in Sections 3.8, 4.1, 4.4 and 14.1; (v) to add additional land pursuant to Section 4.1; (vi) to withdraw Submitted Land pursuant to Section 4.4 and (vii) to exercise any other rights reserved or given to the Declarant by the Association Documents.

Section 5.2.  Transfer of Special Declarant Rights.

The Declarant may unilaterally transfer (without the approval or joinder of the Association or any Owner or Mortgagee) Special Declarant rights created or reserved under the Association Documents to (i) any Person acquiring Lots or Property owned by the Declarant at the time of transfer or (ii) any lender holding a Mortgage on Lots or Property owned by the Declarant at the time of transfer.  Such transfer shall be evidenced by an instrument recorded in the Land Records.  The instrument is not effective unless signed by the transferor and transferee; provided, however, that a Person may unilaterally sign and record an instrument to acquire some or all of the Special Declarant Rights with respect to the land acquired if such Person acquires all the Lots and/or Property owned by a declarant at the time of transfer pursuant to a mortgage or deed of trust by foreclosure or deed in lieu of foreclosure.  Such instrument must be recorded within a reasonable time after acquisition of the land.

A successor to Special Declarant Rights held by a transferor who succeeded to those rights pursuant to a Mortgage or a foreclosure or a deed in lieu of foreclosure may declare the intention in an instrument recorded in the Land Records to hold those rights solely for transfer to another Person.  Thereafter, until transferring the Special Declarant Rights to a Person acquiring title to any Lots or Property owned by such successor, or until such successor records an instrument assuming the right to exercise the Special Declarant Rights, that successor may not exercise any of the Special Declarant Rights other than (i) any right held to vote as Declarant and the Class F Owner or (ii) to approve or disapprove: (A) amendments to the Association Documents, (B) dissolution of the Association, or (C) termination of the Declaration.  So long as a successor does not exercise Special Declarant Rights (except the rights described above) under this subsection, such successor is not subject to any liability or obligation as a declarant.

A partial transfer of Special Declarant Rights does not prevent the transferor declarant from continuing to exercise Special Declarant Rights with respect to land retained by such declarant.  The instrument providing for a partial transfer of Special Declarant Rights shall allocate voting rights between the transferor and the transferee as such Persons shall agree among themselves or based on the relative square footages of the land owned by each declarant if not otherwise provided.  Each Person having declarant rights under the Association Documents has the right to transfer such rights unilaterally with respect to land owned by such Person except to the extent provided otherwise in an instrument assigning the Special Declarant Rights to such Person.  If at any time the Declarant ceases to exist and has not made an assignment of the Special Declarant Rights, a successor may be appointed by an amendment to the Declaration made pursuant to Section 14.2.

P A R T   T W O

ARTICLE 6

COMMON EXPENSES AND ASSESSMENTS

Section 6.1.  Determination of Common Expenses and Budget.

(a)           Fiscal Year.  The first fiscal year of the Association shall be as determined in accordance with Section 9.4 of the Bylaws.

(b)           Budget.  The Board of Directors shall develop and adopt a budget and make available copies to the Owners at least thirty days prior to the beginning of each fiscal year except as may be otherwise provided in any written agreement with an Owner or an Association representing such Owner.  Such budget shall include Common Expenses and Limited Common Expenses and shall serve as the basis of Assessment of the Lots.

(c)           Effect of Failure to Prepare or Adopt Budget.  The failure or delay of the Board of Directors to prepare or adopt a budget for any fiscal year shall not constitute a waiver or release in any manner of an Owner's obligation to pay the allocable share of the Common Expenses as herein provided whenever the same shall be determined and, in the absence of any annual budget or adjusted budget, each Owner shall continue to pay Assessments at the rate established for the previous fiscal year until notified of the new payment which is due on the first day of the next payment period which begins more than thirty days after such new annual or adjusted budget is adopted and the Owner receives notice.

(d)           Installment Payments and Due Dates.  On or before the first day of each fiscal year, and the first day of each succeeding payment period in such fiscal year, each Owner shall pay to such Person at such place as the Board of Directors may direct that installment of the Annual Assessment which is due during such period.  The Board of Directors shall establish one or more payment periods and the due dates for each such payment in each fiscal year; provided, however, that payments shall be due not less than semi-annually or more frequently than monthly unless specifically provided otherwise herein.

(e)           Initial Assessment.  The first installment of the Annual Assessment for Common Expenses shall be prorated based upon the number of days remaining in the payment period and shall be due on the date the Lot is first subject to assessment pursuant to Section 6.2 hereof.  Any additional amounts due shall be divided by the number of full payment periods (if any) remaining in that fiscal year and paid in equal installments on the first day of each payment period remaining in that fiscal year.

Section 6.2.  Purpose and Rate of Assessment.

(a)           Purpose.  Common Expenses of the Association may include such amounts as may be necessary for:  (i) Upkeep and management of the Common Area, Community Facilities Easements or Community Facilities; (ii) administration costs of the Association; (iii) maintenance of adequate reserve funds, including without limitation a working capital reserve fund (available cash for day-to-day expenses), a general operating reserve fund (including an amount to cover operating losses due to insurance deductibles), reserve funds for contingencies (potential costs which have not been incurred but should be planned for) and replacement reserve funds; (iv) services to Lots, Owners and Subassociations (if any); (v) insurance; (vi) any other purpose contemplated by the Declaration; and (vii) any other purpose agreed to by a Majority Vote of the Owners.

(b)           Rate.  The Assessment Per Square Foot of Land, shall be determined by first establishing the total amount to be assessed for Common Expenses, excluding Limited Common Expenses less any sums actually received from the Colonnade Homeowners Association (or its members) under Section 18.5 of Declaration for Colonnade at Dulles Town Center recorded in Deed Book 1403, at page 534, among the land records, as the same may be amended including by Memorandum of Understanding (the “Total Assessment Amount”) and dividing such sum by the “Total Assessable Square Footage”.  Total Assessable Square Footage shall be the sum of (i) the total land square footage in a Lot for which a certificate of occupancy has been issued multiplied by six; and (ii) the total land square footage in an Undeveloped Lot.  The Assessment against each Lot for which a certificate of occupancy has been issued shall then equal the land area in such Lot in square feet multiplied by the Assessment Per Square Foot of Land multiplied by six.  The Assessment against each Undeveloped Lot shall then be equal to the land area in such Lot in square feet multiplied by the Assessment Per Square Foot of Land.

Notwithstanding the forgoing, the Declarant may determine to provide in a Supplementary Declaration that a Civic Lot is not subject to the full Assessment at the rate provided hereunder, in which case the Assessment against such Civic Lot shall be deducted from the total budget for Common Expenses (excluding Limited Common Expenses) and the remainder shall be allocated among the Lots subject to Assessment hereunder as provided herein.  In addition, the Association may determine that Upkeep of Community Facilities performed by the Owner of the Lot upon which the Community Facilities are located reduces the financial burden on the Association to perform such Upkeep.  Such Upkeep by the Owner may be recognized by the Association as in-kind payment of a portion of the Common Expenses charged to such Lot.

(c)           Limited Common Expenses.  The Association may also assess Owners as a Limited Common Expense for the maintenance of, reserves for and insurance for Common Area or other facilities or services as agreed to by the Owner in a Supplementary Declaration based on the square footage of land area or on such other basis as such Owners may agree to in such Supplementary Declaration or otherwise. If no other basis is indicated, the basis of assessment for Limited Common Expenses shall be the square footage of land area of the Lots subject to such Supplementary Declaration.  Notwithstanding the foregoing, to the extent the Association provides maintenance or services that vary based on the nature of the Lot or the amount of use, the Association may vary the basis of assessment of Limited Common Expenses to more accurately reflect the benefit received by the Owner of the Lot assessed.

(d)   Intentionally Omitted.

Section 6.3.                                Intentionally Omitted.

Section 6.4.                                Individual Assessment.  An Individual Assessment consists of:  (i) any costs incurred by the Association under Section 12.1 to cure any violation or breach by any Owner; and (ii) contractual charges under any agreement by which the Association agrees to provide services to an Owner in addition to the services it is obligated to provide under this Declaration.  Each Owner shall pay any Individual Assessment due from it within thirty days after notice thereof is sent to the Owner, unless the notice specifies a later date.

Section 6.5.  Liability for Assessments.

(a)           Owner Liability.  Each Owner shall pay to the Association all Assessments and other charges assessed by the Association pursuant to the provisions of this Declaration.  Each Owner shall be personally liable for all Assessments made against such Owner's Lot at the time such Owner owned such Lot.  No Owner shall be exempted from liability for Assessment by reason of waiver of the use or enjoyment of any of the Common Area, if any, or by abandonment of the Lot or by temporary unavailability of the Common Area, if any.  No Owner shall be liable for the payment of any part of the Common Expenses assessed against the Lot subsequent to the date of recordation of a conveyance by such Owner in fee of such Lot.  Prior to or at the time of any such conveyance, all liens, unpaid charges and Assessments shall be paid in full and discharged and, unless so discharged, shall remain a charge on the land and a continuing lien against the Lot.

(b)           Lien.  All Assessments and other charges due under the provisions of the Declaration shall be a lien against each Owner's Lot as provided in Section 12.3.  However, if any Owner fails to pay any such amounts, the Association may bring a suit against such Owner for non-payment without foreclosing or waiving the lien herein created to secure the same.

(c)           Mortgagee Liability.  Each holder of a Mortgage who comes into possession of a Lot by virtue of foreclosure or by deed or assignment in lieu of foreclosure, or any purchaser at a foreclosure sale, shall take the Lot free of any claims for unpaid Assessments or charges against such Lot which accrue prior to the time such Person comes into possession thereof, except as provided below and for claims for a pro rata share of such Assessments or charges resulting from a pro rata reallocation of such Assessments or charges to all Lots including the mortgaged Lot assessed after the holder of the Mortgage or purchaser takes possession.  The lien created by Section 12.3 shall cease to exist with respect to Assessments and charges levied prior to the time title is transferred by foreclosure or by deed or assignment in lieu thereof; provided, however, that if the proceeds of a foreclosure exceed the total amount due to the holder of the  Mortgage, the excess shall first be paid to the Association and applied to the satisfaction of the Association's lien.

Section 6.6.  Statement of Common Expenses.  The Association shall provide any contract purchaser or Mortgagee of a Lot, within fourteen days after a written request therefor, with a written statement of any Assessments and other amounts due and unpaid with respect to the Lot as of the date of the request ("Statement of Common Expenses").  Any Person to whom such a Statement of Common Expenses has been given by the Association shall not be liable for, nor shall the Lot conveyed to such Person relying on such statement be subject to a lien for, any Assessments or other amounts due prior to the date of such statement and not disclosed on the statement; provided, however, that this section shall not be interpreted to release any Person from liability for Assessments levied while such Person owned the Lot.   The Board of Directors  may impose a reasonable charge for the preparation of such Statement of Common Expenses to cover the cost of preparation.

Section  6.7.                                Reserves. The Association may establish reserves for the replacement of improvements on the Common Area, the reserves to be a Limited Common Expense funded by assessment against all of the Lots or, if applicable, the Lots served by such Common Area as set forth in the applicable Supplementary Declaration for such Lots and Common Area.  The amount of reserves may not exceed the amount reasonably required by the Board of Directors to meet the Association's ongoing obligations and to replace such Common Area maintained by the Association.

Section 6.8.                                Late Fee.  Any Assessment (including an installment of the Annual Assessment) not paid within ten days after the due date shall be delinquent and shall accrue a late charge in the amount of one and one-half percent of such Assessment (or such other amount as may be established from time to time by the Association) for each full or partial thirty day period payment is late.  However, such late charge may not exceed the maximum rate permitted by law.  The Association may take prompt action to collect any Assessments due from any Owner which remains unpaid for more than thirty days after the due date for payment thereof.

ARTICLE 7

OPERATION OF PROPERTY

Section 7.1. Maintenance Responsibilities.

(a)           Common Area.   Common Area subject to this Declaration may be conveyed to the Association and the Association shall accept such conveyance from the Declarant.  Thereafter, such Common Area shall be maintained by the Association, including without limitation: (i) Upkeep of all open areas, including grass cutting, garbage collection, landscaping and lawn maintenance; (ii) Upkeep of the private streets and roadways, street lights, sidewalks and parking areas, including snow removal and repair and replacement; and (iii) Upkeep of all other improvements located thereon.  The cost of such maintenance and all other costs associated with such Common Area will be assessed as a Common Expense against all Lots or, if applicable, as a Limited Common Expense against the Lots subject to the applicable Supplementary Declaration in accordance with Section 6.2(c).  The Association shall not have any responsibility for the Upkeep of any Lot except for those responsibilities and duties specifically enumerated within the Association Documents, the subdivision documents or separate easement agreements.  Notwithstanding the general provisions for Upkeep of Common Area set forth in this section, specific responsibilities for Upkeep and allocations of the costs of Upkeep shall be determined by any provisions therefor included in a Supplementary Declaration or as part of a deed of subdivision or deed of easement for a portion of the Property.  If the Board of Directors determines that certain Upkeep was necessitated by the negligence, misuse or misconduct of an Owner or for which an Owner is responsible pursuant to Section 12.1, the cost of such Upkeep shall be assessed against such Owner's Lot pursuant to Sections 6.4 and 12.1(c).  Further, the Board may determine that all or a part of the Upkeep of any portion of the Common Area designated as Reserved Common Area or Limited Common Area shall be performed by the Person having the exclusive right to use the same.  The Board of Directors shall establish the standards for Upkeep of the Common Area in its sole discretion.

In addition, the Association shall also have the power to provide Upkeep for: (i) landscaping along public streets serving the Community or which is part of the Community-wide landscaping program required by the Proffers or otherwise; (ii) signage serving the Community; (iii) trails serving the Community; (iv) stormwater management easements and facilities serving the Community; (v) Community Facilities; (vi) recreational facilities serving the Community, including without limitation, the community pool, pool house, tennis courts, and play areas; (vii) private streets and public rights-of-way, including street pavement, curbs and gutters (to the extent not maintained by the appropriate governmental authorities) or (viii) any other areas, amenities or improvements within the Community Facilities Easement Areas within the Property or similar easement areas throughout the Community determined by the Board of Directors to serve all or more than one portion of the Community and to be appropriate for Upkeep by the Association. In addition, the Association may adopt, administer or contribute to a transportation systems management plan. The board of directors of the Association may perform such acts as are reasonably necessary in its discretion to administer or facilitate or as may be otherwise determined by the board of directors of the Association to be desirable to enhance the flow of traffic through the Community, including, without limitation, hiring additional staff, appointing-special committees, acquiring vans for van pooling, or encouraging flexible working hour schedules from all Owners regulating parking on Lots, building and maintaining bus stop shelters and entering into agreements with other property owners associations, governmental agencies or similar entities. The cost of such administration and the cost of any performance by the Association under the transportation management plan may be a Common Expense if so determined by the board of directors of the Association. Also the Association may assess for expenses incurred in operating a recycling program.

(b)           Storm Water Management.  The Declarant may construct improvements and facilities for storm water management control.  The Upkeep of the storm water management facilities located on the a Lot shall be performed by the Owner of such Lot including the maintenance of any facilities located within an easement granted to Loudoun County notwithstanding any obligation of the Association to maintain such areas set forth in such easement.  The Upkeep of the storm water management facilities located on the Common Area shall be performed by the Association; provided, however, that the Upkeep obligations identified in this subsection shall cease and terminate at such time as the County, through a department of public works or some similar agency, elects to maintain the storm drainage and management facilities contained within the easements, or elects to maintain all such easements within the watershed where the easement is located, as evidenced by a document recorded among the Land Records.  The Owner of any Lot on which there is located an easement for storm water drainage management or control shall be also responsible for the following items of maintenance, where applicable:  grass mowing with reasonable frequency and the removal of debris and other matter where such debris or matter has impeded or threatens to impede the free flow of storm water through drainage structures.  If a storm water management facility or easement on a Lot or the Common Area is not maintained by the Owner of such Lot and ceases to provide storm water management to serve the Property in a manner required by applicable County ordinances, then the Association shall notify the Owner, in writing of such failure and allow a reasonable time period under the circumstances to cure such failure, unless an emergency situation threatening damage to persons or property exists.  If the Owner fails to restore the storm water management facility or easement to a functional condition in compliance with applicable County ordinances, then the Association shall take such steps as are reasonably necessary to restore the storm water management facility or easement to a functional state in compliance with ordinances (but not for aesthetic purposes) and shall have an easement across the Lot or Common Area solely for such purposes. The cost incurred by the Association to restore the storm water management facility or easement to a functional state as required by County ordinances shall be at the expense of Owner.  All actual out-of-pocket costs reasonably incurred by Association in performing such maintenance shall be promptly reimbursed to the Association by the responsible Owner upon written notification accompanied by supporting documentation.

(c)           Community Facilities.  Except to the extent performed by the Owners pursuant to Section 7.2, the Association shall perform the Upkeep of the Community Facilities, whether or not located within a "Community Facilities Easement."  The Community Facilities may include without limitation storm water management or drainage easements and facilities, landscaping, including associated lighting and irrigation system, entrance features, signage, trails, paths and sidewalks, street furniture, street lights and areas along streets and roadways and within center islands (including within public rights-of-way to the extent not maintained by the appropriate governmental authorities, including street pavement, curbs and gutters within public rights-of-way).

(d)           Other Services.  To the extent determined to be necessary or desirable by the Board of Directors, the Association may provide trash collection or cable television or similar services to the Owners as a Common Expense or a Limited Common Expense, as appropriate.

Section 7.2.            Lots.  Each Owner shall keep its Lot and all improvements located on the Lot in good order, condition and repair and in a clean and sanitary condition, as required by Section 7.3 and any applicable laws and regulations, excluding utility facilities on the Lot, except as otherwise agreed between the Owner and the utility provider.  Each Owner shall be responsible for Upkeep of the Community Facilities within any Community Facilities Easement located on such Owner's Lot (including without limitation, irrigation lines) unless the responsibility for such Upkeep has been specifically assigned to and assumed by the Association.

Section 7.3.    Maintenance Standards.  With respect to the items for which each Owner (or the Association) must manage and provide Upkeep under this Declaration (or a Supplementary Declaration), the following standards apply:

(a)           Private Streets and Sidewalks.  The private streets and sidewalks shall be maintained in good repair and in a safe sound condition, sightly in appearance, reasonably free of trash and debris and in conformity with applicable governmental regulations.  Such maintenance shall include curb and gutters, repaving and snow removal from streets, and snow removal on, maintenance and replacement of, sidewalks.  Private streets shall be maintained to the level required by the Loudoun County Facilities Standards Manual, as amended from time to time ("Facilities Manual").  All cracks and potholes in paved or concrete surfaces shall be promptly repaired.  The streets and sidewalks shall be swept regularly as determined by the Board of Directors and as necessary to keep the streets free and clear of debris.  Snow in excess of two inches or ice shall not be allowed to remain on any private street.  No obstruction shall be allowed to remain within the private streets or sidewalks.

(b)           Street Lights.  Unless otherwise determined by resolution of the Board of Directors, street lights shall be operated from dusk to dawn each day of the year and shall be kept in good working order.  Burned out bulbs shall be replaced with bulbs of comparable power and quality as originally installed.

(c)           Street Furniture.  Street furniture shall be maintained in good working order and sightly in appearance.  Trash cans shall be emptied as necessary to prevent odors or overflow.

(d)           Landscaping.  All lawn areas, flowers, shrubs and trees shall be mowed (where applicable), watered and fertilized as necessary to maintain the level of landscaping installed in accordance with the Development Plan or any subsequent landscape plan or guidelines adopted by the Board of Directors.  Lawn areas must be mowed regularly as necessary to keep at a height of 2-1/2 inches to 3-1/2 inches.  Mowing should include trimming around obstacles, raking excessive grass clippings and removing debris created by mowing from walks, curbs and parking areas.  Water, fertilizer and herbicides must be applied as necessary to keep lawn areas green, and bare areas shall be reseeded.  Shrubs and trees must be pruned as necessary to prevent the blockage of pedestrian and vehicular passageways, and diseased or damaged shrubs and trees shall be treated or removed and replaced.  Seasonal plantings shall be maintained in all flower beds located as shown on the Development Plan or any subsequent landscape plan or guidelines adopted by the Board of Directors.

(e)           Signage.  Signs shall be maintained in good repair.  All graffiti and any dirt which reduces the readability of any signage shall be promptly removed or the sign shall be replaced, as necessary.  All lighting associated with any signage shall be maintained in working order and all burned out bulbs shall be promptly replaced.

Section 7.4.    Disclaimer of Liability.  The Association shall not be liable for any failure of water supply or other services to be obtained by the Association or paid for as a Common Expense, or for personal injury or property damage caused by the elements or by any Lot Owner, or any other Person, or resulting from electricity, water, snow or ice which may leak or flow from or over any of the Property or from any pipe, drain, conduit, appliance or equipment, or any secondary or consequential damages of any type.  No diminution, offset or abatement of any Assessment shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Property by the Association or from any action taken by the Association to comply with any law, ordinance or with the order or directive of any governmental authority.

Section 7.5.      Services to Owners.  The Association may, in the sole discretion of the Board of Directors, provide additional services to Owners (including the Declarant) on a contractual basis at the request of such Persons.  The charges for such services shall be assessed against the Lot of the Owner.
ARTICLE 8

USE, REZONING, AND OPERATION RESTRICTIONS

Section 8.1.    Use Restrictions.  The Property shall not be used for any purposes inconsistent with the Development Plan without the Declarant's approval during the Development Period or the Board of Directors thereafter.

Section 8.2.    Rezonings and Proffer Amendments.  No Owner shall seek to rezone or amend the Proffers affecting such Owner's Lot without the prior written approval of the Declarant during the Development Period and thereafter without the prior approval of the Board of Directors.  The Dulles Town Center Community is planned to include a significant amount of commercial and retail development, which could include without limitation hotels, shopping malls, office multi-family rental or light industrial. The Declarant reserves the right to seek to rezone or amend the zoning, the Development Plan or Proffers applicable to any portion of the Property, or any portion of the land within the Dulles Town Center Community during the Development Period for any reason whatsoever, including to respond to market needs, without the approval of any Owner, except the Owner of the land described in the application and directly affected by the amendment.  To the extent the approval and consent of any other Owner is required under State or local law to apply for or obtain any rezoning or proffer condition amendment or to make any subdivision submission, then each Owner agrees to sign the application or other documents required for such action; provided, however, that such joinder shall be without liability or cost to such Owner unless such liability or cost is expressly accepted by such Owner; and provided, further, that this covenant does not apply to any amendment which would materially, adversely affect an Owner's ability to use such Owner's Lot for its intended purposes or significantly increase such Owner's development costs.

Section 8.3.    Operational Restrictions.

(a)           No Waste.  No waste will be committed on the Property.

(b)           Compliance with Laws.  No improper, offensive or unlawful use shall take place within the Property, and all valid laws, zoning ordinances and regulations of all governmental agencies having jurisdiction thereof shall be observed.  All laws, orders, rules, regulations or requirements or any governmental agency having jurisdiction thereof relating to any portion of the Property shall be complied with, as among the Owners, the Declarant, and the Association, by the Person obligated for the Upkeep of such portion of the Property.

(c)           Harmful Discharges.  There shall be no emissions of dust, sweepings, dirt, cinders, gases or other substances into the atmosphere, no production, storage or discharge of hazardous wastes on the Property or discharges of liquid, solid wastes or other harmful matter into the ground or any body of water, if such emission, production, storage or discharge may adversely affect the use or intended use of any portion of the Property or may adversely affect the health, safety or comfort of the occupants of the Property.  No waste nor any substance or materials of any kind shall be discharged into any public sewer serving the Property or any part thereof in violation of any regulation of any public body having jurisdiction over such public sewer.  No Person shall allow the escape or discharge of any fumes, gases, vapors, steam, acids or other substances into the atmosphere which discharge, in the opinion of the Board of Directors, may be detrimental to the health, safety or welfare of the occupants of the Property or vegetation located in the Property.  The foregoing shall not be interpreted to prevent normal restaurant or food preparation activities.

(d)           Noise.  No Person shall cause any unreasonably loud noise (except for security devices) anywhere in the Property, nor shall any Person permit or engage in any activity, practice or behavior resulting in significant and unjustified annoyance, discomfort or disturbance to any Person lawfully present on any portion of the Property

(e)           Association Employees.  No Person shall engage or direct any employee of the Association on any private business of the owner or otherwise direct, supervise or in any manner attempt to assert control over such employee during the hours such employee is employed by the Association.

(f)           Trash.  No burning of any trash and no accumulation or storage of litter, refuse, bulk materials, building materials or trash of any other kind shall be permitted on any Lot.  Trash or recycling containers must be screened or enclosed and shall not be permitted to remain visible from adjacent land.

(g)           Landscaping.  No tree, hedge or other landscape feature shall be planted or maintained in a location which obstructs sight-lines for vehicular traffic on public or private streets in violation of applicable governmental regulations.

(h)           Lighting.  No exterior lighting shall be directed outside the boundaries of a Lot.

(i)           Utility Lines.  Except for hoses and the like which are reasonably necessary in connection with construction activities or normal landscape maintenance, and except for equipment used to provide or meter utilities or services that are temporarily installed above ground during periods of construction, and except in connection with promotional or seasonal activities, no water pipe, sewer pipe, gas pipe, drainage pipe, television or telephone cable, electric line or other similar transmission line shall be installed or maintained upon any Lot above the surface of the ground without the approval of the Declarant during the Development Period or the Board of Directors thereafter.

(j)           Antenna.  Outside antenna, satellite dishes, or amateur radio equipment or similar equipment may be maintained on a Lot only if screened from street level view or if otherwise approved by the Declarant during the Development Period, or the Board of Directors thereafter.  The Declarant or Board shall not restrict such equipment so as to unreasonably interfere with the conduct of business on a Lot or in violation of telecommunications laws.

(k)           Construction Activities.  This Section 8.3 shall not be construed to prohibit any construction or Upkeep of any portion of the Property so long as such work is done:  (i) with the minimum practical disturbance to Persons occupying other portions of the Property; (ii) with the minimum practical disturbance of the rights and easements of other Persons under this Declaration; and (iii) in accordance with all applicable provisions of this Declaration.

Section 8.4.  Restriction on Further Subdivision.  During the Development Period, a Lot may be consolidated, subdivided or altered so as to relocate the boundaries between such Lot and any adjoining Lot only with the prior written approval of the Declarant.  This section is not intended to require the approval of the Declarant to leases, deeds of corrections, deeds to resolve boundary line disputes or similar corrective documents.  This section does not apply to the relocation of unit boundaries of a condominium unit if the total number of units in the condominium is not increased.

Section 8.5.  Leasing.  No Owner shall lease a Lot other than on a written form of lease:  (i) requiring the lessee to comply with the Association Documents; and (ii) providing that failure to comply constitutes a default under the lease.

Section 8.6.  Rules and Regulations.  The Board of Directors shall have the power to adopt, amend and repeal Rules and Regulations restricting and regulating the use and enjoyment of the Common Area and the appearance of the Lots and the actions of the Owners and occupants of any portion thereof which affect the appearance of the Property.  Such Rules and Regulations may supplement, but may not be inconsistent with the provisions of the Association Documents.  For the purposes of interpretation and enforcement of the Rules and Regulations, the term Property shall be deemed to include the land immediately adjacent to the Property within the public rights-of-ways or otherwise to the extent an Owner or occupant's actions affect the appearance of the Property.  Rules and Regulations governing the actions of Owners or occupants on land adjacent to the Property shall be consistent with and reasonably necessary to the maintenance of a uniform high quality of appearance for the Property.  The Property shall be occupied and used in compliance with the Rules and Regulations.  Copies of the Rules and Regulations shall be furnished by the Board of Directors to each Owner.  Changes to the Rules and Regulations shall be published prior to the time when the same shall become effective and copies thereof shall be provided to each Owner.  The Rules and Regulations shall not unreasonably interfere with the use or enjoyment of the Lots or Common Area or the reasonable conduct of business on the Lots.  Also, the Board of Directors may issue temporary exceptions to any prohibitions expressed or implied by this Article, for good cause shown.

Section 8.7.  Exclusion for the Declarant and Designees of the Declarant.  Notwithstanding any other provision of the Association Documents, neither the restrictions in this Article nor the Rules and Regulations of the Association shall apply to any otherwise lawful acts or omissions of the Declarant or its designees during the Development Period.

ARTICLE 9

ARCHITECTURAL REVIEW

Section 9.1.  Architectural Review Committee.

(a)           Purpose.  The Board of Directors may establish an Architectural Review Committee, consisting of at least three persons appointed by the Board. Each person appointed to the Committee shall serve for a term of from one to three years as may be determined by the Board of Directors.  The purpose of the Architectural Review Committee shall be to assure that the Property shall always be developed and maintained in a manner:  (i) implementing high quality design and materials (ii) providing for visual harmony and soundness of repair; (iii) avoiding activities deleterious to the aesthetic or property values of the Property; and (iv) promoting the general welfare and safety of the Owners, such Owners' tenants and such Owners' (or tenants') households or guests, employees, agents and invitees.  If the Board of Directors does not appoint an Architectural Review Committee, then the Board of Directors shall perform the duties of the Architectural Review Committee.

(b)           Powers.

(1)           The Architectural Review Committee shall regulate the external design, signage, appearance and Upkeep of the Property; provided, however, that neither the Architectural Review Committee nor the Board of Directors shall have the power to regulate the activities of the Declarant on the Common Area or any Lot owned by the Declarant or construction on any Lot which has been approved by the Declarant during the Development Period.

(2)           The Architectural Review Committee may from time to time establish requirements regarding the form and content of plans and specifications to be submitted for approval.  The Architectural Review Committee shall have the power to impose reasonable application fees as well as the costs of reports, analyses or consultations required in connection with improvements or changes proposed by an Owner.  Such fees shall be assessed against the Lots owned by the Owner making application; provided, however, that the Committee shall inform the applicant Owner of the potential fees before incurring or assessing such fees and the Owner shall have the option to withdraw such Owner's application.

(3)           Subject to the review of the Board of Directors, the Architectural Review Committee shall from time to time provide interpretations of the Association Documents pursuant to the intents, provisions and qualifications thereof when requested to do so by an Owner or the Board of Directors.  The Committee may publish and record such interpretations in order to establish precedents for application of the Association Documents or the Architectural Guidelines or other matters relative to architectural control and protection of the aesthetic or property values of the Property.

(4)           The Architectural Review Committee shall propose Architectural Guidelines for approval by the Board of Directors.  Such Architectural Guidelines shall include standards for landscaping techniques and plant material to provide complimentary landscaping plans and designs within the Property. Such Architectural Guidelines approved by the Board of Directors and as amended by the Board of Directors from time to time (subject to the limitations in Section 9.2.) are hereby incorporated by this reference and shall be enforceable as if set forth herein in full.  The Architectural Review Committee shall also review the architectural guidelines proposed by the board of directors, covenants committee or similar committee of any Subassociation and shall determine whether such guidelines are in keeping with the overall architectural character of the Property. Any such guidelines which are submitted to the Architectural Review Committee shall be deemed approved if not disapproved within forty-five days; provided, however that the guidelines or rules established by any Subassociation are subordinate to the Association Documents and the Architectural Guidelines and are void to the extent they are inconsistent with the Association Documents or Architectural Guidelines.

(5)           A Majority Vote of the Architectural Review Committee shall be required in order to take any action.  The Architectural Review Committee shall keep written records of all its actions.  Any action, ruling or decision of the Architectural Review Committee may be appealed to the Board of Directors by any party who appeared at a hearing with respect to such action, ruling or decision or who submitted a written protest prior to the action, decision or ruling or as otherwise determined by the Board and the Board may modify or reverse any such action, decision or ruling.

(c)           Authority.  The Architectural Review Committee shall have such additional duties, powers and authority as the Board of Directors may from time to time provide by resolution.  The Board of Directors may relieve the Architectural Review Committee of any of its duties, powers and authority either generally or on a case-by-case basis.  The Architectural Review Committee shall carry out its duties and exercise its powers and authority in accordance with Section 12.2 and in the manner provided for in the Rules and Regulations adopted by the Board of Directors or by resolution of the Board of Directors.  The Architectural Review Committee and the Board of Directors shall have no authority to regulate construction by the Declarant or approved by the Declarant during the Development Period.

(d)           Time for Response; Variances.  The Architectural Review Committee shall act on all matters properly before it within forty-five days after submission of a complete application in the form prescribed by the Committee; failure to do so within the stipulated time shall constitute an automatic referral to the Board of Directors.  Except when a request is being handled by the Architectural Review Committee, the Board of Directors shall be obligated to answer any properly submitted written application for approval of a proposed structural addition, alteration or improvement within fifteen days after the first Board of Directors meeting held following such referral to the Board, and failure to do so within the stipulated time shall constitute an approval by the Board of Directors of the proposed structure, addition, alteration or improvement; provided, however, that neither the Board of Directors nor Architectural Review Committee has the right or power, either by action or failure to act, to waive enforcement or grant variances from written Architectural Guidelines without a specific finding stating the variance in a written instrument which shall be part of the records of the Association.  Upon such written approval of any specific variance or exception from the requirements of the Architectural Guidelines, all development conforming to such variance or exception shall be deemed to comply.

Section 9.2.  Initial Construction.

(a)           Authority.  The Declarant shall have the right to review and approve or disapprove the plans for the initial construction of any structure or improvement to be located on the Property, including without limitation the site development plan, architectural design, architectural materials, landscaping plans, square footage, non-structural improvements and general appearance, in order to ensure the quality and compatibility of style of all the improvements to be located on the Property. The Declarant may establish Architectural Guidelines for initial construction and during the Development Period all Architectural Guidelines proposed by the Association must be submitted to the Declarant for review and approval.  Such Architectural Guidelines for initial construction as adopted or amended by the Declarant from time to time are hereby incorporated herein by this reference and shall be enforceable as if set forth herein in full.  The Declarant may establish a committee or board appointed by the Declarant to review initial construction or the Declarant may delegate such responsibility to the Architectural Review Committee at the Declarant's sole discretion.  The Declarant's right to review the initial construction shall cease to exist when the Development Period ends.  If new construction on the Property occurs thereafter, such construction will be reviewed by the Architectural Review Committee.

(b)           Time for Response; Variances.  The Declarant shall act on all matters within sixty days after submission of a complete application in the form prescribed by the Declarant; failure to do so within the stipulated time shall constitute an approval by the Declarant of the proposed structure, addition, alteration or improvement; provided, however, that the Declarant may only grant waivers or variances from written Architectural Guidelines (whether by action or failure to act) in writing stating the waiver or variance and the reasons therefor.  Upon such written approval of any specific variance or exception from the requirements of the Architectural Guidelines, all development conforming to such variance or exception shall be deemed to comply.

(c)           Application Fees.  The Declarant shall have the right to impose reasonable application fees as well as the costs of reports, analyses or consultations required in connection with improvements or changes proposed by an Owner.  Such fees shall be paid by the Owner making application; provided, however, that the Declarant shall inform the applicant Owner of the potential fees before incurring or assessing such fees and the Owner shall have the option to withdraw such Owner's application.

Section 9.3.  Compensation of the Architectural Review Committee.  One or more members of the Architectural Review Committee may be compensated by the Association for their service on the Architectural Review Committee as may be determined by the Board of Directors.

Section 9.4.  Additions, Alterations or Improvements by the Owners.

(a)           Approval.

(1)           No Person shall make any addition, alteration, improvement or change of grade in or to any Lot or any common area owned by a Subassociation or the common elements of any condominium or cooperative located within the Property,
(other than for normal Upkeep or natural landscaping as permitted by the Architectural Guidelines and not including areas within a building not visible from the exterior or visible from the exterior only because of the transparency of glass doors, walls or windows), or attach anything to the exterior of any improvement without the prior written approval of the Architectural Review Committee or the Declarant.  No Person shall paint, affix a sign not permitted by the Rules and Regulations to or alter the exterior of any improvement located on the Property, including the doors and windows, without the prior written approval of the Architectural Review Committee or the Declarant.  Approval by the Board of Directors, the Architectural Review Committee or the Declarant shall not relieve an Owner from any obligation to obtain required governmental permits.  Upon request, the Owner shall deliver all approvals and permits required by law to the Architectural Review Committee or the Declarant, as appropriate, prior to the commencement of the construction requiring such approval or permit.  If any application to any governmental authority for a permit to make any such structural addition, alteration or improvement to any Lot or improvement located on any Lot requires signature by the Association, and provided approval has been given by the Board of Directors or the Architectural Review Committee, as appropriate, then the application shall be signed on behalf of the Association by an Officer only, without incurring any liability on the part of the Officer, Board of Directors, the Association, the Architectural Review Committee or any of them to any contractor, subcontractor or materialman on account of such addition, alteration or improvement, or to any Person having a claim for personal injury or property damage arising therefrom.  Any addition, alteration or improvement upon any Lot in violation of the Association Documents shall be removed or altered to conform to the Association Documents and the Architectural Guidelines within thirty days after notice of the violation.

(2)  The provisions of this section shall not apply to Lots owned by the Declarant or to improvements on any Lot if such improvements have been approved by the Declarant during the Development Period.  The Declarant or an Owner, if approved by the Declarant during the Development Period, shall have the right to construct improvements or make alterations without the approval of the Board of Directors or the Architectural Review Committee and an authorized Officer shall sign any application required.

(b)           Limitations.

(1)           Any Person obtaining approval of the Architectural Review Committee or Declarant shall commence construction within twelve months after the date of approval and shall substantially complete any construction or alteration within six months after the date of the building permit, or within such other period as specified in the approval.  Notwithstanding the foregoing, the approval may provide for a different period during which to commence or complete construction.  If any such Person does not complete the work within the time periods required hereunder, the approval shall lapse.

(2)           Any Person obtaining approval of the Architectural Review Committee shall not deviate materially from the plans and specifications approved without the prior written approval of the Committee.  Such Person shall notify the Committee when the alterations or improvements are complete.  Approval of any particular plans and specifications or design does not waive the right of the Committee to disapprove such plans and specifications, or any elements or features thereof, if such plans and specifications are subsequently submitted for use in any other instance or by any other Person.

(c)           Certificate of Compliance.  Upon the completion of any construction or alteration in accordance with plans and specifications approved by the Architectural Review Committee, the Committee, at the request of the Owner thereof, shall issue a certificate of compliance which shall be prima facie evidence that such construction or alteration referenced in such certificate has been approved by the Committee and constructed or installed in full compliance with the provisions of this Article and with such other provisions and requirements of the Association Documents as may be applicable.  The certificate shall not be used and may not be relied upon for any other purpose, and shall not constitute a representation either as to the accuracy or sufficiency of the plans and specifications reviewed by the Committee or the quality, safety or soundness of the construction, alterations or improvements.  The Committee may impose a reasonable charge to cover the costs of inspection and preparation of such a certificate.

(d)           Initial Construction.  Notwithstanding anything to the contrary in the Association Documents, the Declarant has the right to review all initial construction during the Development Period, and with respect to such initial construction, all references in this section to the Architectural Review Committee shall be deemed to mean the Declarant.

ARTICLE 10

INSURANCE

The Association shall obtain insurance for all insurable improvements in the Common Area (if any) to cover loss or damage by fire or other hazards, including extended coverage, vandalism and malicious mischief, and in amounts sufficient to cover the full replacement cost of any repair or reconstruction in the event of damage or destruction from any such hazard.  The cost of such insurance for Common Area shall be a Common Expense or, if applicable, a Limited Common Expense assessed against such Lots as provided in the Supplementary Declaration for such Common Area.  The Association shall obtain a public liability policy covering the Association for all damage or injury caused by the negligence of the Association as a Common Expense.  The public liability policy shall have a combined single limit per event of at least $3,000,000.00.

The Association shall obtain fidelity insurance coverage as a Common Expense, in reasonable amounts as determined by the Board to be adequate to protect against dishonest acts on the part of directors, Officers, trustees and employees of the Association and all others who handle or are responsible for handling funds of the Association, including the managing agent and volunteers.  If the Association has delegated some or all of the responsibility for handling funds to a managing agent, such managing agent shall be covered by its own fidelity insurance; however the Board may determine to purchase additional fidelity coverage for the managing agent as well. Such fidelity coverage shall contain waivers of any defense based upon the exclusion of Persons who serve without compensation from any definition of "employee" or similar expression.

Exclusive authority to adjust losses under policies obtained by the Association shall be vested in the Board of Directors.  In no event shall the insurance coverage obtained and maintained by the Association hereunder be brought into contribution with insurance purchased by individual Owners, occupants of Lots or their Mortgagees, and the insurance carried by the Association shall be primary.  The Board may purchase such other insurance as it determines is necessary or advisable as a Common Expense or as a Limited Common Expense, as appropriate.

ARTICLE 11

RECONSTRUCTION AND REPAIR

Section 11.1.  Casualty Damage on Common Area.  If any improvement on the Common Area is damaged or destroyed by fire or other casualty, the Association shall promptly repair and restore such improvement.  However, if the damage is insubstantial, the Association may remove all remnants of the damaged improvements and restore the site thereof to an acceptable condition compatible with the remainder of the Property.  The Association shall not use the proceeds of casualty insurance received as a result of damage or destruction of such improvements for other than the repair or restoration of such improvements, except that proceeds for insubstantial damage that is not repaired shall be placed in the appropriate reserve account.  The cost of such repairs is a Common Expense or, if applicable, a Limited Common Expense assessed against the Lots obligated to pay for the maintenance of such Common Area.

Section 11.2.  Casualty Damage on Lots.  If a building or other major improvement located upon a Lot is damaged or destroyed by fire or other casualty, the Owner of the Lot on which the building or improvement is located shall restore the site either by:  (i) repairing or restoring such building or improvement; or (ii) clearing away the debris and restoring the site to an acceptable condition compatible with the remainder of the Community.  Nothing contained in this Section 11.2 shall require any Mortgagee to make available any insurance proceeds under the control of such Mortgagee for the purposes set forth in this Section 11.2 and it is the intent that the obligations are an independent covenant of an Owner and not a Mortgagee.  Unless the Board of Directors permits a longer time period, such work must be commenced within six months after the casualty and substantially completed within twelve months after the casualty.

ARTICLE 12

COMPLIANCE AND DEFAULT

Section 12.1.  Enforcement Provisions.

(a)           Compliance.  Each Owner shall be governed by, and shall comply with, all of the terms of the Association Documents and the Rules and Regulations, as amended from time to time.  A default by an Owner in complying with the Association Documents or the Rules and Regulations, shall entitle the Association, acting through its Board of Directors or through the managing agent, to the following relief.

(b)           Additional Liability.  Each Owner shall be liable to the Association or to any affected Owner for any costs incurred by the Association and the expense of all Upkeep rendered necessary by such Owner's act or omission regardless of neglect or culpability, but only to the extent that such expense is not covered by the proceeds of insurance carried by the Association.  Such liability shall include any increase in casualty insurance rates occasioned by use, misuse, occupancy or abandonment of any Lot or its appurtenances.  Any costs, including without limitation legal fees, incurred as a result of a failure to comply with the Association Documents by any Owner may be assessed against such Owner's Lot.

(c)           Cure Right for Lot Maintenance.  If any Owner shall fail to keep the improvements on such Owner's Lot not regularly maintained by the Association in as good repair and condition as required by Sections 7.2 and 7.3, then the Board of Directors may give notice to that Owner of the condition complained of, specifying generally the action to be taken to rectify that condition.  The Board shall follow the procedures set forth in Section 12.2.  If the Owner fails to take the actions specified or to otherwise rectify the condition within a reasonable period after the date the notice is given not to exceed 30 days, the Board may take the actions specified in its notice to the Owner, at the Owner's cost, and the Owner shall reimburse the Association within thirty days after receipt of the Association's bill.

(d)           Lien Enforcement.  If an Owner fails to pay an Annual Assessment (or any installment), any Individual Assessment, and any other sum due from such Owner under this Declaration, the Association may enforce and foreclose the lien granted under Section 12.3 in any manner permitted by the laws of Virginia or by an action in the name of the Association.  The Association may foreclose notwithstanding the pendency of any suit to recover a money judgment.  The Association may bid on the Lot at foreclosure or other legal sale and may acquire, hold, lease, mortgage, convey or otherwise deal with such Lot.

(e)           Cost of Legal Proceedings.  If the Association prevails in any legal action against an Owner for a violation or breach of this Declaration, the defaulting Owner shall pay the costs of such proceeding and the Association's reasonable attorneys' fees.  In any suit brought by an Owner against the Association or any director or officer of the Association, if the defendant prevails, the Association shall be entitled to recover the costs of such proceeding and reasonable attorneys' fees from such Owner.  Such sums shall be paid to the Association within thirty days after receipt of the Association's bill.

(f)           Interest.  If any amount due the Association under this Declaration is not paid when due, the Association may also charge interest on the amount due, from the date due until the date paid, at eighteen percent (18%) a year or the maximum interest rate permitted by law, whichever is lower.  Interest may be imposed in addition to the rate change pursuant to Section 6.8.

(g)           No Waiver of Rights.  The failure of the Association, the Declarant or an Owner to enforce any right, provision, covenant or condition which may be granted by this Declaration shall not constitute a waiver of the right of such Person to enforce such right, provision, covenant or condition in the future.

(h)           Cumulative Rights.  All rights, remedies and privileges granted to the Association, the Declarant or any Owner pursuant to any term, provision, covenant or condition of this Declaration shall be deemed to be cumulative and the exercise of any one or more thereof shall not be deemed to constitute an election of remedies, nor shall it preclude the Person exercising the same from exercising such other privileges as may be granted to such Person by the Declaration or at law or in equity.

Section 12.2.  Notice and Hearing.  Before exercising any remedy authorized by this Article, the Association shall afford the defaulting Owner the following rights:

(a)           Notice.  The defaulting Owner and its Mortgagee shall be afforded prior written notice of any action (except when an emergency requires immediate action) and, if notice is of default or violation, an opportunity to cure which is reasonable under the circumstances, prior to the Association taking any action.  The notice shall also state that the defaulting Owner is entitled to a hearing.  Notice of any violation or any hearing shall be sent by certified United States mail, postage prepaid, return receipt requested, to the defaulting party and its Mortgagee at its last known address.  Notice of any hearing shall be sent at least fourteen days prior to such hearing.

(b)           Hearing.  If the defaulting Owner requests in writing a hearing before any action is taken, then the taking of the action shall be suspended until the defaulting Owner has an opportunity to be heard at a hearing.  Each defaulting Owner so appearing shall have the right to be represented by such Owner's counsel, at such Owner's own expense.

Section 12.3.  Lien.

(a)           Effective Date.  Each Owner grants to the Association a lien against its Lot to secure the payment of the Annual Assessment for Common Expenses, including Limited Common Expenses, any Individual Assessment, and any other sum due from the Owner under this Declaration.  With respect to the Annual Assessments, the lien is effective the first day of each fiscal year.  With respect to Individual Assessments or other charges or sums due, the lien is effective thirty days after the date of notice to the Owner of such Individual Assessment.  With respect to other sums due from the Owner under this Declaration, the lien is effective thirty days after the date such sum is due.

(b)           Property Affected.  The liens granted under this Section 12.3 encumber, as of the date when payment was due, the Lot, or Lots owned by the Owner from whom payment was due, and also encumbers any other interest in the Property thereafter acquired by such Owner, from the time such Person acquires such other interest.

(c)           Lien Filing.  The Association may file or record such other or further notice of any such lien, or such other or further document, as may be required to confirm the establishment and priority of such lien.

(d)           Acceleration.  If an Owner fails to pay an  installment of the Annual Assessment for Common Expenses, including Limited Common Expenses or any other payment hereunder made in installments, the Board of Directors may accelerate the maturity of the remaining installments so that the entire balance is due and payable in full within thirty days after notice of acceleration to the defaulting Owner.  In addition, if an Owner fails to pay two installments of an Annual Assessment, the Board of Directors may collect such Assessments in advance for the next fiscal year, based on the current budgeted Assessment against such Lot.  If such an advance payment results in an overpayment of the next fiscal year's Assessment, then the Association shall reimburse the Owner without interest within the first quarter of the next fiscal year.  If the next fiscal year's Assessment is actually greater than what was paid in advance, the Owner shall pay the shortage to the Association with the first installment of Assessments to be paid in the second fiscal year.

Section 12.4.  Subordination and Mortgagee Protection.  The liens created under Section 12.3 shall be prior to all liens and encumbrances recorded after the date of this Declaration, except that the lien created by Section 12.3 shall be subordinate to the real estate taxes, community development authority assessments, and other charges levied by governmental or quasi governmental authority and made superior by law, and any Mortgages recorded before or after the date of this Declaration.  However, such subordination shall apply only to Assessments and other secured amounts which have become due and payable prior to a transfer of such Lot pursuant to foreclosure or a transfer in lieu of foreclosure.  Such a transfer shall not relieve the holder of a Mortgage or the transferee of the Lot at such sale or transfer in lieu of foreclosure from liability for any Assessments or other amounts thereafter becoming due, nor from the lien of any such subsequent Assessment or amount due.

ARTICLE 13

MORTGAGEES

Section 13.1.  Notice to Board of Directors.  Upon request, an Owner who mortgages such Owner's Lot shall notify the Board of Directors of the name and address of the mortgagee.  Notwithstanding the foregoing, no mortgagee shall be entitled to any Mortgagee rights under the Association Documents unless such mortgagee has notified the Board of its address as required by Section 13.2.

Section 13.2.  Notices to Mortgagees.  Any mortgagee who desires notice from the Association shall notify the Secretary of the Association to that effect by certified or registered United States mail, postage prepaid.  Any such notice shall contain the name and address, including post office address of such mortgagee and the name of the person or office to whom notices from the Association should be directed.  The mortgagee shall keep such information up-to-date.  The Board of Directors shall notify Mortgagees of the following:

(1)           Any default by an Owner of a Lot, upon which the Mortgagee has a Mortgage, in paying Assessments (which remains uncured for sixty days) or any other default, simultaneously with the notice sent to the defaulting Owner (failure to notify Mortgagee does not affect validity of Association's Lien);

(2)           Any event giving rise to a claim under the Association's physical damage insurance policy arising from damage to improvements located on the Lot upon which the Mortgagee holds a Mortgage or on the Common Area in excess of twenty percent of the then current replacement cost of such improvements;

(3)           Any termination, lapse or material modification in an insurance policy held by the Association within fourteen days of such event;

(4)           Any taking in condemnation or by eminent domain of the Common Area and the actions of the Association in connection therewith;

(5)           Any proposal to terminate this Declaration, at least thirty days before any action is taken to terminate in accordance with Article 15; and

(6)           Any proposal to amend the Association Documents.

Section 13.3.  Other Rights of Mortgagees.  Upon request, all Mortgagees or their representatives shall have the right to receive notice of and to attend and to speak at meetings of the Association.  All Mortgagees shall have the right to examine the Association Documents, Rules and Regulations and books and records of the Association and to require the submission of existing annual financial reports and other budgetary information and meeting minutes.

ARTICLE 14

AMENDMENT

Section 14.1.  Amendment by the Declarant.  During the Development Period and not withstanding any other provision of this Declaration or any Supplementary Declaration, the Declarant may unilaterally, without the approval of the Association, the Owners or the Mortgagees, amend any portion of this Declaration or any Supplementary Declaration to:  (i) make clarifying or corrective changes not materially, adversely affecting any Owner's or Mortgagee’s rights or obligations hereunder; (ii) add any land as permitted by Section 4.1; (iii) withdraw any portion of the Submitted Land as permitted by Section 4.4;  (iv) assign Limited Common Area as provided in Section 3.8; (v) comply with any governmental requirements with respect to the Property or the Association Documents and not materially, adversely affecting an Owner in a discriminatory manner.

Section 14.2.  Amendment by the Association.

(a)           Owner Approval.  Subject to Sections 3.8, 4.1, 4.4, 14.1, 14.3 and 14.4,  this Declaration (excluding any Supplementary Declaration) may be amended by the Association only with a Sixty-seven Percent Vote of the Owners or with the prior written approval of Owners entitled to cast at least sixty-seven percent of the total number of votes in the Association.

(b)           Certification.  An amendment by the Association shall be certified by the President as to compliance with the procedures set forth in this Article, signed and acknowledged by the President and Secretary of the Association, and recorded among the Land Records.  Any challenge to an amendment must be made within one year after recordation.

(c)           Supplementary Declarations.  Amendment of a Supplementary Declaration is governed by the provisions for amendment contained therein. With respect to amendments to a Supplementary Declaration, the approval of the Owners or Mortgagees required shall be deemed to refer to the Owners owning Lots or Mortgagees holding mortgages on Lots subject to such Supplementary Declaration.

Section 14.3.  Prerequisites to Amendment.  Written notice of any proposed amendment to this Declaration by the Association shall be sent to every Owner at least fifteen days before any action is taken.  No amendment shall increase the financial obligations of an Owner in a discriminatory manner or further restrict development on existing Lots in a discriminatory manner.  No amendment to the Declaration shall diminish or impair the rights of the Declarant during the Development Period under the Declaration without the prior written consent of the Declarant.  No amendment to the Declaration shall diminish or impair the express rights of the Mortgagees under the Declaration without the prior written approval of at least Fifty-one Percent of the Mortgagees.  Except as specifically provided in the Declaration, no provision of the Declaration shall be construed to grant to any Owner or to any other Person any priority over any rights of Mortgagees. Any Mortgagee who is notified of proposed amendments or actions of the Association in writing by certified or registered United States mail, return receipt requested, and who does not deliver a negative response to the Secretary of the Association within thirty days shall be deemed to have approved such amendment or action.

Section 14.4. County Approval.  A number of provisions are contained within this Declaration to comply with the conditions of subdivision or Proffers applicable to the Property.  No amendment shall modify or delete any such provision of this Declaration required by such subdivision approval conditions and Proffers, nor shall any amendment impair the right and authority of the County to require compliance with the subdivision approval conditions and Proffers applicable to the Property without the prior written approval of the County.

ARTICLE 15

TERMINATION

Section 15.1.  Duration; Termination by the Association.  The covenants and restrictions of this Declaration shall run with the land and bind the Property subject to this Declaration, and be in full force and effect in perpetuity unless amended as provided above or terminated as hereinafter provided.  Subject to Section 14.4, this Declaration may be terminated only with the written approval of Owners entitled to cast at least seventy-five percent of the total number of votes in the Association.  A termination shall be certified by the President as to compliance with the procedures set forth in this Article, signed and acknowledged by the President and Secretary of the Association and recorded among the Land Records.  The Declaration may not be terminated during the Development Period without the prior written consent of the Declarant.

Section 15.2.  Prerequisites.  Written notice of the proposed termination shall be sent to every Owner and Mortgagee at least thirty days before any action is taken.  Such termination shall not affect any permanent easements or other permanent rights or interests relating to the Common Area created by or pursuant to the Association Documents.  To the extent necessary, the termination agreement shall provide for the transfer or assignment of the easements, rights or interests granted to the Association herein to a successor entity which is assuming the Association's Upkeep and regulatory responsibilities.  Any lien which has arisen pursuant to the provisions of the Declaration shall remain in full force and effect despite termination of the Declaration until the amounts secured thereby are paid in full.

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be signed pursuant to due and proper authority as of the date first set forth above.

DTC PARTNERS, L.L.C.
a Virginia limited liability company

By:  Lerner Enterprises, LLC
Its Manager

By: ______________________________
Name: Mark D. Lerner
Title: Manager

____________________ OF ________________________)
                                )   ss:
____________________ OF ________________________)

I, the undersigned, a Notary Public in and for the state and county aforesaid, do hereby certify that Mark D. Lerner, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the Manager of Lerner Enterprises, LLC, the Manager of DTC PARTNERS, L.L.C., a Virginia limited liability company, and that he, in such capacity, being authorized to do so, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this ___ day of ______________, 2008.

_____________________________[SEAL]
Notary Public

My notary registration number is:  ________________

My commission expires: ________________________

DTC NOKES, L.L.C.,
           a Virginia limited liability company

By: TLC Office Group, L.L.C.
     Its Managing Member

By:  Lerner Enterprises, LLC
Its Manager

By: _____________________________
Name: Mark D. Lerner
Title: Manager

____________________ OF ________________________)
                                )   ss:
____________________ OF ________________________)

I, the undersigned, a Notary Public in and for the state and county aforesaid, do hereby certify that Mark D. Lerner, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the Manager of Lerner Enterprises, LLC, the Manager of TLC Office Group, L.L.C., the Managing Member of DTC NOKES, L.L.C., a Virginia limited liability company, and that he, in such capacity, being authorized to do so, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this ___ day of ______________, 2008.

_____________________________[SEAL]
Notary Public

My notary registration number is:  ________________

My commission expires: ________________________

DTC HOTEL ONE, L.L.C.,
a Virginia limited liability company

By:  Majestic Hotel Group, L.L.C.
       Its Manager

By: TLC Hotel Group, L.L.C.
      Its sole Member

By: ________________________________
Name: Mark D. Lerner
Title: Manager

____________________ OF ________________________)
                                )   ss:
____________________ OF ________________________)

I, the undersigned, a Notary Public in and for the state and county aforesaid, do hereby certify that  Mark D. Lerner, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the Manager of TLC Hotel Group, L.L.C., the sole Member of Majestic Hotel Group, L.L.C., the Manager of DTC HOTEL ONE, L.L.C., a Virginia limited liability company, and that he, in such capacity, being authorized to do so, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this ___ day of ______________, 2008.

_____________________________[SEAL]
Notary Public

My notary registration number is:  ________________

My commission expires: ________________________

DTC APARTMENTS WEST, L.L.C.,
                                a Virginia limited liability company,

By: __________________________
Name: Mark D. Lerner
Title: Manager

____________________ OF ________________________)
                                )   ss:
____________________ OF ________________________)

I, the undersigned, a Notary Public in and for the state and county aforesaid, do hereby certify that  Mark D. Lerner, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the Manager of DTC APARTMENTS WEST, L.L.C., a Virginia limited liability company, and that he, in such capacity, being authorized to do so, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this ___ day of ______________, 2008.

_____________________________[SEAL]
Notary Public

My notary registration number is:  ________________

My commission expires: ________________________

1 DULLES TOWN CENTER, L.L.C.,
                                           a Virginia limited liability company

By:  Lerner Enterprises, LLC
Its Manager

By: _________________________
Name: Mark D. Lerner
Title: Manager

____________________ OF ________________________)
                                )   ss:
____________________ OF ________________________)

I, the undersigned, a Notary Public in and for the state and county aforesaid, do hereby certify that  Mark D. Lerner, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the Manager of Lerner Enterprises, LLC, the Manager of 1 DULLES TOWN CENTER, L.L.C., a Virginia limited liability company, and that he, in such capacity, being authorized to do so, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this ___ day of ______________, 2008.

_____________________________[SEAL]
Notary Public

My notary registration number is:  ________________

My commission expires: ________________________

DTC APARTMENTS SOUTH, L.L.C.,
     a Virginia limited liability company

By:  Lerner Enterprises, LLC,
                                             Its Manager

By: __________________________
Name: Mark D. Lerner
Title: Manager

____________________ OF ________________________)
                                )   ss:
____________________ OF ________________________)

I, the undersigned, a Notary Public in and for the state and county aforesaid, do hereby certify that Mark D. Lerner, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the Manager of Lerner Enterprises, LLC, the Manager of DTC APARTMENTS SOUTH, L.L.C., a Virginia limited liability company, and that he, in such capacity, being authorized to do so, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this ___ day of ______________, 2008.

_____________________________[SEAL]
Notary Public

My notary registration number is:  ________________

My commission expires: ________________________

DULLES TOWN CENTER OWNERS ASSOCIATION
                                     a Virginia nonstock corporation

By: __________________________________
Name: Mark D. Lerner
Title: President

____________________ OF ________________________)
                                )   ss:
____________________ OF ________________________)

I, the undersigned, Notary Public in and for the state and county aforesaid, do hereby certify that  Mark D. Lerner , known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the President of  DULLES TOWN CENTER OWNERS ASSOCIATION, a Virginia nonstock corporation, and that he, in such capacity, being authorized to do so, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the company.

GIVEN under my hand and seal this ___ day of ______________, 2008.

_____________________________[SEAL]
Notary Public

My notary registration number is:  ________________

My commission expires: ________________________

EXHIBIT A

DESCRIPTION OF SUBMITTED LAND

EXHIBIT B

DESCRIPTION OF OVERALL DULLES TOWN CENTER COMMUNITY

EXHIBIT C

COMMUNITIES FACILITIES EASEMENT PLAT

 -

EXHIBIT D

REPURCHASE OPTION AGREEMENT

THIS AGREEMENT is made and entered into as of _____________, 200___ (the “Effective Date”) between (i) NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (“CFC”), a District of Columbia cooperative association, and (ii) DTC PARTNERS, LLC (“DTC”), a Virginia limited liability company.

R E C I T A L S

A.           Contemporaneously herewith CFC has purchased from DTC that certain parcel of land (the “CFC Tract”) described in Exhibit A attached hereto, pursuant to a Purchase Agreement dated as of ___________, 2008, between DTC, as Seller, and CFC, as Purchaser (the “Purchase Agreement”).  All capitalized terms used in this Agreement that are not specifically defined in this Agreement have the meanings assigned to those terms in the Purchase Agreement.

B.           CFC has agreed to grant to DTC an option to purchase the CFC Tract and all improvements and appurtenances thereon but exclusive of movable equipment and fixtures, inventory, signs and other personal property (the “Property”) upon certain conditions.

NOW THEREFORE, in consideration of the premises, and good and valuable consideration given and the receipt of which is hereby acknowledged, the parties agree as follows:

1.           OPTION EVENT

DTC shall have the option (the “Option”) to purchase the Property for the purchase price provided in Section 2 during the time period provided in Section 3 and otherwise on the terms of this Agreement, if, on or before November 30, 2009, CFC has not commenced the construction of an office building on the CFC Tract that will contain at least 120,000 square feet of gross floor area, as evidenced by (i) the issuance by CFC to its general contractor of a notice to proceed authorizing such general contractor to commence construction of such office building, (ii) the delivery by CFC to DTC of a copy of the notice to proceed referred to in clause (i), and (iii) the general contractor’s good faith commencement of the work of grading and excavation for the construction of such office building (the “Option Event”).

2.           PURCHASE PRICE

The purchase price of the Property pursuant to the Option shall be an amount equal to the sum of the Purchase Price of the Property paid by CFC to DTC pursuant to the Purchase Agreement, reduced by (i) the Virginia grantor’s tax paid by DTC, as Seller, in connection with the original sale of the Property to CFC pursuant to the Purchase Agreement, and (ii) $1,000,000.00.

3.           EXERCISE OF THE OPTION

(a)           DTC may exercise the Option by delivering written notice of the exercise of the Option (the “Exercise Notice”) to CFC at any during the period beginning on December 1, 2009 and ending on December 15, 2009.  The Exercise Notice must include an earnest money deposit of $250,000 in cash or a certified check made payable to CFC.  CFC’s receipt of the Exercise Notice and the earnest money deposit shall immediately create an effective and binding contract by CFC to sell to DTC, and by DTC to purchase from CFC, the Property on the terms and conditions set forth herein.  If DTC does not exercise the Option within the time or in the manner specified in this Section 3(a), the Option shall lapse and shall be of no further force or effect.  If, after delivery of an Exercise Notice, DTC does not close the transaction in accordance with the terms hereof, the $250,000 earnest money deposit shall be retained by CFC, as consideration for the grant of the option and for withholding the Property from the marketplace, and the Option shall terminate.

(b)           If DTC timely delivers the Exercise Notice, CFC shall have the right, within five (5) Business Days after receipt of the Exercise Notice, to extend the period of time in which it is required to satisfy the conditions set forth in clauses (i) through (iii), inclusive, of Section 1, for a period of twenty-four (24) months by paying to DTC, within the period of five (5) Business Days, an amount equal to the sum of (i) the state and federal income tax that the members of DTC will be required to pay as a result of the sale of the Property, and (ii) a “gross up” amount equal to the state and federal taxes that the members of DTC will be required to pay as a result of the receipt of the payment referred to in clause (i) and any payments pursuant to this clause (ii), subject to the limitation that the maximum amount that CFC will be required to pay pursuant to clauses (i) and (ii) shall not exceed $2,500,000.00) (the “Extension Payment”).  For purposes of determining the amount of the Extension Payment, (x) it shall be conclusively presumed that each member of DTC is subject to federal and state income tax at the highest marginal rate applicable to income received during the year in which the Extension Payment is made, (y) all references to the “members of DTC” means the Persons who bear the ultimate liability for payment of federal and state income taxes with respect to the taxable income of DTC, including all Persons who are members of DTC and all Persons who own indirect interests in DTC through ownership of interests in one or more partnerships or limited liability companies, and (z) the intention of the parties is that, subject to the $2,500,000 limitation on the maximum amount of the Extension Payment, the purpose of the Extension Payment is to reimburse the members of DTC for all federal and state income taxes payable in connection with taxable income arising from the sale of the Property and taxable income arising from receipt of the Extension Payment.

(c)           If CFC timely makes the Extension Payment, (i) DTC’s delivery of the Exercise Notice shall be deemed to have been rescinded, (ii) the November 30, 2009 deadline referred to in Section 1 shall be extended to November 30, 2011, (iii) the time period in which DTC may give another Exercise Notice shall be extended to the period beginning on December 1, 2011 and ending on December 15, 2011, and (iv) CFC shall return to DTC, concurrently with the payment of the Extension Payment, the $250,000 earnest money deposit paid by DTC in connection with its delivery of the rescinded Exercise Notice.

4.           CLOSING

If DTC timely delivers the Exercise Notice and the deposit to CFC pursuant to Section 3, DTC’s purchase of the Property shall be consummated on or before December 31, 2009 (or December 31, 2011, if applicable), with time being of the essence.  The closing shall be conducted through an escrow established at Loudoun Commercial Title, LLC, 108 South Street SE, Suite G, Leesburg, VA 20175-3732 (the “Escrow Agent”).  The purchase price shall be payable in immediately available funds at the closing.  The Property shall be conveyed in its "as is" condition.  Title to the Property shall be conveyed by CFC to DTC by special warranty deed, subject only to (i) the lien of current real estate taxes not yet due and payable, (ii) the Permitted Exceptions (as defined in the Purchase Agreement (including those items created by the Lot Creation Documents and those items created in connection with the closing of the purchase and sale of the Property pursuant to the Purchase Agreement), and (iii) the matters shown by the survey, if any, of the Property obtained by CFC in connection with its original purchase of the Property.  Any mortgage or liens securing obligations for the payment of money encumbering the Property shall be discharged from the purchase price proceeds payable by DTC hereunder.  Current real property taxes and installments of special assessments shall be prorated as of the date of closing.  CFC shall bear the cost of the Virginia grantor’s tax on the deed and all other State and County transfer and recordation taxes, and all other closing costs, including escrow fees.

5.           NOTICES.

Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “notices” and referred to singly as a “notice”) which DTC or CFC is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be delivered personally, by facsimile transmission or by recognized overnight national courier service (such as Federal Express) (i) if to DTC to the attention of Arthur N. Fuccillo, Lerner Enterprises, LLC, 2000 Tower Oaks Boulevard, Rockville, Maryland 20852, Fax: (301) 770-0144, with a copy to Mark D. Lerner, Lerner Enterprises, LLC, 200 Tower Oaks Boulevard, Rockville, Maryland 20852 (FAX: (301)881-2932, or (ii) if to CFC, at Joseph Siekierski, c/o National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia  20171 with copies to Cindy Gugino, Attorney at law, c/o National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia  20171 and to Benjamin F. Tompkins, Esquire, c/o Reed Smith, LLP, 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia  22042, or at any other address designated by either party by notice to the other party pursuant to this Section.  Any notice delivered to a party’s designated address by (a) personal delivery, (b) facsimile or (c) recognized overnight national courier service shall be deemed to have been received by such party at the time the notice is delivered to such party’s designated address.

6.           MISCELLANEOUS

(a)           Assignment.  The rights arising under this Agreement are personal to DTC only and may not be assigned, whether collaterally or otherwise, in any manner.

(b)           Termination.  This Agreement and the Option granted under this Agreement shall automatically terminate upon the earliest to occur of (i) the commencement of construction of an office building on the CFC Tract that will contain at least 120,000 square feet of gross floor area, as evidenced by the events referred to in clauses (i), (ii) and (iii) of Section 1, (ii) the lapse of the Option accordance with Section 3, or (iii) the termination of the Option pursuant to Section 3.  Upon termination of this Agreement, DTC agrees to execute and deliver to CFC, without cost to CFC, a termination (properly executed, acknowledged and in recordable form) of all option rights contained in this Agreement and a release of any interest of DTC in the Property arising out of this Agreement; provided however, that the absence of such an instrument shall not affect the termination of such right.

(c)           Binding Effect.  Subject to the provisions hereof regarding assignment, this Agreement shall run with the land, shall bind the real estate described herein and shall be binding upon and inure to the benefit of CFC and DTC.

(d)           Amendment and/or Modification.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, amended or modified orally, or in any manner other than by an instrument in writing signed by all of the parties hereto.

(e)           Costs and Attorneys’ Fees.  If any party hereto shall bring any suit or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the losing party shall pay the prevailing party’s reasonable costs and expenses, including such sum as the Court may determine to be a reasonable attorney’s fee.

(f)           Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the state in which the Property is located, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

(g)           Documents.  Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(h)           Entire Agreement; No Strict Construction.  This Agreement (and any attached exhibits) contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein.  Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein.  There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.  This Agreement shall not be construed strictly for or against either the DTC or CFC.

     (i)           Counterparts.  This Agreement may be signed in counterparts, any one of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

IN WITNESS WHEREOF, CFC and DTC have caused this Agreement to be executed effective as of the day and year above referenced.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:

Name:

Title:

COMMONWEALTH OF VIRGINIA                                   )
  ) ss.
COUNTY OF                                                                           )

On this ______ day of ______________, 200__, before me, a Notary Public within and for said County, personally appeared ______________________________ to me personally known, being first by me duly sworn, did say that (s)he is the __________________of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and ________________________ acknowledged said instrument to be the free act and deed of said corporation.

__________________________________
Notary Public

My commission expires: ______________

FRXLIB-535778.1-BFTOMPKI

DTC PARTNERS, LLC

By Lerner Enterprises, LLC, its
Authorized Manager

By:

Name:

Title: Manager

STATE OF MARYLAND                                                                          )
           ) ss.
COUNTY OF MONTGOMERY                                                                 )

On this ______ day of ______________, 200__, before me, a Notary Public within and for said County, personally appeared ______________________________ to me personally known, being first by me duly sworn, did say that (s)he is the Manager of Lerner Enterprises, LLC, the Authorized Manager of DTC PARTNERS, LLC, and that said instrument was signed on behalf of said DTC PARTNERS, LLC, and ________________________ acknowledged said instrument to be the free act and deed of said limited liability company.

____________________________________
Notary Public

My commission expires: ______________

FRXLIB-535778.1-BFTOMPKI

EXHIBIT A

Legal Description of CFC Tract

FRXLIB-535778.1-BFTOMPKI

EXHIBIT F

Proffers

[

Loudoun County, Virginia
Development and Regulatory Agencies ■ 750 Miller Drive. S E , Suite 100 ■ Leesburg, VA 22C75 ■ Metro 478-8414
Department of Building &. Development ■ Terrance D Wharton, Director
Administration  777-0397 ■ Fax  771-5215
Inspections Information Only  777-0220 ■ Fax  771-5512

January 3, 1992

Mr. Arthur N. Fuccillo, Esquire
Lerner Corporation
11501 Huff Court
North Bethesda, Maryland 20895-1094

Dear Mr. Fuccillo:

The Loudoun County Board of Supervisors approved ZMAP 1990-0014/DulIes Town Center Conveniences Uses, and Special Exception 1991-0045/Dulles Town Center Hotel Uses on December 17, 1991.

Please find attached a copy of the Board of Supervisors action with regard to the aforementioned applications.

If I may be of further assistance to you or your firm with regard to this property, please contact me at the Department of Building and Development.

It was a pleasure working with you and your team, and I look forward to future applications for development of the Dulles Town Center.

Sincerely,
/s/ Robert J. Bosco
Planner

\bh
cc:	Project File
Packie Crown, Hazel and Thomas, P.C.
Wanda Suder, Principal Planner, Department of Planning
Fuccillo

LOUDOUN COUNTY, VIRGINIA Office of the County Administrator 18 North King Street. Leesborg. Virginia 22075-2891 Metro 478-1850 or (703) 777-0200

At a meeting of the Board of Supervisors of Loudoun County, Virginia, held in the County Administration Building, Board of Supervisors' Meeting Room, 18 North King Street, Leesburg, Virginia, on Tuesday, December 17, 1991 at 12:00 noon.

PRESENT:	Betty W. Tatum, Chairman
Charles A. Bos, Vice Chairman
Betsey J. S. Brown
James F. Brownell
Thomas S. Dodson
Ann B. Kavanagn
Steve W. Stockman
H. Roger Zurn

IN RE:	ZONING MAP 90-0014/DULLES TOWN CENTER
SPECIAL\ EXCEPTION 1991-0043/DULLES TOWN CENTER
CONVENIENCE USES
SPECIAL EXCEPTION 1991-0045/DULLES TOWN CENTER HOTEL USES

Mr. Stockman moved approval of Zoning Map 90-0014, Dulles Town Center and the accompanying modifications to the Zoning Ordinance, Land Subdivision %and Development Ordinance and the Facilities Standards Manual (as identified in exhibits C and D of the Dulles Town Center proffer statement dated December 9, 1991); subject to the proposed development plan for Dulles Town Center (which includes FAR averaging on the PD-OP portion of the site) dated July 5, 1990, revised December 6, 1991 (as identified in exhibit B of the Dulles Town Center proffer statement dated December 9, 1991), the Dulles Town Center proffer statement (inclusive of all exhibits) dated December 9, 1991 and the letter of clarification dated December 16, 1991 from Lerner Enterprises.

Mr. Stockman further moved approval of Special Exception 1991-0043, Dulles Town Center Convenience Uses; subject to the Special Exception Plat dated June 17, 1991 revised to November 14, 1991, the Neighborhood Retail Center plan dated June 27, 1991 revised to November 14, 1991 and the attached findings.

FINDINGS FOR SPEX 1991-0043 DULLES TOWN CENTER CONVENIENCE USES

FINDINGS:

1.	The proposed landuse is in harmony with the general purpose and intent of the applicable zoning distnct regulations in which the uses are located.

2.	The applicant has demonstrated the proposed use will facilitate orderly highway development and not adversely impact the transportation network.

ATTACHMENT 3

CONDITIONS AND FINDINGS FOR SPEX 1991-0045 DULLES TOWN CENTER HOTEL USES

FINDINGS:

1.	The proposed landuse is in harmony with the general purpose and intent of the applicable zoning district regulations in which the uses are located.

2.	The applicant has demonstrated the proposed use will facilitate orderly highway development and not adversely impact the transportation network.

CONDITIONS:

1	The applicant shall provide for the safe, efficient, convenient, and harmonious grouping or hotel structures and facilities, which appropriately relate to the surrounding office uses.

2.	The proposed hotel uses shall be limited to two of the three landbays A, B, or D as identified on the Concept Development Plan for Dulles Town Center dated July 5, 1990, revised December 6, 1991.

Any site plan filed for ail or a portion of landbays A, B, or D shall address the conceptual development of the remaining portion of the landbay.

ATTACHMENT 4

DULLES TOWN CENTER (ZMAP 1990-0014; SPEX 1991-0043; AND SPEX 1991-0045) MOTIONS OF APPROVAL

At the regular business meeting held on December 17, 1991, Supervisor Steve Stockman made the following motion to approve ZMAP 1990-0014, SPEX 1991-0043 and SPEX 1991-0045.  The motion was seconded by Supervisor Roger Zurn.

MOTION:
I move approval of ZMAP 90-0014, Dulles Town Center, and the accompanying modifications to the Zoning Ordinance, Land Subdivision and Development Ordinance, and the Facilities Standards Manual (as identified in Exhibits  "C" and  "D" of the Dulles Town Center proffer statement dated December 9,   1991)   subject to the proposed development plan for Dulles Town Center (which includes FAR averaging on  the PD-OP portion of the site)   dated July 5, 1990, revised December 6, 1991 (as identified in exhibit  "B" of the Dulles Town Center proffer statement dated December 9,   1991)   and the Dulles Town Center proffer statement (inclusive of all exhibits)   dated December 9, 1991, and letter of clarification dated December 16, 1991, from Lerner Enterprises.

I further move approval of SPEX 1991-0043, Dulles Town Center Convenience Uses, subject to the Special Exception plat dated June 17, 1991, revised to November 14, 1991 and the Neighborhood Retail Center plan dated June 27, 1991 revised to November 14, 1991 and the findings attached hereto as Attachment 3. (See Attached)

I further move approval of SPEX 1991-0045, Dulles Town Center Hotel Uses, subject to the Special Exception Plat dated June 17, 1991 and the finding and conditions identified in the December 9, 1991 staff report and attached hereto as Attachment 4.  (See Attached)

VOTE;	Supervisors Tatum, Bos, Brownell, Dodson, Stockman, and Zurn voted in favor of the motion.

Supervisors Kavanagh and Brown voted against the motion.

DULLES TOWN CENTER REZONING APPLICATION ZMAP 1990-0014 WITH MODIFICATIONS LETTER OF CLARIFICATION DATED DECEMBER 16, 1991 AND EXECUTED PROFFER STATEMENT DATED DECEMBER 9, 1991

By
LERNER ENTERPRISES

Prepared By
HAZEL & THOMAS, P.C.

LERNER ENTERPRISES

December 16, 1991

The Honorable Betty W. Tatum
Chairman
Loudoun County Board of Supervisors
18 North King Street
Leesburg, Virginia 22075

Lawrence E. Kelly, Esquire
Assistant County Attorney
County of Loudoun
102 Heritage Way, N.E.
Suite 3 00
Leesburg, Virginia 22075

RE:	Dulles Town Center - ZMAP 1990-0014;
SPEX 1991-0043; and SPEX 1991-0045

Dear Madam Chairman and Mr. Kelly:

On Monday, December 9, 1991, the Board of Supervisors held a public hearing on the above-referenced land development applications.  During the public hearing, a request was made by Mr. Roger Burdette, a resident of Countryside, that (1) the capacity of the proffered park and ride lot be increased from 75 vehicles to 100 vehicles and (2) the building heights in Land Bay E (between City Center Boulevard to the east and the cul-de-sac located to the west in Land Bay E) and Land Bay N be limited to a maximum height of seven (7) stories at the 150' foot building setback from Route 7, provided that building heights may increase incrementally south of the Route 7 150' foot building setback toward the Town Center Core area not to exceed the height limitations permitted in Paragraph 12A of the December 9, 1991 Proffer Statement.

By this letter, the party signature to the Proffers dated December 9, 1991, hereby clarifies the Proffers as follows:

1.	Paragraph 12A of the Proffers is hereby clarified and confirmed by the following language:

12.	Development in the Town Center will conform with the following design guidelines:

11501 Huff Court. North Bethesda. Maryland 20895-1094 301/984-1500 FAX 301/770-0144

The Honorable Mrs. Betty Tatum
Lawrence E. Kelly, Esq.
December 16, 1991
Page Two

A.
If approved by the Board, Building Heights within the Town Center will be massed with taller buildings concentrated in the core framing the Town Center Common Area (i.e., Land Bays F and K). Building Heights are planned to range in height up to the greater of 100 feet or to the tallest height permitted by the LCZO at the time of development.  One signature building may be located in each of the Land Bays designated "E","H" and "I".  With the exception of these planned signature buildings, building heights in the Town Center will transition to lower building heights east and west of the Town Center Common Area.

With the exception of the one planned signature building mentioned above, Building heights in land Bay E (between City Center Boulevard to the east and the cul-de-sac located to the west in Land Bay E) and in Land Bay N shall be limited to a maximum height of seven (7) stories at the 150’ foot building setback from Route 7. Provided that building heights may increase incrementally south of the Route 7 150’ foot building setback toward the Town Center Core area not to exceed the height limitations and provisions set forth in the above paragraph

2.	Paragraph 27 of the Proffers is hereby clarified and confirmed by the following language:

27.	Parking and Ride Lot

The Applicant shall provide the County upon request, as its contribution toward the operation of a regional park and ride facility, a nonexclusive designated parking area for up to ~~75~~ 100 passenger vehicles.  This park and ride lot may either be located on site or off site of the Property.

In response to concerns raised by the County Attorney and Planning Staff, the Applicant further clarifies and confirms the following proffer language:

The Honorable Mrs. Betty Tatum
Lawrence E. Kelly, Esq.
December 16, 1991
Page Three

1.	Paragraph 23 of the Proffers is hereby clarified and confirmed by the following language:

23.E.City Center Boulevard/Loudoun Tech Access

Upon request by the County and/or VDOT, but not sooner than submission of the record plat for the PDH-3 0 portion of the Property adjacent to such roadway, the Applicant shall dedicate a sufficient amount of on-site right-of-way to provide for the construction of a four lane undivided roadway commencing at the property line of Loudoun Tech Center and terminating at City Center Boulevard as shown on the Concept Plan. The Applicant shall construct a half section of a four lane undivided roadway commencing at City Center Boulevard to the west and terminating at Ridgetop circle to the east in the Loudoun Tech Office Park.  Said road is to be constructed within the right-of-way to be dedicated on site and within the dedicated right-of-way located on the adjacent Loudoun Tech Office Park site. Said road (on-site and off-site) shall be constructed concurrent with the development of the PDH-30 portion of the Property which it serves.

2.	Paragraph 37 of the Proffers is hereby clarified and confirmed by the following language:

XV.	ROUTE 28 HIGHWAY IMPROVEMENT DISTRICT PDH-30 PROPERTY

37.
In the event the Board zones a portion of the Property to the PDH-30 zoning district, the Applicant shall, ~~pursuant to all laws governing the Route 28 Highway Improvement District, c~~o~~ntinue paying taxes t~~o ~~the Route 28 Highway Improvement District "R~~o~~ute 28 District”). Such taxes shall be paid in a timely manner in accordance with the R~~o~~ute 28 District and shall be~~ contribute to the County either for payment to the Route 28 Highway Improvement District or to used otherwise in the County’s sole discretion an amount of cash to be computed by multiplying the total acreage contained in the PDH-30 area, less dedicated right of way, by the per acre Route

The Honorable Mrs. Betty Tatum
Lawrence E. Kelly, Esq.
December 16, 1991
Page Four

28 Highway Improvement District Tax assessed against the adjoining vacant property to the south zoned PD-IP. ~~property.~~ Such vacant PD-IP property was the subject of Special Exception 90-0071. The Applicant shall make such payments in a timely manner consistant in time with the collection of taxes on properties subject to the Route 28 Highway Improvement District assessment.  The Applicant shall continue paying the amount determined above ~~by the preceding sentence~~ to the ~~Route 28 District~~ County until such time as there is constructed on the PD-OP or PD-CH portion of the Property an improvement(s) yielding in taxes an amount equal to or greater than the contribution as required above.  Provided, however that as improvement(s) are made, the contribution shall be reduced by an amount equivalent to the increase in taxes provided by such improvement(s). ~~an equal amount of taxable income to the Route 28 District.~~

3.	Paragraph 41 of the Proffer is hereby clarified and confirmed by the following language:

41.	Interpretation

The Applicant acknowledges that there have been discussions with the County with regard to the relationship of these proffers to the proffers contained in ZMAP 86-53.  The County and Applicant have reviewed the concept plans contained in both sets of proffers and ~~agree~~ it appears that the concept plan attached to ZMAP 86-53 and the Concept Plan contained herein substantially conform. Moreover, as it pertains to the development of the Property, the Applicant will be required to adhere to the transportation phasing program set forth herein in Exhibit E.  The Applicant acknowledges that in the event there is a conflict between the proffers contained in ZMAP 86-53 and the proffers contained in this ZMAP 90-14, the Zoning Administrator shall be requested to determine which proffer paragraph(s) control in his or her opinion. The Zoning Administrator's decision, when rendered, shall be dispositive of

The Honorable Mrs. Betty Tatum
Lawrence E. Kelly, Esq.
December 16, 1991
Page Five

        the issue subject to such appeal rights or amendment procedures at Applicants disposal.

The above described clarifications to the Proffers are acceptable to Loudoun-LSJJ Partnership, the Applicant for ZMAP 1990-0014, SPEX 1991-0043 and SPEX 1991-0045.

We very much appreciate your cooperation and consideration of the clarifications to the Proffers dated December 9, 1991.  We look forward to working with the County in future to implement this unique and visionary project.

LOUDOUN-LSJJ PARTNERSHIP

By:	Lerner Enterprises Limited Partnership
General Partner, by its General Partner

By:	/s/ Theodore N. Lerner
Theodore N. Lerner, General Partner

By:	/s/ JACOB K. SCHWALB
Jacob k. Schwalb, General Partner

The Honorable Mrs. Betty Tatus
Lawrence E. Kelly, Esq.
December 16, 1991
Page Six

TATE OF MARYLAND
COUNTY OF MONTGOMERY, to wit:

I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Theodore N. Lerner, General Partner of Lerner Enterprises Limited Partnership, a Maryland Limited Partnership, which is a General Partner of LOUDOUN-LSJJ PARTNERSHIP, whose name is signed to the foregoing, appeared before me and personally signed and acknowledged the same on behalf of LOUDOUN-LSJJ PARTNERSHIP, this 14th  day of December, 1991.

/s/
Notary Public

My Commission Expiers:

/s/

STATE OF MARYLAND
COUNTY OF MONTGOMERY, to-wit:

I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Jacob K. Schwalb. a General Partner of LOUDOUN-LSJJ PARTNERSHIP, whose name is signed to the foregoing, appeared before me and personally signed and acknowledged the same on behalf of LOUDOUN-LSJJ PARTNERSHIP, this 14th  day of December, 1991.

/s/
Notary Public

My Commission Expiers:

/s/

DULLES TOWN CENTER Rezoning Application ZMAP 1990-0014 Executed Proffer Statement December 9,1991

DULLES TOWN CENTER ZMAP 1990-0014 Proffer Statement

PREAMBLE		1

I.	LAND USE CONCEPT PLAN	2

II.	AUXILIARY/ACCESSORY USES	4

III.	WATER AND SEWER	5

IV.	STREET LIGHTING	5

V.	PEDESTRIAN TRAILS	5

VI.	TOWN CENTER DESIGN	7

VII.	HOMEOWNERS/PROPERTY OWNERS ASSOCIATION	8

VIII.	FIRE AND RESCUE SERVICES/SPRINKLERS	9
	Initial Contribution Non-Residential Floor Area	9
	Annual Contribution Non-Residential Floor Area	9
	Sprinkler and Fire Alarm Systems for Non-Residential Uses	10
	Initial Contribution Residential Units	10
	Annual Contribution Residential Units	10
	Cessation of Contribution	11
	Sprinkler Systems	11

IX.	TRANSPORTATION	12
	Right-of-way Dedication and Road Construction	12
	Atlantic Boulevard	13
	Route 638	13
	City Center Boulevard	14
	Route 28/Dulles Center Boulevard Temporary Access	14
	City Center Boulevard/Loudoun Tech Access	15
	Century Boulevard	16
	Residential Road Systems	16
	Atlantic Boulevard/Algonkian Parkway and Virginia Route 7 Interchange	17
	Route 7	18

Dulles Town Center

	Route 7/Countryside Boulevard Diamond Interchange Reservation	19
	Emergency Vehicle Access	19
	Construction by Others	19
	Transportation Phasing	20
	Park and Ride Lot	21
	Signalization: On-site and Off-site	21

X.	DESIGN REQUIREMENTS	22

XI.	RECYCLING PROGRAM	23

XII.	LANDSCAPING BUFFERING	23

XIII.	RECREATION AREAS AND OPEN SPACE	24
	PDH-30	25
	PD-OP and PD-CH	25

XIV.	CAPITAL FACILITIES CONTRIBUTION AND OPEN SPACE EASEMENTS	26
	Capital Facilities Contribution For Units Above 1.6 Dwelling Units Per Acre	26
	Open Space Easement Contribution for Units between 3.4 and 4.0 Dwelling Units Per Acre	27
	Open Space Easement Contribution for Units Over 4.0 Dwelling Units Per Acre	28

XV.	ROUTE 28 HIGHWAY IMPROVEMENT DISTRICT PDH-30 PROPERTY	29

XVI.	SURVEY	30

XVII.	MISCELLANEOUS	31
	Design Speed and Signage for Private Streets	31
	Substantial Improvements	31

DULLES TOWN CENTER ZMAP 1990-0014 Proffer Statement December 9, 1991

List of Exhibits

Exhibit "A" -	Certified Plat, dated July 5, 1990, revised May 9, 1991.

Exhibit "B" -	Proposed Development Plan for Dulles Town Center, dated July 5, 1990, revised December 6, 1991.

Exhibit "C" -	Modifications to Zoning Ordinance

Exhibit "D" -	Modifications to Land Subdivision and Development Ordinance and Facilities standards Manual

Exhibit "E" -	Dulles Town Center, ZMAP 90-0014 Transportation Phasing Plan, November 12, 1991, revised December 7, 1991

Exhibit "P" -	Typical Street Sections

Exhibit "G" -	Section Through Town Center Common Area

DULLES TOWN CENTER REZONING APPLICATION ZMAP 1990-0014 Proffer Statement December 9, 1991

PREAMBLE

LOUDOUN-LSJJ PARTNERSHIP (the "Applicant") , a Maryland general partnership by its general partners, Lerner Enterprises Limited Partnership and Jacob K. Schwalb, is the Owner of approximately 559 acres of land, which is more particularly described as Parcels 1A, IF and 1G on Loudoun County Tax Map Number 80-((l)) and Parcels 97, 99, 101 and 102 on Loudoun County Tax Map Number 80 (collectively the   "Tax Map Parcels") . Approximately 3 32 acres of the Tax Map Parcels is the subject of the ZMAP 90-0014 and is shown on the Certified Plat, dated July 5, 1990, revised May 9, 1991, prepared by Dewberry and Davis (the   "Plat),   submitted with the rezoning application and incorporated herein by reference as Exhibit "A" (the  "Property"). The 227 acre remainder of the Tax Map Parcels, which is not a part of this application, but portions of which have been approved for various land uses pursuant to SE 82-26, ZMAP 86-53, ZCPA 90-0004, SE 90-0071, and SPBL 89-02, shall not be affected or impacted by this rezoning application.  The Applicant hereby reaffirms proffer obligations set forth in ZMAP 86-53.  It is the intent of the Applicant that the Concept Plan set forth herein shall govern the development of the area which is the subject of this rezoning.

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
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December 9, 1991	Page 2 of 34

On behalf of itself and its successors in interest, the Applicant hereby voluntarily proffers pursuant to Section 54 0.5 of the Loudoun County Zoning Ordinance (the  "LCZO"), that in the event the portions of the Property described and illustrated as Land Bays on the Plat are rezoned by the Board of Supervisors ("the Boar”) of Loudoun County ("the County")   to Planned Development-Office Park ("PD-OP")   Planned Development-Commercial Highway ("PD-CH"),   and Planned Development Housing-30 ("PDH-30") , in general conformance with the uses and densities set forth in Rezoning Application 1990-0014 and in the Concept Plan as hereinafter defined, and permitting averaging of the permitted overall floor area ratio ("FAR") for the PD-OP portion of the Property pursuant to Section 711.9.1 of the LCZO in substantial conformance with the Concept Plan, the development of the Property shall be in substantial conformity with the following conditions.

I.	LAND USE CONCEPT PLAN

1.   The Property shall be developed in substantial conformity with the Proposed Development Plan Dulles Town Center (the  "Concept Plan")   dated July 5, 1990, revised December 6, 1991, prepared by Dewberry and Davis, which is attached hereto and incorporated herein by reference as Exhibit "B".  The Concept

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PROFFER STATEMENT
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Plan shall control the general development, general layout, general acreage and configuration of the Property with reasonable allowances consistent with the LCZO, the County Land Subdivision and Development Ordinance ("LSDO")   and the County Facilities Standards Manual (nFSM")   to accommodate engineering constraints and to provide site design flexibility at the time of subdivision and/or site plan approval.

2.   The PD-OP portion of the Property shown on the Plat shall be developed at a maximum average overall Floor Area Ratio ("FAR") of 0.40 in substantial conformance with the Concept Plan. In accordance with LCZO Section 711.9.1, parcels and/or subdivided lots of the PD-OP Property may be developed at a density that is less than or more than 0.4 0 FAR so long as the overall FAR for development of the PD-OP portion of the Property does not exceed an average 0.40 FAR density.

3.   If approved by the Board, the Property may be developed in conformance with the modifications of the LCZO, and the LSDO and FSM attached hereto and herein by reference as Exhibits "C" and "D" respectively.

4.   The—PDH-30 portion of the Property shall be developed with up to l,068 single family attached and multi-family residential-units.

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PROFFER STATEMENT
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II.	AUXILIARY/ACCESSORY USES

5.           The Applicant may provide auxiliary/accessory service retail uses in the same building with the permitted principal use throughout the PD-OP portion of the Property.  Such auxiliary/accessory service retail use shall not exceed twenty percent of the floor area of the same building as the permitted principal uses primarily served.  The Applicant agrees that none of the auxiliary/accessory service retail uses will be developed as the principal uses of a freestanding building.  The permitted auxiliary/accessory service retail uses shall include, but shall not be limited to the following:

■	air express courier
■	data/copy services
■	messenger/delivery service
■	bakery/donut
■	dry cleaners
■	drug stores in buildings with medical uses
■	computer hardware and software
■	shoe repairs
■	book/card/stationery stores
■	engineering/drafting supplies
■	gourmet/specialty shops
■	restaurants
■	delicatessens
■	photographic processing/services
■	postal service
■	travel agent
■	beauty/barber shops
■	florists in connection with book/card/stationery
■	stores
■	clothing rental

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PROFFER STATEMENT
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■	health and fitness studios
■	banks and financial institutions
■	central reproduction and mailing services, and the like
■
and in buildings containing medical, dental or optical offices or clinics, related ethical pharmacies, laboratories, and establishments for the production, fitting or sale of optical or prosthetic devices.

III.	WATER AND SEWER

6.           The Property shall be served by public water and sewer systems.  All water and sewer extensions and connections to the Property shall be provided at no expense to Loudoun County or the Loudoun County Sanitation Authority.

IV.	STREET LIGHTING

7.           Street lighting for the Property will be provided in accordance with VDOT standards.

V.	PEDESTRIAN TRAILS

8.           The Applicant shall install pedestrian trails in the residential and non-residential areas of the Property in the locations generally as shown on the Concept Plan.

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9.           Each section of the pedestrian trail shall be bonded for construction prior to approval of the record plat for each subdivision containing such portion of the pedestrian trail.

10.           Lighting will be installed along the pedestrian trails referenced in paragraph 9 above.  Trail lighting in the residential area of the Property will be installed concurrently with the installation of the pedestrian trail for each section constructed.  Until such time as the Homeowners' Association governing the PDH-30 area in which a pedestrian trail is located establishes a different lighting schedule, the Applicant will provide dusk to 12:00 a.m. (midnight) trail lighting upon occupancy of the first residential unit in the PDH-30 Area. Trail lighting in the non-residential areas will be installed concurrently with the installation of the pedestrian trail for each section constructed.  Until such time as the Property Owners' Association governing the PD-OP and PD-CH areas in which a pedestrian trail is located establishes a different lighting schedule, the Applicant will provide dusk to 12:00 a.m. (midnight) trail lighting after construction and occupancy of the first non-residential building in the Town Center or 250 residential units, whichever occurs first in time.

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
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VI.	TOWN CENTER DESIGN

11.           The Land Bays designated on the attached Concept Plan as "E", "F", "G", "H", "I", "J", "K", "L", and "M" shall be generally referred to as the "Town  Center" and will generally be developed as a mix of commercial office, retail and multi-family residential uses as approved by this rezoning application.

12.           Development in the Town Center will conform with the following design guidelines:

A.           If approved by the Board, Building Heights within the Town Center will be massed with taller buildings concentrated in the core framing the Town Center Common Area (i.e. Land Bays F and K).  Building heights are planned to range in height up to the greater of 100 feet or to the tallest height permitted by the LCZO at the time of development.  One signature building may be located in each of the Land Bays designated "E", "H" and "I". With the exception of these planned signature buildings, building heights in the Town Center will transition to lower building heights east and west of the Town Center Common Area.

B.           Building Setbacks in the Town Center will be 2 0 feet from a 60 foot right-of-way (if the reduction of right-of- way is approved by VDOT)   or 15 feet from a 70 foot right-of-way.

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PROFFER STATEMENT
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C.           Lot Coverage:  For the purposes of lot coverage calculations, Land Bays F, G, H, I, J, and K will be treated as a single lot.

VII.	HOMEOWNERS/PROPERTY OWNERS ASSOCIATION

13.           The Applicant shall prepare and process the documents necessary to create and establish a Homeowners Association(s) ("HOA")   for the PDH-3 0 portions of the Property and a Property Owners Association(s) ("POA")   in the PD-OP and PD-CH portions of the Property.  The documents for the HOA and POA shall be prepared in accord with all applicable federal and state standards at the time of submission of record subdivision or site plan for the respective portions of the Property.  These documents will be submitted to the County and appropriate agencies for their review and approval prior to approval of the first record plat (other than for roadways or intersections) or first final site plan, whichever is first in time.

14.           The Association(s) will have the authority and funding necessary to maintain all private streets, pedestrian trails and stormwater management facilities associated with the respective sections of the Property.

15.           The Association(s) shall have the authority, responsibility, and funding necessary to maintain and provide for

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PROFFER STATEMENT
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grass cutting and lawn maintenance for all common areas and open space including lawn maintenance and snow removal on all private streets, garbage collection and to assess, collect and pay the annual fire and rescue contribution.

VIII.	FIRE AND RESCUE SERVICES/SPRINKLERS

16.           Initial Contribution Non-Residential Floor Area

Concurrently with the issuance of each zoning permit for the development of any non-residential uses on the Property, the Applicant shall make a one time contribution to the County of five cents ($0.05) per FAR square foot of approved building area on the Property which is the subject of said permit for the servicing fire and rescues companies.  Said contribution shall be divided equally between the primary servicing Fire and Rescue companies.

17.           Annual Contribution Non-Residential Floor Area

The Applicant shall also make an annual contribution of two cents ($0.02) per net FAR square foot of approved non-residential building area constructed on the Property, to be divided equally between the Fire and Rescue Companies servicing the Property. The annual contributions shall be made directly to the servicing Fire and Rescue Companies.  The Property Owners' Association

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PROFFER STATEMENT
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shall be responsible for collecting and distributing the annual Fire and Rescue contributions as set out above.

18.           Sprinkler and Fire Alarm Systems for Non-Residential Uses

Each non-residential habitable building constructed on the PD-OP, PD-CH, and PDH-3 0 portions of the Property will be provided with a fire protection sprinkler system.  Each building shall also be equipped with a fire alarm system consisting of a automatic fire alarm system which contains at least a manual alarm device and device(s) which automatically detects heat, smoke or other products of combustion.

19.           Initial Contribution Residential Units

Concurrently with the issuance of each zoning permit for the development of residential units in the PDH-3 0 District, the Applicant shall make a one-time contribution to the County for distribution to the servicing fire and rescue companies pursuant to the adopted fire and rescue guidelines of the Board of $60.00 for each residential unit developed on the Property.  Said sums shall be divided equally between the servicing Fire and Rescue companies.

20.           Annual Contribution Residential Units

The Applicant shall also require the owner of each residential unit to remit the sum of $60.00 per residential unit,

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PROFFER STATEMENT
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per annum to be divided equally between Fire and Rescue services serving the Property.  Such annual contributions shall be made a portion of the annual Homeowner's Association dues and shall be collected by the Homeowners Association and paid directly to the Fire and Rescue units so specified.

21.           Cessation of Contribution.

The obligations set forth in Paragraphs 16, 17, 19, and 20 above shall continue so long as the Fire and Rescue services serving the subject Property are predominantly volunteer (i.e., less  than  75 percent of the annual  operational budget is funded by the County) .  In the event a volunteer fire and rescue system, as defined above, shall cease to serve the Property, then the obligations to make all such donations shall terminate.

22.           Sprinkler Systems

The Applicant shall provide, as an option to purchasers of single family attached residential units built on the PDH-3 0 portion of the Property, the opportunity to purchase and have installed, residential sprinkler systems for each such residence. This proffer shall not require the Applicant to install such systems in single family attached residences on the Property. The purchasers of such residences may choose to exercise such option and to pay reasonable costs in association with such purchase and installation.  The Applicant shall install

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PROFFER STATEMENT
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residential sprinkler systems in demonstration models for single family attached units constructed on the Property.

IX.	TRANSPORTATION

23.           Right-of-way Dedication and Road Construction

Public roads shall be designed to conform with the Virginia Department of Transportation (VDOT) standards and shall be dedicated to the County for acceptance into the State highway system.  Except as hereinafter provided, at the time of final subdivision plan approval and recordation of a record plat, the Applicant shall dedicate the necessary right-of-way and construct or bond for construction the portion of such roads within said record plat.  The Applicant shall construct its internal roads in general conformity with the Concept Plan attached hereto. Roadways may change based on further engineering and environmental analysis.  If the County approves the Applicant's request for zoning ordinance modifications to allow for private street development as set forth in Exhibit C, the Applicant shall construct all private streets located in the Town Center and in the PDH-30 portion of the Property in accordance with the guidelines set forth in Section 4.380.  The maintenance of all such private streets shall be the responsibility of the POA and the HOA.

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
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Provided the entity desirous of constructing such roadways has secured approval of construction plans and profiles from the County and VDOT, and further provided the alignment of said roadways is in substantial conformance with the Applicant's Concept Plan as may be amended and approved by the Board, and further provided that subject to the obtaining of all right-of-way, a notice to proceed as to construction has been issued, then in that event the Applicant shall dedicate the right-of-way on site necessary to provide for the construction of the roadways set forth in Paragraphs 2 3A and 23B-

23A.                      Atlantic Boulevard

The Applicant shall dedicate a sufficient amount of right-of-way on site to construct Atlantic Boulevard as a six lane divided facility.

The Applicant shall construct a four lane divided roadway at its own expense within the dedicated right-of-way, from Virginia Route 638 relocated across the Tax Map Parcels to connect to the southern ramps on to and off of the eastbound lane of Virginia Route 7.

23.B.                      Route 638

The Applicant shall dedicate a sufficient amount of on-site right-of-way to construct relocated Route 638 as a six lane divided facility.  The Applicant shall construct a four lane

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PROFFER STATEMENT
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divided roadway at its own expense within the dedicated right-of-way, from Virginia Route 2 8 across the Tax Map Parcels to the eastern property boundary line of such Property.

23.C.                      City center Boulevard

The Applicant shall dedicate a sufficient amount of on-site right-of-way to construct City Center Boulevard as a four lane divided facility consistent with VDOT standards as shown on the Concept Plan and in Exhibit E.

The Applicant shall construct a four lane divided roadway with intersection geometrics as shown on "Construction Plans for Route 7/City Center Boulevard Intersection", prepared by Dewberry and Davis, dated November 1989, and approved by Loudoun County on September 18, 1990, as may be amended with approval of the County and VDOT, at its own expense within the dedicated right-of-way from the intersection of Countryside Boulevard and Virginia Route 7, across the Tax Map Parcels to connect to relocated Virginia Route 638.

23.D.                      Route 28/Dulles Center Boulevard Temporary Access

Temporary right-in/right-out access from Virginia Route 28 to the Property will be provided via Dulles Center Boulevard. The temporary right-in/right-out access will be provided at the existing limited access break located between the Routes 28/7 grade separated interchange to the north and future Route

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
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638/Route 28 grade separated interchange to the south.  The Applicant shall dedicate a sufficient amount of on-site right-of-way to provide for the construction of Dulles Center Boulevard as a four lane divided roadway commencing at-grade at the existing limited access break on Virginia Route 28 and terminating at City Center Boulevard as shown on the Concept Plan and in Exhibit E.

The Applicant shall construct a four lane divided roadway at its own expense within the right-of-way dedicated from the Virginia Route 28 existing limited access break to City Center Boulevard.  The Applicant agrees that at such time as the Route 28/Route 638 grade-separated interchange is available for use by the general public, its temporary access on and off of Virginia Route 28 from its site via the roadway set forth in this Paragraph shall terminate.  The Applicant reserves the right to discuss alternate means of providing right in access from Route 28 to Dulles Town Center at its own cost, provided the same meets with VDOT and County approval.

23.E.                      City Center Boulevard/Loudoun Tech Access

Upon request by the County and/or VDOT, but not sooner than submission of the record plat for the PDH-30 portion of the Property adjacent to such roadway, the Applicant shall dedicate a sufficient amount of on-site right-of-way to provide for the construction of a four lane undivided roadway commencing at the

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property line of Loudoun Tech Center and terminating at City Center Boulevard as shown on the Concept Plan.

The Applicant shall construct a half section of a four lane undivided roadway commencing at City Center Boulevard to the west and terminating at Ridgetop Circle to the east in the Loudoun Tech Office Park.  Said road to be constructed within the right-of-way to be dedicated on site and within the dedicated right-of-way located on the adjacent Loudoun Tech Office Park site.

23.F.                      Century Boulevard

The Applicant shall dedicate a sufficient amount of on-site right-of-way to provide for the construction of a four lane divided roadway commencing at Atlantic Boulevard and terminating within the Town Center as shown in Exhibit E and the Concept Plan.

The Applicant shall construct a four lane divided roadway at its own expense within the right-of-way dedicated from Atlantic Boulevard and terminating within the Town Center.

23.G.                      Residential Road Systems

The Applicant shall dedicate a sufficient amount of right-of-way on site to provide for the construction of those sections of City Center Boulevard, Dulles Center Boulevard and Century Boulevard which are located within the PDH-3 0 portions of the Property.  City Center Boulevard, Century Boulevard and Dulles

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Center Boulevard shall be constructed as four lane divided roadways as set forth in Exhibit E and on the Concept Plan except (i) that the portion of Dulles Center Boulevard located east of City Center Boulevard and (ii) the portion of Century Boulevard located east of Dulles Center Boulevard shall be constructed as four lane undivided roadways.

The Applicant shall construct the roadways at its own expense within the right-of-way dedicated within the PDH-3 0 district.

23.H.                      Atlantic Boulevard/Algonkian Parkway and Virginia Route 7 Interchange

In conjunction with the approval of any subdivision containing land necessary for the Atlantic Boulevard/Algonkian Parkway and Virginia Route 7 Interchange, the Applicant shall reserve sufficient land on site for an interchange at the intersection of the Algonkian Parkway/Atlantic Boulevard and Virginia Route 7.

Upon the request of the County and subject to the following, the Applicant shall dedicate sufficient right-of-way to provide for the construction of all roadways and ramp improvements necessary to construct the Atlantic Boulevard/Algonkian Parkway and Virginia Route 7 Interchange (collectively the "Ramp Improvements"),   as set forth in the Dewberry & Davis plan

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entitled "Construction Plans for Algonkian Parkway/Route 7 Interchange dated June 1990, (CPAP-91-0043-02)", and subject to the following:  the entity desirous of constructing such roadway has secured approval of construction plans and profiles from the County and VDOT, and further provided that the alignment is in substantial conformance with the Applicants Concept Plan, as may be amended, and approved by the County Board of Supervisors, and further provided that subject to the obtaining of all right-of-way, a notice to proceed as to construction has been issued, then in that event, the Applicant shall dedicate the right-of-way on the Property necessary to construct the Ramp Improvements. Otherwise, dedication of the land area for the Ramp Improvements by the Applicant shall occur prior to bonding or construction of said Ramp Improvements in conformance with Exhibit E.

23.I.           Route 7

The Applicant shall construct the third eastbound lane along the frontage of its Property on Virginia Route 7, from the terminus of the Algonkian/Route 7 interchange project and continuing to Loudoun Tech.  Such improvements will be provided concurrently with the initial improvements to the Countryside/Route 7 intersection.  The Applicant shall dedicate a sufficient amount of on-site right-of-way upon request of the

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County to provide for the construction of a third eastbound lane along the frontage of its Property on Virginia Route 7.

23.J.                      Route 7/Countryside Boulevard Diamond Interchange Reservation

The Applicant shall reserve for dedication a sufficient amount of right-of-way on-site to allow the construction of a diamond interchange at Virginia Route 7 and Countryside Boulevard.  Unless otherwise earlier determined by VDOT and Loudoun County as not necessary in which case such reservation shall cease upon written notice from the County, VDOT shall commence construction within thirty-five (35) years of this zoning approval otherwise this reservation of land shall cease. Such dedication shall be made as soon as reasonably practicable after request of Loudoun County.

24.           Emergency Vehicle Access

The Applicant will provide temporary emergency vehicle access to the Property during construction.  Such temporary emergency vehicle access provided will be satisfactory to the Loudoun County Fire Marshal's Office.

25.           Construction by Others

In the event that any one or more of the individual intersection improvements proffered by Applicant herein is constructed by others prior to bonding for such construction by

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the Applicant, the actual paid and reasonable construction costs of such individual improvements by others shall be contributed by the Applicant to the County in lieu of Applicant's construction obligation.  Such contributions in lieu of actual construction shall occur at the time specified in the applicable proffer for construction or bonding of a specific intersection improvement and shall be used for regional roadway improvements in the vicinity of and for the benefit of the Property.  In the event that actual cost information cannot be obtained, or is disputed by the Applicant or the County, the Applicant shall submit the cost estimates for such improvements for review and approval of the County Director of the Department of Building and Development.  In the event of any disagreement between the Applicant and the Director of the Department of Building and Development regarding the cost estimates of such improvements, the Board shall make a final decision.

26.           Transportation Phasing

The Applicant's proffered road improvements specified herein shall be constructed or bonded for construction in sections in accordance with County Ordinances.

Exhibit E, "DTC ZMAP 90-0014, Transportation Phasing Plan", December 7, 1991, as it may be revised, constitutes the Applicant's Transportation Phasing Program.  The Applicant shall

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provide the proffered transportation improvements in phases as generally set forth in attached Exhibit E.

Exhibit E is a phasing plan designed to distribute internally generated trips to intersections set forth therein and to demonstrate roadway improvements which will be constructed concurrent with the opening of each internal roadway intersection with off-site roads.  Development of Dulles Town Center may begin and proceed with any section(s)/phase(s).

27.           Park and Ride Lot

The Applicant shall provide the County upon request, as its contribution toward the operation of a regional park and ride facility, a non-exclusive designated parking area for up to 75 passenger vehicles.  This park and ride lot may either be located on site or off site of the Property.

28.           Signalization: On-site and Off-site

The Applicant will provide all on-site signalization and such off-site signalization, as needed, at the Route 638 and Route 28 intersections as and when initially warranted by the County and VDOT.  The Applicant will further provide for the upgrade of the existing signalization at Countryside Boulevard together with the Countryside and Route 7 intersection improvements.

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X.           DESIGN REQUIREMENTS

29.           As a part of the document establishing the Property Owner's Association and the Homeowner's Association, the Applicant shall provide the following:

A.           Overall, the land development techniques and elements of the landscape architecture for those portions of the individual parcels of the Property adjacent to the public rights- of-way and property lines shall be compatible and complimentary of one another.  The goal shall be to achieve compatibility among the PD-OP, PD-CH and PDH-30 areas through land development techniques and landscape treatments.

B.           Complimentary plant materials and landscaping techniques shall be utilized throughout the pedestrian trail system and streetscape of the Property.  A list of specific plant materials and planting requirements for use on the Property shall be provided to developers of the individual parcels.  Amendment of the list of plant materials may be made only after review and approval of the site plan review board as established by the POA and the HOA, as the case may be.

30.           To the extent practicable, existing stands of trees will be preserved along primary public rights-of-way.  Where street trees are installed along primary public rights-of-way, uniform and complimentary landscape designs will be implemented

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4,  1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 23 of 34

which will provide appropriate transition of landscaping treatments between the PD-OP, PD-CH and PDH-3 0 areas of the Property.

XI.	RECYCLING PROGRAM

31.           To promote recycling on the Property, the Applicant, together with a qualified solid waste management/recycling contractor, shall work closely with the County's Department of Building and Development to develop a recycling plan for the Property.  If established by the County and the Applicant, the recycling plan shall be implemented in phases as building occurs.

The Applicant will incorporate into the respective guidelines a policy statement which requires the owners of individual buildings to design their buildings and implement tenant and employee programs which facilitate recycling efforts.

XII.	LANDSCAPING BUFFERING

32.           At the time of preliminary subdivision application for those areas of the Property which front on Route 7 and Route 28, the Applicant shall submit for review and approval by the County an illustrated landscape plan depicting the extent and the nature of the proposed buffering along Route 7 and Route 28.

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 24 of 34

At the time of record plat approval, the Applicant shall, consistent with the approved landscape plan, provide (a) a one hundred foot (100') minimum average landscaped buffer measured from the six lane right-of-way which shall be maintained along the entire length of the Property fronting Route 7 and adjacent to the south side of Virginia Route 7, and (b) a one hundred fifty foot (150') building setback from Route 7 together with a building setback one hundred fifty feet (150') from the east side of Route 28, provided, however, that building setbacks may be reduced to no less than one hundred feet (100') from Virginia Routes 7 and 28 when it is demonstrated that the natural topography and the use of landscaping treatments and creative site design will accomplish the same purpose as greater building setbacks.  Parking shall be permitted within the one hundred fifty foot (150') setback from both Routes 7 and 28, but not closer than 100 feet, provided however that the one hundred foot (100') minimum average landscaped buffer is maintained pursuant to (a) and (b) above.  The Applicant retains the right to grant easements for utilities and to erect signs within these areas.

XIII.           RECREATION AREAS AND OPEN SPACE

33.                 The Applicant shall construct community and neighborhood recreation areas on the Property in the locations

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 25 of 34

generally shown on the Concept Plan consistent with the following:
A.	PDH-3 0
1
The Applicant shall construct a central Community Recreation Center ("Recreation Center")   in the location generally shown on the Concept Plan in the PDH-3 0 portion of the Property.  The Recreation Center will include a community building, swimming pool, and an active recreation area and tot lot. The swimming pool will be a minimum of 2 5 meters in length and at least 6 standard lanes in width.  Additional bathing areas for young children, shallow bathing and/or a diving area may also be provided.

2.
Construction of the Recreation Center will begin before such time as the zoning permit for the 500th residential unit is issued and shall be substantially completed within twenty-four (24) months thereafter.

3.
The HOA documents will provide availability of membership in the Recreation Center to residents within the PDH-30 portion of the Property, as well as the tenants of the overall Dulles Town Center project (i.e. tenants of the PD-OP, PD-CH, PD-SC and PD-IP districts).

B.	PD-OP and PD-CH
	1.	The Applicant shall provide open space and recreational areas generally as shown on the

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 26 of 34

Concept Plan.  These recreation areas shall provide those recreational amenities which are generally described on the Concept Plan including a pedestrian trail and Town Center Common Area.

XIV.	CAPITAL FACILITIES CONTRIBUTION AND OPEN SPACE EASEMENTS

34. Capital Facilities Contribution For Units Above 1.6 Dwelling Units Per Acre

At the time of issuance of the zoning permit for each residential unit constructed on the PDH-3 0 portion of the Property above the first 141 residential units, a one time cash contribution per residential unit shall be contributed to the County in accordance with the following formula:

■ Single Family Attached Residential Units = $3,587.00 per SFA Unit X 0.25
■ Multi-Family Residential Units = $2,528.00 per MF Unit X 0.25

Said contribution shall be used at the County's discretion for Capital Facilities Improvements including for use in a County Affordable Housing Program.  Such sum shall be in 1991 dollars, which shall escalate annually thereafter on the anniversary date of this rezoning in accordance with the Consumer Price Index published by the Bureau of Labor Statistics, U.S. Department of Labor (hereinafter identified as All Urban Consumers Index-US City Average 1982/1984 = 100).

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 27 of 34

In lieu thereof and in accordance with adopted County policies, the Applicant on its own initiative may request to the County that it be permitted to construct regional capital facility improvements on-site, which improvements may include, but not be limited to the following:

■ Regional Recreation Improvements
■ Cultural Arts Facilities
■ Multi-Purpose Senior Center

At the County's option, the Applicant shall either dedicate said improvements for public use or enter into an agreement with the County or its designee to provide for the use of said improvements by the general public with the continued private maintenance of said improvements to be provided by the Applicant.

The cost of providing on-site regional capital facilities shall be credited dollar for dollar against the per-unit capital facilities cash contribution.

35.	Open Space Easement Contribution for Units between 3.4 and 4.0 Dwelling Units Per Acre

The Applicant shall make a one time cash donation on a per unit basis toward the purchase by the County of up to thirty-five (35) open space easements in the amount of $7,000 per open space easement; provided, however, that the Applicant on its own initiative may procure such open space easements at whatever price available.  In the event the Applicant or the County

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 28 of 34

purchases such open space easements as set forth above, the Applicant shall receive the right to build one additional residential unit above the initial 299 units for each open space easement purchased. The above-referenced donation or open space easement procurement shall be required after construction of the first 299 residential units in the PDH-30 area of Dulles Town Center. The aforesaid cash donation of $7,000 per easement shall not be required where the Applicant has, on its own, provided such open space easements. The aforesaid cash payment, or evidence satisfactory in form to the County of such open space easement, shall be presented to the County for approval prior to record plat or final site plan approval for development of any units above the first 299 units.

36. Open Space Easement Contribution for Units Over 4.0 Dwelling Units Per Acre

The Applicant shall make a cash donation toward the purchase by the County of up to thirty six (36) open space easements in the amount of $7,000 per open space easement; provided, however, that the Applicant on its own initiative may procure such open space easements at whatever price available.  In the event the Applicant or the County purchases such open space easements as set forth above, the Applicant shall receive the right to build twenty additional residential unit(s) for each open space

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 29 of 34

easement purchased, above the initial 3 52 units developed. Either the donation for or procurement of one additional open space easement as described in this paragraph shall be provided prior to issuance of zoning permits for each group of twenty (20) additional residential units constructed on the PDH-3 0 Property after the first 352 residential units are constructed.  The aforesaid cash donation of $7,000 per easement shall not be required where the Applicant has, on its own, provided such open space easements.  The aforesaid cash payment, or evidence satisfactory in form to the County of such open space easement, shall be presented to the County for approval prior to record plat or final site plan approval, for those groups of twenty units requiring the open space easements above the first 3 52 residential units constructed on the PDH-3 0 Property.

XV.	ROUTE 28 HIGHWAY IMPROVEMENT DISTRICT PDH-30 PROPERTY

37.  In the event the Board zones a portion of the Property to the PDH-30 zoning district, the Applicant shall, pursuant to all laws governing the Route 28 Highway Improvement District, continue paying taxes to the Route 28 Highway Improvement District (the "Route 28 District").  Such taxes shall be paid in a timely manner in accordance with the Route 28 District and shall be computed by multiplying the total acreage contained in

DULLES TOWN CENTER; ZMAP 1990-OO14
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 30 of 34

the PDH-30 area, less dedicated right-of-way, by the per acre Route 28 Highway Improvement District Tax assessed against the adjoining property to the south zoned PD-IP property. Such PD-IP property was the subject of Special Exception 90-0071.  The Applicant shall continue paying the amount determined by the preceding sentence to the Route 28 District until such time as there is constructed on the PD-OP or PD-CH portion of the Property an improvement yielding an equal amount of taxable income to the Route 2 8 District.

XVI.	SURVEY

38.  The Applicant shall establish a permanent horizontal geodetic controls station (monument) with azimuth in accordance with second (2nd) order, class one standards, as defined in "Classification, Standards of Accuracy and General Specifications of Geodetic Control Surveys," 1974, N.O.A.A.--N.O.S., in the format required by NGS for inclusion in the National Geodetic Control System.

The Applicant shall establish all future subdivisions and the property boundary survey to the Virginia State Planar Coordinate Grid System, in accordance with third order, class one standards, as defined in "Classification, . . ..  Standards of

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August a, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 31 of 34

Accuracy and General Specifications of Geodetic Control Surveys," 1974, N.O.A.A.--N.O.S., U.S. Department of Commerce, Rockville, Maryland.

XVII.	MISCELLANEOUS

39. Design Speed and Signage for Private streets

Concurrent with the submission of the construction plans and profiles for private streets constructed on each section of the Property, documentation shall be submitted to the County indicating the design speed for the respective private streets.

The Applicant shall provide for the posting of traffic control signs on all private streets in the PD-OP, PD-CH and PDH-30 areas of the Property, which signs shall be of the same size and configuration as those posted by VDOT.

40. Substantial Improvements

These proffers contemplate that the Applicant shall dedicate real property of substantial value (including, but not limited to the donation of right-of-way for the Algonkian Parkway Interchange), make substantial cash payments or construct substantial public improvements the need for which is not generated solely by the rezoning of ZMAP 1990-0014.  In the event Applicant fails within five years from the date of this rezoning to substantially implement these dedications, payments, or

DULLES TOWN CENTER; ZMAP 1990-0014
PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 32 of 34

construction of improvements, then the rights stated in Section 15.1-491(al) of the Code of Virginia 1950, as amended, shall not apply to this Property, provided, however, that any rights acquired independently of Section 15.1-491(al) of the Code of Virginia (1950), as amended, shall not be waived by this proffer.

41. Interpretation

The Applicant acknowledges that there has been discussions with the County with regard to the relationship of these proffers to the proffers contained in ZMAP 86-53.  The County and Applicant have reviewed the concept plans contained in both sets of proffers and agree that the concept plan attached to ZMAP 8 6-53 and the Concept Plan contained herein substantially conform. Moreover, as it pertains to the development of the Property, the Applicant will be required to adhere to the transportation phasing program set forth herein in Exhibit E.  The Applicant acknowledges that in the event there is a conflict between the proffers contained in ZMAP 86-53 and the proffers contained in this ZMAP 90-14, the Zoning Administrator shall be requested to determine which proffer paragraph(s) control in his or her opinion.  The Zoning Administrator's decision, when rendered, shall be dispositive of the issue, subject to such appeal rights or amendment procedures at Applicants disposal.

DULLES TOWN CENTER; ZMAP 1990-0014	DRAFT NO. 5
DRAFT PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4, 1991
November 6, 1991
November 25, 1991
December 9, 1991	Page 33 of 7

DULLES TOWN CENTER

ZMAP 89-38

Proffer Statement

These Proffers shall be binding upon the assigns and successors in interest of the Applicant.

The undersigned hereby warrant that all owners of a legal interest of the Subject Property have signed this Proffer Statement, that he/she has full authority to bind the Property to these conditions either individually or jointly with the other Owners affixing their signatures hereto, and that the Proffers are entered into voluntarily.

LOUDOUN-LSJJ PARTNERSHIP

By:		Lerner Enterprises Limited
Partnership, its General
Partner

	By:	/s/ Theodore N. Lerner
Theodore N. Lerner,
General Partner

By:		/s/ Jacob K. Schwalb
Jacob K. Schwalb,
General Partner

DULLES TOWN CENTER; ZMAP 1990-0014	DRAFT NO. 5
DRAFT PROFFER STATEMENT
August 8, 1991
September 30, 1991
October 4,   1991
November 6, 1991
November. 25,1991
December 9, 1991	Page 34 of 34

STATE OF MARYLAND
COUNTY OF MONTGOMERY, to-wit:

I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Jacob K. Schwalb, a General Partner of LOUDOUN-LSJJ PARTNERSHIP, whose name is signed to the foregoing, appeared before me and personally signed and acknowledged the same on behalf of LOUDOUN-LSJJ PARTNERSHIP, this 9th day of December, 1991.

/s/
Notary Public

My Commission Expires:

November 1, 1993

STATE OF MARYLAND

COUNTY OF MONTGOMERY, to-wit:

I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Theodore N. Lerner. General Partner of Lerner Enterprises Limited Partnership, a Maryland Limited Partnership, which is a General Partner of LOUDOUN-LSJJ PARTNERSHIP, whose name is signed to the foregoing, appeared before me and personally signed and acknowledged the same on behalf of LOUDOUN-LSJJ PARTNERSHIP, this 9th day of December, 1991.

/s/
Notary Public

My Commission Expires:

November 1, 1993

EXHIBIT C

Zoning Modification Requests

Dulles Town Center
(ZMAP 1990-0014)

The following zoning modifications are proposed as part of the Dulles Town Center rezoning request.

A.	MODIFICATIONS TO THE GENERAL REGULATIONS: ARTICLE 5

1. Section 511 LOT ACCESS REQUIREMENTS

■
Ordinance Provision: "No structure requiring a building permit shall be erected upon any lot which does not have frontage on a Class I, Class II, or Class III road as specified in the schedule of district regulations, except as specifically provided in subdivision regulations, or in multi-family dwelling and industrial park developments regulated in Article 7".

Modification Request:

It is requested that structures may be erected upon lots which front on private streets in the "Town Center" area of the proposed PD-OP zone district and in the single family attached and multi-family area of the PD-H30 zone district

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 2 of 12

2.	Section 525.3	OFF-STREET PARKING AND LOADING SPACE PROHIBITED IN REQUIRED YARDS ADJACENT TO STREETS

■
Ordinance Provision: "Except as otherwise specifically provided herein, no off-street parking areas for four (4) or more automobiles, and no loading space, shall be permitted in any required yard adjacent to a street, nor shall any maneuvering areas serving such spaces be so located."

Modification Request:

It is requested that this standard be modified to allow parking spaces/structures in the required yard adjacent to a public or a private street within the "Town Center". The off-street parking spaces/structures will be located as follows:

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 3 of 12

	60' RIGHT-OF-WAY*		70' RIGHT-OF-WAY

■	Minimum 20-foot building setback from the property line	■	Minimum 15-foot building setback from the property line

and
and

■	Minimum 28-foot building setback from the face of curb.
		■	Minimum 28-foot setback from the face of curb.

*If the right-of-way reduction is approved by VDOT.

3.	Section 525.7	JOINT PARKING FACILITIES

■
Ordinance Provision: "Where there are multiple uses on one lot, or where uses on adjoining lots propose to combine parking areas and/or accessways, such joint parking facilities shall be permitted, subject to the general requirements and limitations applying to all parking areas. Such combinations shall be permitted by the Zoning Administrator subject to the general requirements and standards set forth, without special exception action by the Board of Zoning Appeals...."

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 4 of 12

Modification Request

It is requested that the Zoning Administrator grant approval to provide joint parking facilities for multiple uses on a lot.

B.	MODIFICATIONS TO SPECIAL DISTRICT REGULATIONS: ARTICLE 7

1. Section 701.6.2 SERVICES AND COMMERCIAL USES

■
Ordinance Provision: "Services and commercial uses restricted to occupy a total of not more than 3% of the total land area of the district, including, as appropriate to the scale of the development, convenience establishments, neighborhood shopping centers or community shopping centers."

Modification Request:

It is requested that this section of the Zoning Ordinance be modified to provide for 6% of the total land area of the district (5.5 acres) to be developed as shown on Exhibit B with service and commercial uses.

2.	Section 702.1.2.8	MINIMUM NUMBER OF DWELLING UNITS FOR WHICH PERMITS MUST BE ISSUED BEFORE ISSUANCE OF PERMIT FOR SHOPPING CENTER.

■	Ordinance Provision: "No building permit for any such shopping center shall be issued prior to issuance of building permits for 80% of the dwelling units for which said center is to serve."

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 5 of 12

Modification Requested:

It is requested that the PDH-30 area to be developed with service and commercial uses be developed concurrent with the residential area in which it is located (i.e. the residential land bay located east of City Center Blvd.).

3.	Section 702.3.1 MAXIMUM HEIGHT RESTRICTIONS

■	Ordinance Provision; "Dwellings: 35 feet." Modification Requested:

It is requested that the residential units in the "Town Center" area of the project be constructed to varying heights ranging from five stories, but not to exceed 100 feet, in the "Town Center" core area to three stories in the area east of City Center Boulevard.

4.	Section 702.3.3.1 SPECIFICATIONS

■
Ordinance Provision: "The arrangement, character, extent, width, grade, and location of all streets shall be designed and constructed in accordance with specifications acceptable to the Virginia Department of Highways and Transportation for inclusion into the State Highway System."

Modification Requested:

It is requested that streets which do not meet VDOT design criteria, i.e. private streets, be permitted to be developed in Land Bays F, I, J, K, L, M, N, O, P, Q, R, S, and T.

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 6 of 12

5.	Section 702.3.4.1	IF THE STREET OR PORTION THEREOF SERVES 50 OR LESS DWELLING UNITS

■
Ordinance Provision: "If the street or portion thereof serves 50 or less dwelling units, vehicular access from off-street parking and service areas may be directly to the street from individual dwelling units. Determination of number of dwelling units served shall be based on normal routing of traffic anticipated in the development."

Modification Requested:

It is requested that this standard be modified to permit up to 85 residential units to access a public street at any one entrance point.

6.	Section 710.10.2	VEHICULAR AND PEDESTRIAN ENTRANCES AND EXITS

■	Ordinance Provision: "Principal vehicular access for the general public shall be only from major arterials or secondary arterials."

Modification Requested:

This section of the Ordinance requires that access to buildings located in the PD-CH zoning district be directly from major arterials or secondary arterials. The areas proposed to be zoned PD-CH are located adjacent to the Dulles Town Center Mall site. It is requested that vehicular access to the PD-CH area be provided from the private perimeter road located on the Mall site. In the event access is provided from the perimeter road, construction plans and profiles for the segment of the perimeter road serving the respective

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 7 of 12

PD-CH parcels shall be submitted to the County for review and approval concurrent with the site plan for the respective PD-CH area.

7.	Section 710.11.1.3 ADJOINING RESIDENTIAL DISTRICTS

■
Ordinance Provision: "When any PD-CH district adjoins any residential district, a minimum yard requirement of 100 feet shall be maintained along any side or rear lot line which adjoins a residential district, provided that driveways and off-street parking areas may be within 50 feet of a residential district."

Modification Requested:

It is requested that the yard requirement be measured from the zoning district boundary and not from the lot boundary.

8.	Section 711.7 MAXIMUM HEIGHT RESTRICTIONS

■
Ordinance Provision: "Other Buildings: 35 feet provided that a building may be erected to a maximum height of one hundred feet if it is set back from public streets or from lot tines that do not constitute boundaries of districts with lower maximum height restrictions, in addition to each of the required minimum yard dimensions, a distance of not less than two feet for each one foot of height that it exceeds the 35-foot limit."

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 8 of 12

Modification Requested:

This provision of the Zoning Ordinance requires increased setbacks for buildings in the PD-OP zone district if the height of the buildings exceed 35 feet. The applicant requests modification of this Ordinance provision to permit a uniform building setback line as follows:

•	If the right-of-way reduction is approved by VDOT, 20 feet from a 60 foot wide right-of-way
or
•	15 feet from a 70 foot wide right-of-way

9.	Section 711.9.3 MINIMUM LANDSCAPED OPEN SPACE

■
Ordinance Provision: "Minimum landscaped open space on any individual lot shall not be less than .20 times the land area of the lot. Such open space shall not be generally open to vehicles, and shall be landscaped and maintained in a manner appropriate to the park-like character of the district"

Modification Requested:

The applicant requests that modification of the landscaping provisions of the PD-OP district be permitted to include sidewalks, courtyards, terraces, and other paved open areas in the calculation of the minimum landscaped open space for any individual lot.

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 9 of 12

10.	Section 711.10 SITE PLANNING - EXTERNAL RELATIONSHIPS

■
Ordinance Provision: "Within any PD-OP districts, the site plan shall provide for safe, efficient, convenient and harmonious groupings of structures, uses and facilities, for appropriate relation to surrounding areas, and for smooth and convenient traffic flow within the district and at points of entry and exit. To promote park-like character within such districts, particular care should be taken to organize the landscaping plan in such a way as to maximize the visual effects of green spaces as seen from public ways. Landscaping or other devices shall be used to screen surrounding residential districts from undesirable views into the PD-OP districts and to screen the PD-OP districts from undesirable external exposures. In particular all service and loading areas shall be screened from view from public streets and from first floor windows in adjacent residential distncts. Parking areas for more than ten automobiles shall, insofar as reasonably possible, be screened from similar view by landscaping fences, walls or relation to buildings."

Modification Requested:

It is requested that this standard be modified to allow off-street parking spaces/structures in the required yard adjacent to a public or a private street and to provide on-street parking in the "Town Center" area which is buffered from the view of the residential uses in the PDH zone district adjacent to the PD-OP zone district The off-street parking spaces/structures will be located as follows:

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 10 of 12

60' RIGHT-OF-WAY*	70' RIGHT-OF-WAY
■Minimum 20-foot building setback from the property line and ■Minimum 28-foot building setback from the face of curb. *If the right-of-way reduction is Approved by VDOT.	■Minimum 15-foot building setback from the property line and ■Minimum 28-foot setback from the face of curb.

In the "Town Center" area of the PD-OP zone district, landscaping will be installed along the property line as generally shown on the Typical Town Center Commercial Street Sections Plan, Exhibit G.

12.                                      Section 711.10.1.1                                           ADJACENT TO PUBLIC STREETS

■
Ordinance Provision: "No portion of any building shall be erected closer than 35 feet to any public street. No off-street parking shall be permitted within 25 feet of any public street. At least two-thirds of the areas of yards thus provided shall be in landscaped open space."

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 11 of 12

Modification Requested:

The applicant requests that this section of the Zoning Ordinance be modified to provide for a uniform building setback in the "Town Center" as follows:

•	If the right-of-way reduction is approved by VDOT, 20 feet from a 60 foot wide right-of-way

or

•	15 feet from a 70 foot wide right-of-way

13.	Section 711.11	SITE PLANNING - INTERNAL RELATIONSHIPS -YARDS BETWEEN BUILDINGS

■
Ordinance Provision: "Where individual lots or building sites are provided for lease or sale, minimum distance between buildings on adjacent lots or building sites shall be 25 feet. Such yards may be used for driveways or parking, and covered entrances for passengers from automobiles may extend into such yards, but not closer than 5 feet to lot or building site lines. Covered walkways connecting buildings, or connecting buildings with parking areas, shall be permitted in such yards.

Where there is more than one building on an individual lot or building site, spacing between such buildings shall be as required for fire protection, but if space is left between buildings, it shall be at least 25 feet in minimum dimension. Covered walkways connecting buildings may traverse such space."

Exhibit C

Zoning Ordinance Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 12 of 12

Modification Requested:

The applicant requests a modification of this Zoning Ordinance requirement to eliminate setbacks between buildings, provided that location and design standards conform to fire codes.

EXHIBIT D Land Subdivision and Development Ordinance and Facilities Standards Manual Modifications Dulles Town Center (ZMAP 1990-0014)

The following modifications to the Land Subdivision and Development Ordinance ("LSDO") and the Facilities Standards Manual ("FSM") are proposed as part of the Dulles Town Center rezoning request.

1.	LSDO Section 1245.01	LOTS AND BUILDING AREAS

■	Ordinance Provision:

"(1)
The lot area, width, depth, shape, and orientation and the minimum building setback lines shall be appropriate for the location of the subdivision and for the type of development and use contemplated and in accordance with the lot arrangement, design, and shape, and shall be such that all lots provide sues for homes or buildings conforming to these regulations.

(2)	All lot sizes conform to the County Zoning Code. Lots shall not contain peculiarly shaped elongations solely to provide necessary square footage of area which would be unusable for normal purposes.

(3)	Except where otherwise specifically provided for in these regulations or in the Zoning Ordinance, all lots shall front on an existing or recorded public street dedicated by the subdivision plat

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 2 of 9

and maintained or designed and built to be maintained by the Virginia Department of Highways and Transportation.

(4)	The building setback lines shall conform to the requirements of the County Zoning Ordinance.

(5)	Double frontage or reversed frontage lots should be avoided except where essential to provide separation of residential development from streets or to overcome disadvantages of topography.

(6)
All remnants or outlots below the minimum size permitted remaining after subdividing a tract must be added to adjacent lots or common open space rather than remain as unbuildable or peculiarly shaped parcels not in keeping with the intent of these regulations."

Modifications Requested:

In accordance with the above-listed Zoning Ordinance modifications, it is requested that the minimum setback, frontage and street requirements be modified to provide for the development of the "Town Center" design (i.e., located in Land Bays E, F, G, H, I, J, K, L, M, N, 0, P, Q, R, S, and T) for the Dulles Town Center project

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 3 of 9

2.           LSDO Section 1245.05                                                      STREET IMPROVEMENTS

■	Ordinance Provisions

"(1) As to all street improvements:

(a)
The subdivider/developer shall lay out, grade, construct, and otherwise improve all streets designated on the approved plat or that directly serve the subdivision in accordance with the specifications in the Facilities Standards Manual and the standards of the Virginia Department of Highways and Transportation. For the purpose of this section, a street improvement shall be deemed to directly serve the subdivision or development when the need for such improvement is substantially generated by the proposed use.

(b)
The arrangement, character, extent, width, grade, and location of all streets and roads shall conform to the Comprehensive Plan of the County, shall be coordinated with other constructed or platted streets in such a manner to ensure coordination with other existing (constructed or platted) streets within and contiguous to the subdivision as to location, width, grade and drainage, and shall be designed and constructed in accordance with the specifications of the Virginia Department of Highways and Transportation and the specifications of these regulations and the Facilities Standards Manual."

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 4 of 9

Modifications Requested:

In accordance with the above-listed Zoning Ordinance modifications, it is requested that private streets be provided in the PD-OP and PDH-30 zone districts.

3.	FSM Section 4.200, 4.300	STREET FUNCTIONAL CLASSIFICATIONS AND STREET DESIGN STANDARDS

■	Ordinance Provisions

"All development projects shall recognize the functional street classifications as provided by the Comprehensive Plan of Loudoun County and/or by the plans of the Virginia Department of Transportation. The County recognizes a hierarchy of roads based on functional classification and encourages the development of routing options at each level. Broad categorization of this hierarchy includes: limited access highways, arterial roads, collector roads, and local streets. The main function of the higher category streets is the accommodation of through traffic. Lower category streets function to provide local access.

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 5 of 9

GENERAL CRITERIA:

1.	All streets shall conform to the design requirements set forth in this Chapter. Design shall be based upon projected traffic counts and functional street classification.

2.
For the purposes of this Manual, public streets shall be defined as roadways intended for inclusion in the Virginia Department of Transportation secondary road network. Public streets are to be designed to the standards of the Virginia Department of Transportation so that they may be maintained by the Virginia Department of Transportation. Unless specified by ordinance or the Board of Supervisors, all streets in Loudoun County shall be constructed as public streets.

3.
Only when so specified by ordinance or authorized by the Board of Supervisors may private streets be used in lieu of public streets. When private streets are intended for use by a specific subdivision, such streets shall be constructed and maintained within a legally recorded ingress/egress easement. Private streets shall be subject to a private maintenance agreement as specified in this section of the Facilities Standards Manual Authorization for public enforcement or an enforcement agreement is required to address policing needs.

4.	The methods and materials used for the construction of all streets, whether public or private, shall conform to the current Virginia Department of Transportation Road and Bridge Specifications,

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 6 of 9

except as contained in this manual or modified in writing by the Director and/or the Virginia Department of Transportation, as may be applicable.

5.
Standard roadway structures and elements shall conform to the current Virginia Department of Transportation Road and Bridge Standards, Volumes I and II, except as contained in this manual or modified by the Director.

6	Each street shall have a continuity of design throughout. Therefore, multiple or "step down" typical designs will not be acceptable.

7.	All construction plans shall be identified with a seal of a Professional Engineer licensed to practice in the State of Virginia, or related professional as may be licensed and approved by the State.

8.	For any new street construction which includes landscaping and is intended for inclusion in the secondary road system, a landscaping plan must to be approved by VDOT and the County.

9.	New public street construction must conform to the requirements of VDOT's subdivision street requirements."

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 7 of 9

Modifications Requested:

In accordance with the above-listed Zoning Ordinance modifications, it is requested that private streets be provided in the PD-OP and PDH-30 zone districts.

4.	FSM Section 4.110.9	PRELIMINARY TRANSPORTATION PLANNING: GENERAL REQUIREMENTS

■	Ordinance Provision:	"No more than 50 dwelling units in a subdivision shall obtain their access from a single point of access."

Modifications Requested:

In accordance with the above-listed Zoning Ordinance modifications, it is requested that this FSM standard be modified to permit up to 85 residential units to access a public street at any one entrance point.

5.	FSM Section 7.100	STREET AND SECURITY LIGHTING STANDARDS

■	Ordinance Provision:

"General Requirements

(1)
All subdivisions within planned development and residential areas with the lot frontage of 100 feet or less for single family dwellings and all multi-family dwelling units, shall have street and pedestrian

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 8 of 9
        walkway lighting installed in accordance with the standards of this chapter and those of the Virginia Department of Transportation.

(2)	An adequate lighting plan shall be submitted with all non-residential development projects.

(3)	A lighting plan shall be submitted as a part of the construction plans.

(4)	Safety lighting shall be provided by the applicant when deemed necessary by VDOT or Loudoun County.

Lighting Standards

(1)
Subdivision lighting of streets and sidewalks or pathways within or immediately adjacent to the dedicated right-of-way or private street easement shall be installed so as to meet the requirements of Paragraph II, Security Lighting Facilities, of the "Guide Policy for Roadway Lighting Facilities and Security Lighting Facilities" of the Virginia Department of Transportation.

(2)	Roadway lighting shall be provided as required by the Virginia Department of Transportation and/or Loudoun County.

(3)
Where pathway systems are away from the right-of-way or private street easement, they shall be lighted separately to a lighting level of 0.2 minimum average maintained horizontal footcandles value at any point on the walkway surface where the illuminating source

Exhibit D

Land Subdivision and Development Ordinance
and Facilities Standards Manual Modifications
for
DULLES TOWN CENTER

December 9, 1991	Page 9 of 9
        is at its lowest output and when the luminaire is in its dirtiest condition."

Modifications Requested:

It is requested that this section be modified such that all pathways which are away from rights-of-way would not be required to be lit.

EXHIBIT E

DULLES TOWN CENTER

ZMAP 90-0014
Transportation Phasing Plan
November 12, 1991
(Revised 12-7-91)

INTRODUCTION

The applicant has previously submitted a transportation study prepared by Callow Associates, Inc., indicating that the transportation system associated with ZMAP 90-0014 operates at an acceptable level of service upon buildout. Further analyses have been submitted which stipulate that the Applicant's proposed development may be accommodated within the proffered road system of ZMAP 90-0014 without the Algonkian Interchange.

 This amended transportation phasing plan has been prepared in response to Staff's concern to develop a traffic distribution plan associated with the Applicant's proposed development pursuant to ZMAP 90-0014. This plan is proposed only to distribute trips pursuant to development permitted under ZMAP 90-0014, and for no other purpose.

PHASING PLAN

Submitted with this plan is a November 6, 1991 memorandum prepared by Callow Associates, Inc., which analyses all Dulles Town Center traffic with the exception of the traffic generated by the mall. Even though it is outside of the ZMAP 90-0014 area, this study analyses the combination of the FLEX (90-0071) and the current application pursuant to Staff's request. Attachment I to this plan presents an ADT capacity of each access point proffered with ZMAP 90-0014.

Our plan proposes a trip distribution program as indicated in Attachment I. This attachment will serve as the base document to analyze the distribution of trips generated by development permitted by ZMAP 90-0014. An ongoing tabulation reflecting development trips will be maintained by the Applicant, and will be available to the County upon request.

Initially, trips will be calculated with each phase of development according with the equations contained in the ITE Trip Generation Manual (5th Edition), as follows:

TRIPS = (EXP(0.756*LN(A) + 3.765) + (EXP(1.024*LN(B) + 1.710) +
         (EXP(0.850*LN(C) + 2.565) + (EXP(0.625*LN(D) + 5.985) +
         (40.67*E) + (3.68*F+342.65); where:

      A = OFFICE SPACE (IN 1,000 GSF UNITS)

      B = RESIDENTIAL MULTIFAMILY UNITS (IN # OF UNITS)

      C = RESIDENTIAL TOWNHOUSE UNITS (IN # OF UNITS)

      D = RETAIL IN PD-CH (IN 1,000 GLA UNITS)

      E = RETAIL IN PDH-30 (IN 1,000 GLA UNITS)

      F = WAREHOUSE SPACE (IN 1,000 GSF UNITS)

All development will be placed into one of the above categories. ADT trips will be calculated using one of the above equations. The trips would then be redistributed to the "OPEN ACCESS" points in proportion to the ultimate capacity of the access points as previously determined in the Callow Associates memorandum of November 6, 1991. (Note: This distribution is for phasing purposes only and does not imply that 100% of the ultimate trip distribution equals 100% of available intersection or road capacity)

Proposed development would be deemed acceptable if the "used" capacity of all access points (or point) was less than 100%. If the analysis indicates that capacity to any access point exceeds 100%, it is then the Applicant's choice to either (1) open another access point, (2) temporarily suspend development, or (3) reduce the proposed development to a level commensurate with the 100% access capacity. When two or more access points are required to be opened by the phasing plan, they will be joined together by all or parts of 1 or more of the following roads: Atlantic Blvd., Nokes Blvd.(Route 638 Relocated), Dulles Center Blvd., City Center Blvd. or the Loudoun Tech Access Road, all as shown on Attachment II.

If for example, at a given phase of development, open access points are limited to the intersections of Dulles Center/Rt. 28 and Rt. 638/Rt. 28, then 32/50th (64%) of the traffic is distributed to the Rt. 638/Rt. 28 intersection and 18/50th (36%) would be distributed to the Dulles Center/Rt. 28 intersection. Since the calculated use of both intersections is less than 100%, the proposed development passes the phasing test. Attachment III presents. a hypothetical tabulation of this example.

The last point to address, is the use (if any), of the collector road between City Center and Loudoun Tech (Loudoun Tech Access Road). The November 6, 1991 analysis did not use this access point in arriving at operating capacities of the remaining access points. This assumption was made to reflect the fact that part of that road (within Loudoun Tech) remained unbuilt and unproffered at the time. However, John Callow has allocated a 4% bonus capacity to that access if it is completed. The bonus capacity is in addition to the 53,632 ADT trips otherwise permitted.

This is illegible document, which would be maintained by the Applicant, and available to the County for verifications, upon request.			DULLES TOWN CENTER TRANSPORTATION PHASING PLAN (ZMAP 90-0014)					9/29/19 13 05 Rev 12/8/91 21 46
ZONE	LAND USE	ITE REFERENCE	D.U.'S	FLOOR AREA (GROSS)	TRIP GENERATION (ITE 5th EDIT)	ULTIMATE TRIPS	TRIPS THIS PHASE	% OF TOTAL TRIPS

ZMAP 90-14
PD-OP	OFFICE	710			EXP(0 756*LN(X)+3 765)	19,964
PDCH	RETAIL-PDCH	820			EXP(0 625*LN(X)+5 985)	13,984
PDH-30	RETAIL-PDH-30	814			40.67*X	2,928
PDH-30	RESID - MULTIFAMILY	220			EXP(1 024*LN(X) + 1 710)	5,919
PDH-30	RESID - TOWNHOUSE	230			EXP(0 850*LN(X) + 2 565)	966
SPEX 90-71
PDIP	WAREHOUSE	150			3 68*X+342 65	3,298
PDIP	OFFICE	710			EXP(0 756*LN(X)+3 765)	6,573

	TOTAL		0	0		53,632	0

ACCESS POINTS	capacity	MAXIMUM TRIPS	PHASED ALLOCATION	REMAINING CAPACITY	% OF CAPACITY
ULTIMATE ACCESS POINTS (2010)

Intersection of Rt 638/Rt 28	32%	17,162	0
Ramps to/from Dulles Center/Rt 28	18%	9,654
Ramps to/from Atlantic Blvd/Rt. 7	16%	8,581
Intersection of City Center/Rt 7	19%	10,190
Rt. 638 to Loudoun Tech	15%	8,045	0

Subtotal	100%	53,632	0

BONUS ACCESS (if built, in addition to 53,632)

Spur from City Center to Ridgetop Circle	4%	2,145
(LOUDOUN TECH ACCESS ROAD)

Attachment I

Graphic
DULLES TOWN CENTER ROAD NETWORK	12/7/91

This illegible document, which includes a hypothetical example of development.	DULLES TOWN CENTER TRANSPORTATION PHASING PLAN (ZMAP 90-0014)	9/29/19 13 05 Rev. 12/8/91 22 04

ZONE	LAND USE	ITE REFERENCE	D.U.'S	FLOOR AREA (GROSS)	TRIP GENERATION (ITE 5th EDIT)	ULTIMATE TRIPS	TRIPS THIS PHASE	% OF TOTAL TRIPS

ZMAP 90-14
PD-OP	OFFICE	710		500,000	EXP(0.756*LN(X)+3.765)	19,964	4,737	23 7%
PDCH	RETAIL-PDCH	820		98,000	EXP(0.625*LN(X)+5.985)	13,984	6,979	49 9%
PDH-30	RETAIL-PDH-30	814			40 67*X	2,928
PDH-30	RESID - MULTIFAMILY	220			EXP(1 024*LN(X)+1.710)	5,919
PDH-30	RESID- TOWNHOUSE	230			EXP(0.850*LN(X)+2.565)	966
SPEX 90-71
PDIP	WAREHOUSE	150		100,000	3 68*X+342 65	3,298	711	21 5%
PDIP	OFFICE	710			EXP(0 756*LN(X)+3 765)	6.573

	TOTAL		0	698,000		53,632	12,427	23.2%

ACCESS POINTS	CAPACITY	MAXIMUM TRIPS	PHASED ALLOCATION	REMAINING CAPACITY	% OF CAPACITY
ULTIMATE ACCESS POINTS (2010)

Interaction of Rt 638/Rt 28	32%	17,162	7,953	9.209	*46 3%
Ramps to/from Dulles Center/Rt 28	18%	9,654	4,474	5,180	*46 3%
Ramps to/from Atlantic Blvd/Rt. 7	16%	8,581
Intersection of City Center/Rt 7	19%	10,190
Rt. 638 to Loudoun Tech	15%	8,045

Subtotal	100%	53,632	12,427		23 2%

BONUS ACCESS (if built, in addition to 53,632)			* Since these capacities are less than 100%, development under this phase would be permitted. The two Intersections would be connected by parts of Dulles Center, Atlantic and Nokes Blvds.

Spur from City Center to Ridgetop Circle	4%	2,145
(LOUDOUN TECH ACCESS ROAD)

Attachment III

GRAPHIC

TYPICAL TOWN CENTER COMMERCIAL STREET
(PUBLIC AND PRIVATE)

GRAPHIC

TYPICAL RESIDENTIAL STREET
(PUBLIC AND PRIVATE)

SECTIONS	Exhibit F
DULLES TOWN CENTER

GRAPHIC

DULLES TOWN CENTER

LOUDOUN • LSJJ PARTNERSHIP

SASAKI ASSOCIATES, INC
OCTOBER 1, 1991

EXHIBIT G. SECTION THROUGH TOWN CENTER COMMON AREA

FRXLIB-535778.1-BFTOMPKI

EXHIBIT H

Form of Pre-Emptive Option Agreement

FRXLIB-535778.1-BFTOMPKI

Reed Smith Draft 3/14/2008
AFTER RECORDING,
PLEASE RETURN TO:

 PREEMPTIVE OPTION AGREEMENT

THIS PREEMPTIVE OPTION AGREEMENT (this “Agreement”) is made and entered into as of __________, 200__ (the “Effective Date”), by and between (i) NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (“CFC”), a District of Columbia cooperative association, and (ii) DTC PARTNERS, LLC. (“DTC”), a Virginia limited liability company.

RECITALS

A.           Concurrently with the signing and delivery of this Agreement, DTC is conveying the CFC Parcel to CFC.

B.           CFC has agreed to grant to DTC certain preemptive options with respect the future sale of the CFC Parcel.

NOW, THEREFORE, in order to induce DTC to sell and convey the CFC Parcel to CFC, and in consideration thereof, CFC and DTC hereby agree as follows

1.           Defined Terms.  As used in this Agreement, the following terms have the respective meanings set forth below:

Affiliate:  When used with reference to any Person, shall mean any Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person (the term “control” for this purpose, shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managers of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of 50% or more of the equity interests).  In the case of CFC, Affiliate shall also mean any member of CFC and any entity, the accounts of which will be or are consolidated with those of CFC in its consolidated financial statements.

Ancillary Parcel:  The area of the CFC Parcel identified as such on Exhibit A (Sheet 2 of 3 and Sheet 3 of 3).

Business Day:  Any day of the week other than a Saturday, a Sunday or a day on which banking institutions in Washington, D.C. are obligated or authorized by law to close.

CFC Parcel:  The parcel of real property located in Loudoun County, Virginia, which is more particularly described in Exhibit A (Sheet 3 of 3) to this Agreement, together the buildings, fixtures and other improvements from time to time located thereon.

CFC Parcel Owner:  CFC and each successive owner of fee simple title in and to the CFC Parcel during the period of CFC’s and such successive owner’s ownership of the CFC Parcel.

Decision Period:  The period of 20 Business Days beginning on (but not including) the Business Day on which DTC actually receives a Proposed Sale Notice pursuant to Section 3(a) or the period of 20 Business Days beginning on (but not including) the Business Day on which DTC actually receives a Third Party Offer pursuant to Section 4(a), as the case may be.

Economic Terms of Sale:  All material economic terms of the proposed purchase transaction, including the purchase price of all or any part of the CFC Parcel proposed to be sold, the downpayment and the terms of payment of the purchase price and, if the entire purchase price is not to be paid in cash or current funds at the closing, the terms of payment of the balance of the purchase price; the interest on and security (if any) for any deferred purchase price; the buyer’s feasibility or study period (if any); the date of closing of the purchase and sale transaction; provisions for payment of the transfer and recording taxes, revenue stamps and recording taxes payable in connection with the recording of the deed; any other provisions for the payment of money by the buyer to the CFC Parcel Owner; the type of deed to be delivered at the closing; a general description of the representations and warranties to be given by the CFC Parcel Owner; and a general description of the conditions of closing.

Governmental Authority:  Any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having or acquiring jurisdiction over the Property or the management, operation, use or improvement thereof.

Headquarters Building Parcel:  The area of the CFC Parcel identified as such on Exhibit A (Sheet 1 of 3).

Institutional Lender:  A commercial or savings bank, savings and loan association, pension fund, insurance company, endowment fund or trust, real estate investment trust, government agency, or quasi-governmental agency, such as a board, bureau, authority or commission of any federal, state or local government, any corporation established by or for the benefit of any federal, state or local governmental agency or authority, any asset manager or investment advisor acting on behalf of any such entity, any entity composed of one or more of the foregoing, or any other Person regularly engaged in the business of making loans secured by first Mortgages on income-producing real property.

Mortgage:  A mortgage, deed of trust or other type of security instrument of the type commonly given to secure loans or advances on, or the unpaid purchase price of, real property in the jurisdiction in which such real property is located.

Option Period:  The period beginning on the Effective Date and ending on the twentieth (20th) anniversary of the date of this Agreement.

Person: An individual, estate, trust, partnership, corporation, Governmental Authority or other legal entity.

Phase 1 Building:  The building identified as the "Phase 1 Building" on Sheet 1 of 3 of Exhibit A.

Pre-Emptive Option Parcel.  The area of the CFC Parcel identified as such on Exhibit A (Sheet 2 of 3) as to the Option Parcel and Sheet 3 of 3 as to the Option 2 Parcel.

Preemptive Purchase Option:   DTC’s options to purchase the CFC Parcel pursuant to Section 3 and Section 4.

Publicly-Held Entity:  A corporation or other business entity whose shares or equity interests are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Third Party Offer:  A written offer to purchase the CFC Parcel which (i) is for a specified price, (ii) made by a financially responsible Person, identified therein by name and address, who reasonably appears capable of complying with the terms of the Third Party Offer and who is unrelated, directly or indirectly, to CFC Parcel Owner, (iii) contains all material terms and conditions of the proposed purchase and sale, (iv) is in a form legally enforceable against the Person who makes the Third Party Offer, and (v) does not contain terms or conditions which DTC, for reasons other than its financial condition, is not reasonably capable of performing, such as payment in a specific form of property (such as corporate stock or a unique or specific item or class of property) not readily available to DTC or for which no recognized or adequate public market exists.  The Third Party Purchaser shall be deemed to be "unrelated" only if it is not an Affiliate of the CFC Parcel Owner and there is no arrangement of any kind whereby the CFC Parcel Owner, directly or indirectly, will be financially interested in the ownership of the CFC Parcel, or any interest therein, after the sale of the CFC Parcel.

Third Party Purchaser:  The Person who makes a Third Party Offer.

2.           Restriction on Sale.

(a)           Except as otherwise provided in the next sentence, CFC agrees that, during the period beginning on the Effective Date and ending on the tenth (10th) anniversary of the Effective Date, it shall not sell or convey to any Person (other than an Affiliate of CFC or DTC) any part of the CFC Parcel.  This restriction shall not apply to (i) the sale of the Headquarters Building Parcel after the construction of the Phase 1 Building has been completed (as evidenced by the issuance by the applicable

Governmental Authority of a certificate of occupancy), (ii) the sale of the Ancillary Parcel in conjunction with the sale of the Headquarters Building Parcel after the completion of construction of the Phase I Building, or (iii) the sale of the Ancillary Parcel after the completion of construction of a building thereon (as evidenced by the issuance by the applicable Governmental Authority of a certificate of occupancy).  Any Affiliate of the Purchaser who purchases all or any part of the CFC Parcel from  CFC shall be subject to the same restrictions on sale as CFC.

(b)           After the tenth (10th) anniversary of the Effective Date, CFC’s or an Affiliate’s right to sell any part of the CFC Parcel shall be subject to Seller’s rights Section 3 and Section 4.

3.           DTC’s Right of First Offer on Sale.

(a) DTC’s First Right to Purchase CFC Parcel.  Except as otherwise provided in Section 5, if at any time or from time to time during the Option Period, the CFC Parcel Owner intends to sell all or any part of the CFC Parcel, the CFC Parcel owner shall promptly deliver notice to DTC of its intention to sell (a “Proposed Sale Notice”).  The Proposed Sale Notice shall identify the part (or all) of the CFC Parcel proposed to be sold (the “Proposed Sale Parcel”) and shall include a statement setting forth the Economic Terms of Sale on which the CFC Parcel Owner would be willing to sell the Proposed Sale Parcel.  DTC shall have the right during the Decision Period to notify the CFC Parcel Owner of its desires to purchase the Proposed Sale Parcel in accordance with the Economic Terms contained in the Proposed Sale Notice.  If DTC so notifies the CFC Parcel Owner within the Decision Period, DTC and the CFC Parcel Owner shall, during the 30-day period beginning on the last day of the Decision Period, use good faith commercially reasonable efforts to negotiate and sign a definitive contract for purchase and sale of the Proposed Sale Parcel on the Economic Terms contained in the Proposed Sale Notice and such other terms and conditions as they may agree on, but if they are unable to do so then Section 3(b) shall apply.  The CFC Parcel Owner and DTC shall use commercially reasonable efforts to close the purchase and sale transaction within forty-five (45) days after the execution of the definitive contract for purchase and sale of the CFC Parcel.

(b) CFC Parcel Owner’s Right to Sell.  If (i)  DTC does not timely notify the CFC Parcel Owner within the Decision Period of its desire to purchase the Proposed Sale Parcel pursuant to Section 3(a), or (ii) DTC timely notifies the CFC Parcel Owner within the Decision Period of DTC’s desire to purchase the Proposed Sale Parcel pursuant to Section 3(a), but DTC and the CFC Parcel Owner are thereafter unable to agree upon the full terms of, and to sign, a definitive contract for the purchase and sale of the Proposed Sale Parcel within the 30-day period referred to in Section 3(a), the CFC Parcel Owner shall thereafter have the right to enter into a definitive contract with any other Person (other than an Affiliate of the CFC Parcel Owner), as purchaser, for the purchase and sale of the Proposed Sale Parcel, but the contract with the other Person (i) may not provide for a purchase price that is less than an amount equal to the quotient obtained by dividing (x) the purchase price specified in the Proposed Sale Notice, by (y) ninety one-hundredths (.90), (ii) may not contain any other Economic Terms of Sale that are more favorable to the other Person, in any material respect, than the Economic Terms of Sale included in the Proposed Sale Notice, and (iii) shall provide that the purchase and sale of the Proposed Sale Parcel must be consummated not later than the earlier to occur of (x) one (1) year after the expiration of the Decision Period or (y) one hundred eighty (180) days after the date of the contract with the other Person.  If the CFC Parcel Owner’s sale of the Proposed Sale Parcel is not consummated within the period specified in the preceding sentence, the CFC Parcel Owner may not thereafter sell the Proposed Sale Parcel to any Person (including the Person who was the purchaser under the definitive contract) without first complying with the provisions of this Section.  Within five Business Days after the CFC Parcel Owner enters into a definitive contract with the other Person, the CFC Parcel Owner shall deliver a complete and correct copy of such contract to DTC.

(c)           Termination.  If (i) DTC does not timely notify the CFC Parcel Owner within the Decision Period of its desire to purchase the Proposed Sale Parcel pursuant to Section 3(a), or (ii) DTC timely notifies the CFC Parcel Owner within the Decision Period of DTC’s desire to purchase the Proposed Sale Parcel pursuant to Section 3(a), but DTC and the CFC Parcel Owner are thereafter unable to agree upon the full terms of, and to sign, a definitive contract for the purchase and sale of the Proposed Sale Parcel within the 30-day period referred to in Section 3(a), and if the CFC Parcel Owner consummates the sale of the Proposed Sale Parcel pursuant to Section 3(b), DTC’s right to purchase the Proposed Sale Parcel pursuant to this Agreement shall terminate.

4.           DTC’s Right of First Refusal on Sale.

(a)           DTC’s Right to Purchase.  Except as otherwise provided in Section 4(c) and Section 5, if at any time or from time to time during the Option Period, the CFC Parcel Owner receives a Third Party Offer for the purchase of all or any part of the CFC Parcel which the CFC Parcel Owner intends to accept (the “Proposed Sale Parcel”), the CFC Parcel Owner shall promptly notify DTC of its receipt of the Third Party Offer (a “Sale Notice”).  The Sale Notice shall be accompanied by a complete copy of the Third Party Offer and, unless the Third Party Purchaser is a Publicly-Held Entity, a certification signed by the Third Party Purchaser identifying all Persons who own more than five percent (5%) of its voting stock, in the case of a corporation, or more than five percent (5%) of the interests in its capital or profits, or both, in the case of a partnership, limited liability company or other business entity.  The delivery of a Sale Notice shall constitute a representation and warranty by the CFC Parcel Owner to DTC that the Third Party Offer is bona fide in all respects.  DTC shall have the right during the Decision Period to notify the CFC Parcel Owner of its intention to purchase the Proposed Sale Parcel in accordance with the terms and conditions of the Third Party Offer.  If DTC so notifies the CFC Parcel Owner within the Decision Period, the CFC Parcel Owner and DTC shall, within 15 Business Days after the end of the Decision Period, enter into a definitive contract for the purchase and sale of the Proposed Sale Parcel on the same terms and conditions as those contained in the Third Party Purchase Offer; except that the purchase price payable by DTC shall be equal to ninety percent (90%) of the purchase price specified in the Third Party Offer.

(b)           CFC Parcel Owner’s Right to Sell to Third Party Purchaser.  If DTC does not notify the CFC Parcel Owner of its intention to purchase the Proposed Sale Parcel within the Decision Period, the CFC Parcel Owner shall have the right to sell the Proposed Sale Parcel to (or to an Affiliate of) the Third Party Purchaser, but the sale must be consummated within the time specified in, and otherwise strictly in accordance with the terms of, the Third Party Offer.  If the sale is not consummated within the time specified in the Third Party Offer, any subsequent sale of the Proposed Sale Parcel to the Third Party Purchaser or to any other Person on the same or other terms and conditions must comply again with all the terms and provisions of Section 3 and this Section 4.

(c)           Special Exception.  Section 4(a) shall not apply to the CFC Parcel, or any part thereof, with respect to which CFC has previously delivered a Proposed Sale Notice to CFC and otherwise complied with the provisions of Section 3(a).

(d)           Termination.  If (i) DTC does not timely notify the CFC Parcel Owner within the Decision Period of its desire to purchase the Proposed Sale Parcel in accordance with the terms of the Third Party Offer pursuant to Section 4(a) or (ii) DTC timely notifies the CFC Parcel Owner within the Decision Period of its desire to purchase the Proposed Sale Parcel pursuant to Section 4(a), but fails to enter into a contract or thereafter settle in accordance with the terms of such Third Party Offer, DTC’s right to purchase the Proposed Sale Parcel pursuant to this Agreement shall terminate.

5.           Exceptions.  Section 3(a) and Section 4(a) shall not apply to (i) a sale by CFC to an Affiliate of CFC, but shall apply to any subsequent sale by such Affiliate unless one of the other exceptions in this Section applies to such Affiliate’s sale, (ii) a sale of the CFC Parcel pursuant to a foreclosure of a Mortgage by an Institutional Lender, (iii) a deed by the CFC Parcel Owner to a Mortgagee who is an Institutional Lender (or its Affiliate) in lieu of foreclosure of the Institutional Lender’s Mortgage, (iv) the sale of the CFC Parcel made by the Mortgagee referred to in clause (ii) or clause (iii) (or its Affiliate) after it acquires the CFC Parcel by foreclosure or a deed in lieu of foreclosure, (v) any subsequent sale of the CFC Parcel by any Person who purchases or acquires the CFC Parcel pursuant to a foreclosure sale or a deed in lieu of foreclosure, (vi) the sale of the Headquarters Building Parcel after the construction of the Phase 1 Building has been completed (as evidenced by the issuance by the applicable Governmental Authority of a certificate of occupancy), (vii) the sale of the Ancillary Parcel in conjunction with the sale of the Headquarters Building Parcel after the completion of construction of the Phase I Building, or (viii) the sale of the Ancillary Parcel after the completion of construction of a building thereon (as evidenced by the issuance by the applicable Governmental Authority of a certificate of occupancy).

6.           Entire Agreement.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof, all prior negotiations between the parties are merged by this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth.

7.           Benefit and Burden.  All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective personal representatives, heirs,

successors and assigns of the parties hereto.  The Preemptive Purchase Option shall be a covenant running with the land which shall be binding on CFC and each successive CFC Parcel Owner and shall inure to the benefit of DTC and its successors in interest and assigns.

8.           Governing Law.  This Agreement is intended to be performed in the Commonwealth of Virginia and shall be construed and enforced in accordance with the laws of such jurisdiction.

9.           Notices.

(a)           Manner of Giving Notice.  Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “Notices” and referred to singly as a “Notice”) which the CFC Parcel Owner or DTC is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if

(1)           personally delivered with proof of delivery thereof (any Notice so delivered shall be deemed to have been received at the time so delivered),

(2)           sent by Federal Express (or other similar overnight courier) designating early morning delivery (any Notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier), or

(3)           sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any Notice so sent shall be deemed to have been received two days after mailing in the United States).

(b)           Addresses for Notices.  All Notices shall be addressed to the parties at the following addresses:

(1)           if to the CFC Parcel Owner:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia  20171
Attention:  Mr. Joseph Siekierski
FAX No. (703) 709-6777

with a copy to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia  20171
Attention:  General Counsel
FAX No. (703) 709-6811

(2)           if to DTC:

DTC Partners, LLC
c/o Lerner Enterprises, LLC
Suite ______
2000 Tower Oaks Boulevard
Rockville, Maryland 20852
Attention:  Mr. Arthur N. Fuccillo
FAX No. (301) 770-0144

with a copy to:

DTC Partners, LLC
c/o Lerner Enterprises, LLC
2000 Tower Oaks Boulevard
Suite _____
Rockville, Maryland 20852
Attention:  Mr. Mark D. Lerner
FAX No. (301) 770-0144

Either party may, by Notice given pursuant to this Section, change the Person or Persons and/or address or addresses, or designate an additional Person or Persons or an additional address or addresses, for its Notices, but Notice of a change of address shall only be effective upon actual receipt.  The CFC Parcel Owner and DTC each agrees that it will not refuse or reject delivery of any Notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any Notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)           Notice Given by Counsel.  All Notices that are required or permitted to be given under this Agreement may be given by the parties hereto or by their respective counsel, who are hereby authorized to do so on the parties’ behalf.

(d)           Special Provisions Applicable to Sale Notice.  Each Sale Notice delivered by the CFC Parcel Owner to DTC shall, in addition to the other requirements of this Agreement, contain the following  legend in bolded type, in a font at least 12 pica in size, at the top of the first page:

“THE RECIPIENT OF THIS NOTICE HAS A VALUABLE OPTION TO PURCHASE REAL PROPERTY WHICH MUST BE EXERCISED, IF AT ALL, WITHIN 20 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE”

10.           Partial Invalidity.  If any term or provision of this Agreement or the application thereof to any Persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.           Termination.  Upon termination of DTC’s rights pursuant to Section 3(c) or Section 4(d) with respect to a particular Proposed Sale Parcel, DTC agrees to execute and deliver to the CFC Parcel Owner , without cost to the CFC Parcel Owner, a statement (properly executed, acknowledged and in recordable form) confirming the termination of its rights with respect to the Proposed Sale Parcel and a release of any right DTC may have to purchase the Proposed Sale Parcel pursuant to this Agreement.  The absence of such an instrument shall not affect the termination of such DTC’s rights.

12.           Estoppel Certificate.  Any Person burdened and/or benefited by this Agreement (a “Requested Party”) shall, from time to time, within fifteen (15) days after request from any other Person burdened or benefited by this Agreement (a “Requesting Party”), or from any mortgagee or beneficiary of any deed of trust of a Requesting Party (a “mortgagee”) or lessor of a Requesting Party, or Person who may be a prospective purchaser of the property benefited or burdened by this Agreement, execute, acknowledge and deliver an estoppel certificate provided by the Requesting Party certifying, to the extent true, that this Agreement is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); the status of DTC’s rights under Section 3 and Section 4, including any termination of the same; whether or not there is any default hereunder and such other matters as may be reasonably requested by the Requesting Party or any mortgagee, lessor or prospective purchaser of the Requesting Party.  Any such certificate may be relied upon by the Requesting Party, or any mortgagee, lessor or prospective purchaser of the Requesting Party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:

Name:

Title:

COUNTY OF _____________________)
                                                                 )  ss:
STATE OF _________________ _____)

On this              day of ___________, 200__, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally came _________________, the ___________, of National Rural Utilities Cooperative Finance Corporation., known to me to be the individual who executed the foregoing and annexed Agreement on behalf of said corporation, and being duly sworn acknowledged the same to be the act and deed of said corporation.

WITNESS my hand and Notarial Seal.

________________________________
Notary Public

My Commission expires:

DTC PARTNERS, LLC

By Lerner Enterprises, LLC, its
Authorized Manager

By:

Name:

Title: Manager

COUNTY OF _____________________)
                                                                 )  ss:
STATE OF _________________ _____)

On this              day of ___________, 200__, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally came _________________, the ___________, of National Rural Utilities Cooperative Finance Corporation., known to me to be the individual who executed the foregoing and annexed Agreement on behalf of said corporation, and being duly sworn acknowledged the same to be the act and deed of said corporation.

WITNESS my hand and Notarial Seal.

________________________________
Notary Public

My Commission expires:

EXHIBIT A

CFC Parcel